Exhibit 4.1

FLOWERS FOODS, INC.

401(k) RETIREMENT SAVINGS PLAN

(As amended and restated effective as of January 1, 2010)

As amended through December 17, 2013

FLOWERS FOODS, INC.

401(k) RETIREMENT SAVINGS PLAN

TABLE OF CONTENTS

PREAMBLE		1

ARTICLE I	DEFINITIONS	2

1.1	Account	2
1.2	ACP Contributions	2
1.3	Actual Deferral Percentage	2
1.4	ADP Contributions	2
1.5	Allocation Participant	2
1.6	Annual Additions	2
1.7	Average Actual Deferral Percentage	2
1.8	Average Contribution Percentage	2
1.9	Beneficiary	2
1.10	Benefit Commencement Date	2
1.11	Code	2
1.12	Company	3
1.13	Company Basic Contributions	3
1.14	Company Basic Contributions Account	3
1.15	Compensation	3
1.16	Contribution Percentage	4
1.17	Controlled Group	5
1.18	Defined Contribution Dollar Limitation	5
1.19	Determination Date	5
1.20	Disabled	5
1.21	Effective Date	5
1.22	Election	5
1.23	Election Period	5
1.24	Elective Contributions	5
1.25	Elective Contributions Account	5
1.26	Elective Deferrals	5
1.27	Eligibility Computation Period	6
1.28	Eligible Employee	6
1.29	Eligible Highly Compensated Employee	6
1.30	Eligibility Service	6
1.31	Employee	7
1.32	Employer	7
1.33	Employment Commencement Date	7
1.34	Entry Date	7
1.35	ERISA	7
1.36	Excess Amount	7

1.37	Excess Deferrals	7
1.38	Forfeitable Account	8
1.39	Highest Average Compensation	8
1.40	Highly Compensated Employee	8
1.41	Highly Compensated Participant	9
1.42	Hours of Service	9
1.43	Key Employee	11
1.44	Leased Employee	11
1.45	Limitation Year	12
1.46	Matching Elective Contributions	12
1.47	Matching Elective Contributions Account	12
1.48	Nonforfeitable Accounts	12
1.49	Maximum Permissible Amount	12
1.50	Normal Retirement Age	12
1.51	Normal Retirement Date	12
1.52	One-Year Break in Service	12
1.53	One-Year Period of Severance	12
1.54	Participant	12
1.55	Period of Service	13
1.56	Period of Severance	13
1.57	Permissive Aggregation Group	13
1.58	Plan	13
1.59	Plan Administrator	13
1.60	Plan Year	13
1.61	Present Value	13
1.62	Qualified Matching Contributions	13
1.63	Qualified Matching Contributions Account	13
1.64	Qualified Nonelective Contributions	13
1.65	Qualified Nonelective Contributions Account	13
1.66	Qualified Spousal Waiver	14
1.67	Reemployment Commencement Date	14
1.68	Required Aggregation Group	14
1.69	Required Beginning Date	14
1.70	Rollover Contributions	14
1.71	Rollover Contributions Account	14
1.72	Self-Employed Individual	14
1.73	Severance from Service Date	14
1.74	Spouse	15
1.75	Surviving Spouse	15
1.76	Top-Heavy Plan	15
1.77	Top-Heavy Ratio	15
1.78	Trust	15
1.79	Trust Agreement	15
1.80	Trust Fund	15
1.81	Trustee	15
1.82	Valuation Date	15

1.83	Vesting Computation Period	16
1.84	Year of Vesting Service	16

ARTICLE II	ELIGIBILITY FOR PARTICIPATION	17

2.1	Initial Attainment of Participation Status	17
2.2	Reemployment of Former Employees	18
2.3	Reemployment of Former Participants	18
2.4	Transfers to/from Eligible Class	18

ARTICLE III	CONTRIBUTIONS AND ALLOCATIONS	19

3.1	Employer Contributions	19
3.2	Employee Contributions — Rollover Contributions	22
3.3	Time of Payment of Contributions	23
3.4	Return of Contributions	23
3.5	Provisions Regarding Elective Contributions	24
3.6	Limitation of Elective Deferrals	27
3.7	Limitation of Employee and Employer Matching Contributions	30
3.8	Corrections Required by Discrimination Tests	32
3.9	Discretionary Cutbacks to Satisfy Discrimination Tests	34
3.10	401(k)/401(m) Testing Provision	34

ARTICLE IV	LIMITATION ON ALLOCATIONS	36

4.1	General Rules	36
4.2	Applicable Definitions	37

ARTICLE V	VESTING IN ACCOUNTS	41

5.1	Vesting of Nonforfeitable Accounts	41
5.2	Vesting of Forfeitable Account	41
5.3	Forfeitures	45
5.4	Reemployed Former Employees	45
5.5	Years of Vesting Service Disregarded	45
5.6	Vesting Upon Termination	45
5.7	Family and Medical Leave Act	46

ARTICLE VI	ACCOUNTS AND INVESTMENTS	47

6.1	Separate Accounts	47
6.2	Investment of Trust Fund	48
6.3	Trustee’s Reliance	49

ARTICLE VII	ALLOCATION OF EARNINGS AND LOSSES TO ACCOUNTS OF PARTICIPANTS	50

7.1	Allocations of Trust Fund Earnings and Losses	50

ARTICLE VIII	PAYMENT OF BENEFITS	51

8.1	Time of Payment of Benefits	51
8.2	Benefits Upon Death	52
8.3	Form of Payment of Benefits	54

8.4	Valuation of Accounts for Payments	54
8.5	Forfeitures	55
8.6	Benefit Payment Commencement	55
8.7	Notice and Consent Requirements	56
8.8	Restrictions on Elective Contributions	57
8.9	Payments to Alternate Payees	57
8.10	Hardship Distributions of Elective Contributions	58
8.11	Loan of Account Balances to Participants	60
8.12	Rollover Distribution Election	64
8.13	Provision Pursuant to Code Section 401(a)(9)	66
8.14	Distributions After Attainment of Age 59 1⁄2	72
8.15	Distributions from Rollover Contributions Account	72
8.16	Certain Automatic Rollovers	72
8.17	Qualified Reservist Distributions	73

ARTICLE IX	THE TRUST FUND AND THE TRUSTEE	74

9.1	Existence of Trust	74
9.2	Exclusive Benefit Rule	74
9.3	Removal or Resignation of Trustee	74
9.4	Powers of Trustee	74
9.5	Integration of Trust Agreement	74
9.6	Records and Accounts	74
9.7	Annual Reports	75
9.8	Collective or Pooled Investment Trusts	75

ARTICLE X	ADMINISTRATION	76

10.1	Allocation of Responsibility	76
10.2	Administrative Expenses	76
10.3	Plan Administrator Powers and Duties	76
10.4	Records and Reports	76
10.5	Reporting and Disclosure	76
10.6	Named Fiduciary	76
10.7	Administrator	76
10.8	Interpretation of the Plan and Findings of Facts	77
10.9	Bonding, Insurance and Indemnity	77

ARTICLE XI	AMENDMENT, TERMINATION, MERGER, CONSOLIDATION AND ADOPTION	79

11.1	Permanency of Plan	79
11.2	Right to Amend Plan	79
11.3	Right to Terminate Plan	80
11.4	Termination of Participation in Plan by Employer other than Company	81
11.5	Merger, Consolidation, or Transfer of Assets	81
11.6	Adoption of Plan by Controlled Group Members	82

ARTICLE XII	GENERAL PROVISIONS	84

12.1	Participant’s Rights to Employment, Etc.	84

12.2	No Guarantee of Interests	84
12.3	Standard of Conduct	84
12.4	Allocation of Duties	84
12.5	Claims Procedure	85
12.6	Nonalienation or Assignment; QDRO’s	88
12.7	Plan Continuance Voluntary	90
12.8	Payments to Minors and Others	90
12.9	Location of Payee; Unclaimed Benefits	90
12.10	Governing Law	90
12.11	Correction of Participants’ Accounts	90
12.12	Action of Employer and Plan Administrator	91
12.13	Employer Records	91
12.14	Gender and Number	91
12.15	Headings	91
12.16	Liability Limited	91
12.17	Prohibited Discrimination	91
12.18	Legal References	91
12.19	Military Service	91
12.20	Electronic Means of Communication	91
12.21	Plan Conversions	92

ARTICLE XIII	SPECIAL RULES APPLICABLE TO TOP HEAVY PLAN YEARS	93

13.1	Top-Heavy Provisions	93
13.2	Top-Heavy Special Definitions	94

APPENDIX I	SPECIAL PROVISIONS RELATING TO ANNUITY PAYMENTS	98

1.1	Forms of Benefit for Certain Accounts	98
1.2	Annuities	99
1.3	Death On or After Benefit Commencement Date	99
1.4	Valuation of Accounts for Payments	99
1.5	Definitions	100

APPENDIX II	SPECIAL PROVISIONS REGARDING MERGER OF THE MRS. BOEHME’S HOLSUM BAKERY, INC. 401(K) RETIREMENT PLAN WITH AND INTO THE PLAN	101

2.1	General Provisions	101
2.2	Separate Accounting	101
2.3	Transfer of Plan Assets	101
2.4	Conditions for Merger and Transfer	101
2.5	Forms of Benefits for Boehme’s Accounts	102
2.6	Benefits Upon Death	103
2.7	Vesting	103
2.8	In-Service Withdrawals	103
2.9	Hours of Service	104

v

APPENDIX III	SPECIAL PROVISIONS REGARDING MERGER OF THE HOLSUM BAKING COMPANY RETIREMENT PLAN WITH AND INTO THE PLAN	105

3.1	General Provisions	105
3.2	Separate Accounting	105
3.3	Transfer of Plan Assets	106
3.4	Conditions for Merger and Transfer	106
3.5	Additional Forms of Benefit for Holsum Accounts	106
3.6	Vesting	106
3.7	In-Service Withdrawals	106
3.8	Hours of Service	107

APPENDIX IV	SPECIAL PROVISIONS REGARDING MERGER OF THE SHIPLEY BAKING COMPANY 401(K) RETIREMENT PLAN AND TRUST WITH AND INTO THE PLAN	108

4.1	General Provisions	108
4.2	Separate Accounting	108
4.3	Transfer of Plan Assets	108
4.4	Conditions for Merger and Transfer	109
4.5	Additional Forms of Benefit for Shipley Accounts	109
4.6	Benefits Upon Death	110
4.7	Vesting	110
4.8	In-Service Withdrawals	110
4.9	Hours of Service	111

APPENDIX V	SPECIAL PROVISIONS REGARDING MERGER OF THE FRANKLIN BAKING COMPANY, INC. PROFIT SHARING PLAN AND THE FRANKLIN BAKING COMPANY, INC. 401(K) RETIREMENT SAVINGS PLAN WITH AND INTO THE PLAN	112

5.1	General Provisions	112
5.2	Separate Accounting	112
5.3	Transfer of Plan Assets	112
5.4	Conditions for Merger and Transfer	113
5.5	Additional Forms of Benefit for Franklin Accounts	113
5.6	Vesting	113
5.7	In-Service Withdrawals	113
5.8	Hours of Service	113

APPENDIX VI	SPECIAL PROVISIONS REGARDING MERGER OF THE PIES, INC. RETIREMENT SAVINGS PLAN WITH AND INTO THE PLAN	114

6.1	General Provisions	114
6.2	Separate Accounting	114
6.3	Transfer of Plan Assets	114
6.4	Conditions for Merger and Transfer	114
6.5	Vesting	115

6.6	In-Service Withdrawals	115
6.7	Hours of Service	115

APPENDIX VII	SPECIAL PROVISIONS REGARDING MERGER OF THE HOME BAKING COMPANY, INC. AMENDED AND RESTATED 401(K) PROFIT SHARING PLAN AND TRUST WITH AND INTO THE PLAN	116

7.1	General Provisions	116
7.2	Separate Accounting	116
7.3	Transfer of Plan Assets	116
7.4	Conditions for Merger and Transfer	117
7.5	Additional Forms of Benefit for Home Baking Accounts	117
7.6	Vesting	117
7.7	In-Service Withdrawals	118
7.8	Hours of Service	118

APPENDIX VIII	SPECIAL PROVISIONS REGARDING MERGER OF THE IDEAL BAKING 401(K) PLAN WITH AND INTO THE PLAN	119

8.1	General Provisions	119
8.2	Separate Accounting	119
8.3	Transfer of Plan Assets	119
8.4	Conditions for Merger and Transfer	120
8.5	Additional Forms of Benefit for Ideal Baking Accounts	120
8.6	Vesting	121
8.7	In-Service Withdrawals	121
8.8	Hours of Service	122

APPENDIX IX	SPECIAL PROVISIONS REGARDING MERGER OF THE HOLSUM SAVINGS PLAN WITH AND INTO THE PLAN	123

9.1	General Provisions	123
9.2	Separate Accounting	123
9.3	Commingled Accounting	124
9.4	Transfer of Plan Assets	124
9.5	Conditions for Merger and Transfer	124
9.6	Participant Loans under Phoenix Savings Plan	124
9.7	Vesting	124
9.8	In-Service Withdrawals	125
9.9	Hours of Service	125

APPENDIX X	SPECIAL PROVISIONS REGARDING MERGER OF THE DERST BAKING COMPANY 401(K) SAVINGS PLAN WITH AND INTO THE PLAN	126

10.1	General Provisions	126
10.2	Separate Accounting	126
10.3	Commingled Accounting	126
10.4	Transfer of Plan Assets	127
10.5	Conditions for Merger and Transfer	127

10.6	Vesting	127
10.7	Additional Forms of Benefit for MPP Accounts	127
10.8	In-Service Withdrawals	130
10.9	Hours of Service	131
10.10	Definitions	131

APPENDIX XI	SPECIAL PROVISIONS REGARDING MERGER OF THE BKB 401(K) RETIREMENT SAVINGS PLAN WITH AND INTO THE PLAN	134

11.1	General Provisions	134
11.2	Commingled Accounting	134
11.3	Transfer of Plan Assets	135
11.4	Conditions for Merger and Transfer	135
11.5	Vesting	135
11.6	In-Service Withdrawals	135
11.7	Hours of Service	135

APPENDIX XII	SPECIAL PROVISIONS REGARDING MERGER OF THE TASTY BAKING COMPANY 401(K) AND COMPANY FUNDED RETIREMENT PLAN WITH AND INTO THE PLAN	137

12.1	General Provisions	137
12.2	Accounting	137
12.3	Transfer of Plan Assets	138
12.4	Conditions for Merger and Transfer	138
12.5	Vesting	138

APPENDIX XIII	SPECIAL PROVISIONS REGARDING MERGER OF THE F.R. LEPAGE BAKERY, INC. PROFIT SHARING, SAVINGS AND RETIREMENT PLAN WITH AND INTO THE PLAN	139

13.1	General Provisions	139
13.2	Accounting	139
13.3	Transfer of Plan Assets	140
13.4	Conditions for Merger and Transfer	140
13.5	Special Vesting Rules	140
13.6	In-Service Withdrawals	141

EXHIBIT A TO FLOWERS FOODS, INC. 401(K) RETIREMENT SAVINGS PLAN		142

EXHIBIT B TO FLOWERS FOODS, INC. 401(K) RETIREMENT SAVINGS PLAN		143

FLOWERS FOODS, INC.

401(k) RETIREMENT SAVINGS PLAN

PREAMBLE

This Flowers Foods, Inc. 401(k) Retirement Savings Plan (the “Plan”) and the Trust which forms a part of the Plan, are intended to be and to remain qualified and exempt from taxation under Sections 401 and 501 of the Internal Revenue Code of 1986, as amended, (“Code”), and shall be interpreted and administered in such manner as shall be necessary to carry out this intention. The Plan is intended to constitute a profit sharing plan and a defined contribution plan for purposes of Code §§ 401(a), 402, 412 and 417 and for purposes of the Employee Retirement Income Security Act of 1974, as amended. A portion of the Plan is intended to constitute a “qualified cash or deferred arrangement” under section 401(k) of the Code.

The original effective date of the Plan was April 1, 1995, and the original name of the Plan was the Flowers Industries, Inc. 401(k) Retirement Savings Plan.

The Plan was amended and restated, effective as of January 1, 1997, in order to comply with applicable provisions of the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Internal Revenue Service Restructuring and Reform Act of 1998.

Effective as of April 1, 2001, Flowers Foods, Inc., a Georgia corporation, assumed the sponsorship of the Plan, and the name of the Plan was changed to the Flowers Foods, Inc. 401(k) Retirement Savings Plan.

The Plan is herein again amended and restated in its entirety, effective as of January 1, 2010, in order to comply with the provisions, as applicable, of the Community Renewal Tax Relief Act of 2000, the Economic Growth and Tax Relief Reconciliation Act of 2001, and the Pension Protection Act of 2006, and applicable regulations and rulings of the Internal Revenue Service interpreting applicable provisions of the Code. The general effective date of this amendment and restatement of the Plan is January 1, 2010; provided, however, that certain provisions have other effective dates as specified herein. This amendment and restatement shall apply only to a Participant who is credited with an Hour of Service on or after that date, except as may be otherwise stated herein. The rights and benefits of a Participant who is not credited with an Hour of Service on or after January 1, 2010 shall be determined in accordance with the provisions of the Plan as in effect on the Participant’s termination of employment with the Employer.

ARTICLE I

DEFINITIONS

The following words and phrases as used in this Plan shall have the meanings set forth in this Article unless a different meaning is clearly required by the context:

1.1 Account shall mean a separate account which is established and maintained for a Participant (or his Beneficiary) and to which contributions made under this Plan which are allocated to such Participant, if any, and earnings or losses thereon, if any, shall be credited. See Section 6.1 herein.

1.2 ACP Contributions. See Section 3.7(b)(iii) of this Plan.

1.3 Actual Deferral Percentage. See Section 3.6(b)(ii) of this Plan.

1.4 ADP Contributions. See Section 3.6(b)(iii) of this Plan.

1.5 Allocation Participant shall, for a Plan Year, mean those Participants who are employed with the Employer on the last day of the Plan Year.

1.6 Annual Additions. See Section 4.2(a) of this Plan.

1.7 Average Actual Deferral Percentage. See Section 3.6(b)(i) of this Plan.

1.8 Average Contribution Percentage. See Section 3.7(b)(i) of this Plan.

1.9 Beneficiary shall mean any person or persons, including a trust for the benefit of individuals, last designated in writing by a Participant pursuant to the provisions and conditions of Section 8.2(c), who is or may become entitled to a benefit hereunder. If, at any time, no Beneficiary has been validly designated by the Participant, or the Beneficiary validly designated by the Participant is no longer living or no longer exists, whichever is applicable, then the Participant’s Beneficiary shall be deemed to be the person or persons in the first of the following classes of beneficiaries with one or more members of such class surviving or in existence as of the Participant’s death, and in the absence thereof, the Participant’s estate:

(a) the Participant’s Surviving Spouse; or

(b) the Participant’s lineal descendants, per stirpes.

1.10 Benefit Commencement Date means the date of the distribution determined pursuant to the provisions of Article VIII herein.

1.11 Code shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

1.12 Company shall mean Flowers Foods, Inc., its successors and assigns, and any other corporation, partnership or sole proprietorship into which the Company may be merged or consolidated or to which all or substantially all of its assets may be transferred unless such organization indicates in writing that it does not approve of such automatic succession. With respect to periods of time prior to April 1, 2001, “Company” shall mean Flowers Industries, Inc.

1.13 Company Basic Contributions shall mean Employer contributions, if any, made to this Plan pursuant to Section 3.1(e) of this Plan, and shall be allocated pursuant to Section 3.1(e)(ii) hereof.

1.14 Company Basic Contributions Account shall mean the Account of a Participant to which are credited any Company Basic Contributions allocated to the Participant each Plan Year under Section 3.1(e) of this Plan.

1.15 Compensation.

(a) General Definition. Subject to subsections (b) through (e) below, Compensation for a Plan Year with respect to an Employee shall mean “compensation” as that term is defined in Code § 415(c)(3) and Treas. Reg. § 1.415-2(d)(1) and (2) and paid by an Employer to such Employee.

(b) Safe Harbor Exclusions. Notwithstanding the provisions of subsection (a) above, none of the following items shall be included in the definition of Compensation, whether or not includable in taxable gross income:

(i) reimbursement or other expense allowances;

(ii) fringe benefits (cash and noncash);

(iii) moving expenses;

(iv) deferred compensation;

(v) welfare benefits;

and, additionally, solely with respect to Highly Compensated Employees:

(vi) amounts received from the exercise of any nonqualified stock options issued by an Employer;

(vii) amounts received from the sale or exchange of stock transferred pursuant to the exercise of an incentive stock option; and

(viii) amounts required to be reported as income pursuant to Code §7872.

(ix) severance or separation pay, whether paid pursuant to a Company program or pursuant to an individual contract between the Employer and an Employee.

(c) Non-Safe Harbor Exclusions. Notwithstanding the provisions of sub-section (a) above, and in addition to those items listed in subsection (b) above, none of the following items shall be included in the definition of Compensation, whether or not includable in taxable gross income:

(i) job injury benefits pay;

(ii) sales contest prizes and safety contest prizes;

(iii) longevity pay;

(iv) restricted stock dividends, equity incentive award dividends, and gain from purchase or receipt of stock or other property or cash pertaining to either type of award;

(v) awards pertaining to stock appreciation rights;

(vi) annual incentive bonus;

(vii) lump sum performance payments;

(viii) vacation payout earnings; and

(ix) severance or separation pay, whether paid pursuant to a Company program or pursuant to an individual contract between the Employer and an Employee.

(d) Salary Reduction Arrangements. Notwithstanding the preceding subsections of this Section, Compensation shall include any amount which is contributed by an Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Code §§125, 402(e)(3), 402(h) or 403(b).

(e) Limitation. The annual Compensation of each Employee taken into account in determining contributions or benefits under the Plan for any Plan Year shall not exceed the applicable “annual compensation limit” (as defined in Code § 401(a)(17)) for the calendar year in which the Plan Year begins. If the Plan determines Compensation for a period of time that contains fewer than 12 calendar months, the above limitation is to be proportionately reduced; provided, however, no proration is required for Employees who are covered under the Plan for less than 1 full year if the contributions under the Plan are based on Compensation for a period of at least 12 months.

(f) Special Provisions. The term Compensation may be specially defined for purposes of certain provisions of this Plan. See, e.g., Sections 1.40(f)(iii), 1.44(b), 3.6(b)(iv), 3.7(b)(iv), 4.2(b), 13.1(a)(ii) and 13.2(f) of this Plan.

1.16 Contribution Percentage. See Section 3.7(b)(ii) of this Plan.

1.17 Controlled Group shall mean the Company and any other entity which is required to be aggregated with the Company pursuant to Code §§414(b), (c), (m) or (o).

1.18 Defined Contribution Dollar Limitation. See Section 4.2(c) of this Plan.

1.19 Determination Date. See Section 13.2(d) of this Plan.

1.20 Disabled shall mean unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment arising after an Employee has become a Participant and while employed by an Employer resulting from demonstrable injury or disease that can be expected to continue for an indefinite period of greater than 12 months or to result in death and which prevents the Participant from engaging in his occupation or performing any gainful occupation for which he is qualified by reason of education, training or experience as determined by a qualified physician selected by the Plan Administrator.

1.21 Effective Date shall mean the day on which this amended and restated Plan becomes effective, which shall be January 1, 2010. The original effective date of the Plan was April 1, 1995.

1.22 Election shall mean the election made by an Eligible Employee to have the Employer make Elective Contributions on behalf of such Employee pursuant to the provisions of Section 3.5 of this Plan. The Election may be made by means of instructions provided by the Employee pursuant to any voice-response system utilized by the Plan, and any hard copy confirmation of such verbal instructions, as well as on any written form provided by the Plan Administrator for said purpose.

1.23 Election Period shall mean, for each Participant, his payroll period.

1.24 Elective Contributions shall mean Employer contributions, if any, made to this Plan pursuant to Section 3.1(a) of this Plan that were subject to a cash or deferred election under which, pursuant to Section 3.5 of this Plan, an Eligible Employee could elect to have the Employer either contribute an amount to this Plan or provide such amount to the Eligible Employee in cash or in the form of some other taxable benefit. Elective Contributions shall be allocated to Eligible Employees pursuant to Section 3.1(a)(ii) of this Plan.

1.25 Elective Contributions Account shall mean the Account of a Participant to which are credited any Elective Contributions allocated to the Participant each Plan Year under Section 3.1(a) of this Plan.

1.26 Elective Deferrals shall mean:

(a) Any elective contribution (as defined in Treas. Reg. §1.401(k)-1(g)(3)) by a given individual under any qualified cash or deferred arrangement (as defined in Code §401(k)) to the extent such contribution is not includible in the individual’s gross income for the taxable year on account of Code §402(e)(3), including Elective Contributions to this Plan.

(b) Any employer contribution on behalf of a given individual to a simplified employee pension (as defined in Code §408(k)) to the extent such contribution is not includible in the individual’s gross income for the taxable year on account of Code §402(h)(1)(B).

(c) Any employer contribution on behalf of a given individual to an annuity contract under Code §403(b) pursuant to a salary reduction agreement (within the meaning of Code §3121(a)(5)(D)) to the extent such contribution is not includible in the individual’s gross income for the taxable year on account of Code §403(b).

(d) Any employee contribution by a given individual which is designated as deductible under a trust described in Code §501(c)(18), to the extent that such contribution is deductible from such individual’s income for the taxable year on account of Code §501(c)(18).

1.27 Eligibility Computation Period shall mean, for purposes of determining Eligibility Service, the period beginning on an Employee’s Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on the Employee’s next Severance from Service Date.

1.28 Eligible Employee.

(a) In General. Eligible Employee shall mean an Employee (i) who is employed by an Employer, and (ii) who is eligible to participate in this Plan and become a Participant for all or a portion of a Plan Year pursuant to Article II of this Plan. (Employees described in subsections (c) through (f) of Section 2.1 shall not be Eligible Employees while such description is applicable.)

(b) Special Rules. Solely for purposes of applying the discrimination tests in Article III associated with ADP Contributions and ACP Contributions, an Eligible Employee generally means an Employee who is directly or indirectly eligible to make Elective Contributions or receive an allocation of Matching Elective Contributions under the Plan for a Plan Year. An Employee who would be eligible to make Elective Contributions or receive an allocation of Matching Elective Contributions but for a suspension due to a hardship withdrawal or an election not to participate in the Plan, is treated as an Eligible Employee for purposes of applying the discrimination tests in Article III associated with ADP Contributions and ACP Contributions. An Employee will also be considered an Eligible Employee for such tests even though the Employee does not receive additional Annual Additions because of an Excess Amount.

1.29 Eligible Highly Compensated Employee shall mean an Eligible Employee who is also a Highly Compensated Employee.

1.30 Eligibility Service. An Employee’s Eligibility Service shall equal the total of his Periods of Service; provided, however, that any period while an Employee is on a leave of absence under the Family and Medical Leave Act of 1993 will be treated as continued service for the purpose of computing Eligibility Service. Notwithstanding any other provision herein, periods of service with Kotarides Baking Co. of Va. shall be taken into account for purposes of computing Eligibility Service.

1.31 Employee shall mean a person who performs services for a member of the Controlled Group and who is a common law employee of such Controlled Group member and any Self- Employed Individual who is treated as an employee of a member of the Controlled Group pursuant to Code § 401(c)(1). The term Employee shall also include any Leased Employee of a Controlled Group member. The term “Employee” shall not include an individual who provides services to the Employer or another Controlled Group member pursuant to a contractual arrangement with another entity, but who is not deemed to constitute a Leased Employee. It is expressly intended that individuals who are not treated as common law employees by the Employer or a Controlled Group member for purposes of its payroll records are to be excluded from participation in the Plan, even if a court or administrative agency determines that such individuals are common law employees and not independent contractors. Effective as of January 1, 2009, to the extent required by Code § 414(u)(12), the term “Employee” shall include an individual receiving differential wage payments (as defined in Code § 3401(h)(2)) from the Employer.

1.32 Employer shall mean the Company and each member of the Controlled Group which has adopted this Plan pursuant to Section 11.6 herein. See also Section 4.2(d) for a special definition applicable in Article IV.

1.33 Employment Commencement Date shall mean the date on which an Employee first performs an Hour of Service (as defined in subsection (a) of Section 1.42) for any member of the Controlled Group.

1.34 Entry Date shall mean the first day of each payroll period.

1.35 ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

1.36 Excess Amount. See Section 4.2(e) of this Plan.

1.37 Excess Deferrals shall mean the amount by which the sum of the following amounts for the Plan Year exceeds the applicable limitation under Code § 402(g) for that Plan Year:

(a) any Elective Deferrals under this Plan and any employer contribution made under any qualified cash or deferred arrangement as defined in Code § 401(k) to the extent not includible in gross income for the taxable year under Code § 402(e)(3) or to the extent includible in gross income for the taxable year under Code § 402A (determined without regard to Code § 402(g)),

(b) any employer contribution to the extent not includible in gross income for the taxable year under Code § 402(h)(1)(B) (determined without regard to Code § 402(g)),

(c) any employer contribution to purchase an annuity contract under Code § 403(b) under a salary reduction agreement within the meaning of Code § 3121(a)(5)(D),

(d) any elective contributions under Code § 408(p)(2)(A)(i).

1.38 Forfeitable Account shall mean a Participant’s Matching Elective Contributions Account, Company Basic Contributions Account, Prior Lepage Employer Match Account (see Section 6.1(l) and Appendix XIII, Section 13.2(b)), and Prior Lepage Profit Sharing Account (see Section 6.1(m) and Appendix XIII, Section 13.2(c)).

1.39 Highest Average Compensation. See Section 4.2(f) of this Plan.

1.40 Highly Compensated Employee shall mean the following:

(a) An individual shall be a Highly Compensated Employee, with respect to a Plan Year, if the individual is described under either or both subsection (b) or subsection (c) below.

(b) An individual is described under this subsection (b) if the individual is performing services during the determination period for the Controlled Group and: (1) the individual received compensation from the Controlled Group during the look-back year in excess of $80,000 and was a member of the top-paid group for such look-back year; or (2) the individual was a 5-percent owner at any time during either or both the look-back year or the determination period.

(c) An individual is described under this subsection (c) if the individual was, at one time, an Employee of the Controlled Group and the individual separated from service (or was deemed to have separated from service pursuant to Treas. Reg. §1.414(q)-1T(Q&A-5)) from the Controlled Group prior to the determination period, such individual performs no service for the Controlled Group during the determination period, and such individual is a “highly compensated employee” (as defined in Code § 414(q)) for either the determination period during which the individual separated from service with the Controlled Group or any determination period ending on or after the individual’s 55th birthday.

(d) For purposes of this Section, the applicable dollar amounts specified in clause (1) of subsection (b) shall be the applicable dollar amount prescribed in Code §§414(q)(1)(B) and shall be adjusted pursuant to the last sentence of Code §414(q)(1).

(e) For purposes of this Section the term “determination period” shall mean the respective Plan Year specified in subsection (a) above, and the term “look-back year” shall mean the 12-month period immediately preceding the determination period.

(f) In determining who is a Highly Compensated Employee, the following definitions shall apply:

(i) Top-paid group shall mean the top 20% of Employees of the Controlled Group ranked on the basis of compensation received during the determination period or look-back year, as applicable. For purposes of determining the number of Employees in the top-paid group, Employees described in Treas. Reg. §1.414(q)-1T(Q&A-9)(b) are excluded.

(ii) 5-percent owner shall mean a 5-percent owner determined pursuant to Treas. Reg. §1.416-1(T-17) and (T-18). If an individual is a 5-percent owner at any time during a determination period or look-back year, the individual shall be considered a 5-percent owner for such period or year.

(iii) Compensation shall mean compensation as defined in Section 4.2(b) herein, except that compensation shall include any amount which is contributed by the Controlled Group pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Code §§125, 402(a)(8) or 403(b).

(g) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the Employees in the top-paid group, the top 100 Employees, the number of individuals treated as officers and the compensation that is considered, will be made in accordance with Code §414(q) and the regulations thereunder.

1.41 Highly Compensated Participant shall mean a Participant who is a Highly Compensated Employee.

1.42 Hours of Service shall mean those hours calculated in accordance with the following provisions:

(a) An Employee shall receive credit for an Hour of Service for each hour for which he is paid or entitled to payment by the Employer for the performance of duties.

(b) An Employee shall also receive credit for an Hour of Service for each hour for which he is paid or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty or military duty; provided, however, that:

(i) No more than 501 Hours of Service shall be credited because of this subsection (b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not said period occurs in a single computation period), except as provided in subsection (d) below;

(ii) An hour for which an Employee is directly or indirectly paid or entitled to payment on account of a period during which no duties are performed shall not be credited to an Employee if said payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation, or disability insurance laws; and

(iii) Hours of Service shall not be credited for a payment which reimburses an Employee solely for medical or medically related expenses incurred by the Employee.

For purposes of subsection (b), a payment shall be deemed to be made by or due from the Employer regardless of whether said payment is made by or due from the Employer directly or indirectly through, among others, a trust fund or insurer to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

(c) An Employee shall also receive credit for an Hour of Service for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer provided that no Hour of Service shall be credited pursuant both to this subsection (c) and subsections (a) or (b) above. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subsection (b) above shall be subject to the limitations set forth in that subsection.

(d) In addition to the Service for which an Hour of Service must be credited pursuant to subsections (a), (b) and (c) above, an Employee shall receive credit for an Hour of Service for:

(i) Each hour, whether or not said Employee is paid therefor, during which he would otherwise perform an Hour of Service, except for the fact that he is on an approved leave of absence. If he does not return to work on or before the end of his leave, service will be deemed to have terminated as of the beginning of his leave; and

(ii) Each hour for which an Employee performs no duties due to absence during any military service so long as such hours are required to be taken into account under the Selective Service and Training Act of 1940, as amended, the Military Selective Service Act of 1967, as amended, and/or the Vietnam Era Veteran’s Readjustment Act of 1974, as amended, or other applicable federal law.

(e) Each Employee for whom the Employer does not keep records of actual Hours of Service shall be credited with 45 Hours of Service for each week for which said Employee would be required to be credited with at least 1 Hour of Service, in accordance with this Section and applicable regulations promulgated by the Department of Labor.

(f) In determining and crediting to computation periods the number of Hours of Service to be credited to an Employee, the provisions of DOL Reg. §§2530.200b-2(b) and 2(c) are incorporated herein by reference.

(g) If an Employee is absent from service with the Employer as a result of a maternity/paternity absence, then, solely for purposes of determining whether the Employee incurs a One Year Break in Service for purposes of eligibility to participate and vesting in benefits, the Employee will be credited with up to 501 Hours of Service with respect to the period of maternity/paternity absence. Such 501 Hours of Service shall be credited at the rate at which the Employee would have otherwise accrued Hours of Service but for the maternity/paternity absence, provided that, if the Plan Administrator is unable to determine the Hours of Service that would have otherwise been credited, such Hours of Service shall be credited at the rate of eight hours for each day of the maternity/paternity absence. Such 501 Hours of Service shall be credited only in the Eligibility Computation Period or Vesting Computation Period, as applicable, in which the Employee’s maternity/paternity absence commences if the Employee would have incurred a One Year Break in Service in such Eligibility Computation Period or Vesting Computation Period, as applicable, but for the crediting of the additional Hours of Service. If such Hours of Service (not in excess of 501) are not credited to the Eligibility Computation Period or Vesting Computation Period, as applicable, in which the maternity/paternity absence commences pursuant to the immediately preceding sentence, such Hours of Service shall be credited to the next Eligibility Computation Period or Vesting Computation Period, as applicable, commencing after the maternity/paternity absence commences. For purposes of this subsection, the term “maternity/paternity absence” means an absence from service with the Employer by an Employee if the absence is caused:

(i) By reason of the pregnancy of the Employee;

(ii) By reason of the birth of a child of the Employee;

(iii) By reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee; or

(iv) For purposes of caring for such child for a period beginning immediately following such birth or placement.

(h) For purposes of this Section, employment with other members of the Controlled Group shall be considered employment with the Employer. In addition, in the case of a Leased Employee of any member of the Controlled Group, service with such member shall be considered employment with the Employer.

1.43 Key Employee. See Section 13.2(f) of this Plan.

1.44 Leased Employee.

(a) Leased Employee shall mean any person (other than a common law employee of a member of the Controlled Group) who pursuant to an agreement between a member of the Controlled Group and any other person (“leasing organization”) has performed services for a member of the Controlled Group (or for a member of the Controlled Group and related persons determined in accordance with Code §414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction and control of a member of the Controlled Group. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for a member of the Controlled Group shall be treated as provided by a member of the Controlled Group.

(b) A Leased Employee shall not, however, be considered an Employee of a member of the Controlled Group if: (i) such Employee is covered by a money purchase pension plan of his legal employer providing: (1) a nonintegrated employer contribution rate of at least 10% of compensation (as defined in Code §415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee’s gross income under Code §§125, 402(a)(8), 402(h) or 403(b)), (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20% of the Controlled Group’s nonhighly compensated workforce. For purposes of this subsection (b), the term “nonhighly compensated workforce” means the total number of individuals (other than Highly Compensated Employees) who are either Employees of a member of the Controlled Group or Leased Employees of a member of the Controlled Group.

1.45 Limitation Year. See Section 4.2(g) of this Plan.

1.46 Matching Elective Contributions shall mean Employer contributions, if any, made to this Plan pursuant to Section 3.1(b)(i) of this Plan and allocated to Participants pursuant to Section 3.1(b)(ii) of this Plan.

1.47 Matching Elective Contributions Account shall mean the Account of a Participant to which are credited any Matching Elective Contributions allocated to the Participant under Section 3.1(b) of this Plan.

1.48 Nonforfeitable Accounts shall mean a participant’s Elective Contributions Account, Qualified Nonelective Contributions Account, Qualified Matching Contributions Account, Rollover Contributions Account, and Prior Lepage Supplemental Profit Sharing Account (see Section 6.1(n) and Appendix XIII, Section 13.2(d)).

1.49 Maximum Permissible Amount. See Section 4.2(h) of this Plan.

1.50 Normal Retirement Age shall mean age 65.

1.51 Normal Retirement Date shall mean the first day of the calendar month coincident with or next following the date the Participant attains his Normal Retirement Age.

1.52 One-Year Break in Service (or Break in Service) shall mean a 12-consecutive-month period (the Eligibility Computation Period or the Vesting Computation Period, whichever the context requires) during which the Employee does not complete more than 500 Hours of Service with the Employer.

1.53 One-Year Period of Severance shall mean a 12-consecutive-month period beginning on an Employee’s Severance from Service Date during which the Employee does not perform an Hour of Service for the Employer.

1.54 Participant shall mean an Eligible Employee who has met the requirements of Article II for participation in this Plan and who is potentially eligible to receive a benefit of any type from this Plan or whose Beneficiaries are potentially eligible to receive a benefit of any type from this Plan, or a former Employee who retains any Account balance in this Plan. An Eligible Employee who has not completed the eligibility service requirement of Section 2.1(b) shall be treated as a Participant solely with respect to any Rollover Contributions he made.

1.55 Period of Service shall mean a period of service commencing on an Employee’s Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on the Employee’s next Severance from Service Date.

1.56 Period of Severance shall mean the period of time commencing on an Employee’s Severance from Service Date and ending on the date on which the Employee again performs an Hour of Service (as defined in subsection (a) of Section 1.42) for any member of the Controlled Group.

1.57 Permissive Aggregation Group. See Section 13.2(b) of this Plan.

1.58 Plan shall mean the Flowers Foods, Inc. 401(k) Retirement Savings Plan, and all amendments to such plan made from time to time. This Plan is intended to be a profit sharing plan within the meaning of Code §401(a) and Treas. Reg. §1.401-1 under which contributions shall be made without regard to current or accumulated profits as permitted by Code §401(a)(27)(A). With respect to periods of time prior to April 1, 2001, “Plan” shall mean the Flowers Industries, Inc. 401(k) Retirement Savings Plan.

1.59 Plan Administrator shall mean the person or persons appointed by the President of the Company to administer the Plan pursuant to Article X herein. If no such appointment is made, the Company shall be the Plan Administrator.

1.60 Plan Year shall mean the 12 consecutive month period for keeping the books and records of the Plan, which shall be the calendar year.

1.61 Present Value. See Section 13.2(e) of this Plan.

1.62 Qualified Matching Contributions shall mean Employer contributions, if any, made to this Plan pursuant to Section 3.1(c)(i) of this Plan and allocated to a certain group of Eligible Employees pursuant to Section 3.1(c)(ii) of this Plan.

1.63 Qualified Matching Contributions Account shall mean the Account of a Participant to which are credited any Qualified Matching Contributions allocated to the Participant each Plan Year under Section 3.1(c) of this Plan.

1.64 Qualified Nonelective Contributions shall mean Employer contributions, if any, made to this Plan pursuant to Section 3.1(d)(i) of this Plan and allocated to a certain group of Eligible Employees pursuant to Section 3.1(d)(ii) of this Plan.

1.65 Qualified Nonelective Contributions Account shall mean the Account of a Participant to which are credited any Qualified Nonelective Contributions allocated to the Participant in a given Plan Year under Section 3.1(d) of this Plan.

1.66 Qualified Spousal Waiver shall mean a Participant’s written election, delivered to the Plan Administrator, signed by the Participant’s Spouse, and witnessed by a notary public or an authorized Plan representative, which consents to the payment of all or a specified part of the Participant’s benefit to a named Beneficiary other than the Participant’s Spouse. Such election may not be changed without Spousal consent (unless the consent expressly permits designations by the Participant without further consent of the Spouse). A Participant (but not the Participant’s Spouse) may, however, revoke a Qualified Spousal Waiver at any time prior to his Benefit Commencement Date by way of a written signed statement to the Plan Administrator and a Qualified Spousal Waiver shall not be effective at any time following delivery of such a revocation to the Plan Administrator provided that such revocation is received by the Plan Administrator prior to the Participant’s Benefit Commencement Date. If a Participant revokes a Qualified Spousal Waiver, the Participant’s benefits shall be payable under the terms and provisions of this Plan as if no Qualified Spousal Waiver had ever been in existence.

1.67 Reemployment Commencement Date shall mean the first date following a Period of Severance on which an Employee again performs an Hour of Service (as defined in subsection (a) of Section 1.42) for any member of the Controlled Group.

1.68 Required Aggregation Group. See Section 13.2(c) of this Plan.

1.69 Required Beginning Date. See Section 8.13(a) of this Plan.

1.70 Rollover Contributions shall mean contributions, if any, made by an Eligible Employee to the Plan which qualify as an “eligible rollover distribution” within the meaning of Code § 402(c)(4) or Code § 402(c)(9), a rollover amount described in Code § 403(a)(4), a rollover amount described in Code § 403(b)(8), a “rollover contribution” within the meaning of Code § 408(d)(3)(A)(ii) (or a “partial rollover” within the meaning of Code § 408(d)(3)(D) and meeting the requirements therein), or a rollover amount described in Code § 457(e)(16).

1.71 Rollover Contributions Account shall mean the Account of a Participant to which are credited the Rollover Contributions made by the Participant in a given Plan Year pursuant to Section 3.2 of this Plan.

1.72 Self-Employed Individual shall mean an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established; also an individual who would have Earned Income but for the fact that the trade or business has no net profits for the taxable year.

1.73 Severance from Service Date shall mean the earlier to occur of:

(a) the date on which an Employee quits, retires, is discharged or dies, or

(b) the first anniversary of the first day of a period of absence from service in the case of an Employee:

(i) who remains absent from service (with or without pay) with all members of the Controlled Group for any reason other than quitting, retirement, discharge or death (e.g., vacation, holiday, sickness, disability, leave of absence or layoff), and

(ii) who later returns to work as a Employee.

The Severance from Service Date of an Employee who is absent from service beyond the first anniversary of the first day of absence from work for maternity or paternity reasons is the second anniversary of the first day of such absence, and in such a case the period between the first and second anniversaries of the first day of absence from work is neither a Period of Service nor a Period of Severance. For purposes of this Section, an absence from work for maternity or paternity reasons means an absence:

(i) by reason of the pregnancy of the Employee,

(ii) by reason of a birth of a child of the Employee,

(iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or

(iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

1.74 Spouse shall mean the legally recognized spouse of a Participant determined as of the Participant’s Benefit Commencement Date, or, if earlier, determined as of the Participant’s date of death. For purposes of this Plan, the term “legally recognized spouse” shall mean the person to whom the Participant is married; and whether a person is married shall be determined under the law of the jurisdiction in which the marriage was celebrated, contracted, or otherwise entered into.

1.75 Surviving Spouse shall mean the surviving Spouse of a deceased Participant. To the extent required by a qualified domestic relations order, an alternate payee under such order shall be treated as the Surviving Spouse of a deceased Participant. See Section 12.6 herein.

1.76 Top-Heavy Plan. See Section 13.2(g) of this Plan.

1.77 Top-Heavy Ratio. See Section 13.2(a) of this Plan.

1.78 Trust shall mean the trust accompanying the Plan hereby created.

1.79 Trust Agreement shall mean the agreement between the Trustee and the Company creating the Trust accompanying the Plan.

1.80 Trust Fund shall mean the assets of the Trust held by the Trustee pursuant to the provisions of the Trust Agreement and the Plan.

1.81 Trustee shall mean the entity, person or persons who have entered into the Trust Agreement with the Company to act as trustee(s) of the assets of the Plan.

1.82 Valuation Date shall mean each day of the Plan Year on which the New York Stock Exchange is open for business, as of which dates the Trustee shall value the Plan assets held in the Trust and the Account balances of Participants.

1.83 Vesting Computation Period shall mean, for purposes of determining Years of Vesting Service and One-Year Breaks in Service for vesting, the 12 consecutive month period coincident with the Plan Year.

1.84 Year of Vesting Service.

(a) In General. A Year of Vesting Service shall mean a Vesting Computation Period during which an Employee completes 1,000 Hours of Service. Notwithstanding any other provision herein, periods of service with Kotarides Baking Co. of Va. shall be taken into account for purposes of determining Years of Vesting Service.

(b) Other Controlled Group Service. For purposes of this Section, employment with other members of the Controlled Group shall be considered employment with the Employer. In addition, in the case of a Leased Employee of any employing person or entity described in the preceding sentence, employment with such employer shall be considered employment with the Employer.

(c) Service with Predecessor Employer. For purposes of this Section, in any case in which the Employer maintains a plan of a predecessor employer, service for such predecessor shall be treated as service for the Employer in accordance with Code § 414(a).

(d) Special Rules. See Article V for special rules relating to the determination of Years of Vesting Service. In addition, the instrument by which an Employer adopts the Plan (in cases of adoptions subsequent to April 1, 1995) may contain special provisions with respect to credit for service rendered prior to the Employer’s becoming a member of the Controlled Group.

(e) Special Rules for Service with F.R. Lepage Bakery, Inc. or an Affiliate of that Company. Lepage Participants (as defined in Section 13.1 of Appendix XIII) shall be credited, as of the Lepage Plan Merger Effective Date (as defined in Section 13.1 of Appendix XIII), with a number of Years of Vesting Service equal to the number of years of service with F.R. Lepage Bakery Company, Inc. or an affiliate of that company prior to July 21, 2012, as if that prior service with F.R. Lepage Bakery Company, Inc. or an affiliate had been service with a member of the Controlled Group (as defined in Section 1.17).

ARTICLE II

ELIGIBILITY FOR PARTICIPATION

2.1 Initial Attainment of Participation Status.

(a) Subject to the special rules of Sections 2.2 through 2.4 below, all Employees who are Eligible Employees shall become Participants hereunder on the first Entry Date coincident with or next following the date on which the Employee satisfies the eligibility requirements set forth in subsection (b) below, provided that such Employee is still in the service of an Employer as an Eligible Employee on such Entry Date.

(b) Eligibility Requirements. An Employee must complete an Eligibility Computation Period during which the Employee receives credit for 90 days of Eligibility Service.

(c) Leased Employees and Certain Independent Contractors Excluded. Leased Employees shall not be Eligible Employees and shall not be eligible to participate in this Plan while they remain Leased Employees notwithstanding any provision of this Plan to the contrary. No individual shall be eligible to participate if he is classified by a member of the Controlled Group as an independent contractor performing services for the Controlled Group and as to whom such member or members have determined in good faith that they (i) are not required by law to, and do not pay, Federal Insurance Contributions Act taxes with respect to such individual, or (ii) are required to pay taxes only by reason of Code § 3121(d)(3).

(d) Collective Bargaining Employees Excluded. Employees shall not be Eligible Employees if they are included in a unit of employees covered by a collective bargaining agreement between the representative of such Employees and the Employer if retirement benefits were the subject of good faith bargaining between such representative and the Employer. If, however, the collective bargaining agents of any collective bargaining unit accept the Plan, the employees who are members of such unit shall become Eligible Employees for the period of any such acceptance and until it is revoked, should that occur.

(e) Nonresident Aliens. Employees who are nonresident aliens and who receive no earned income (within the meaning of Code §911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code §861(a)(3)) shall not be Eligible Employees and shall not be eligible to participate in this Plan notwithstanding any provision of this Plan to the contrary.

(f) Distributors and Thrift Store Operators. Notwithstanding any provision of the Plan to the contrary, individuals who are distributors or thrift store operators and who have executed a written agreement with a member of the Controlled Group for the distribution or sale of goods or products (and any employees, agents or independent contractors of such distributors or thrift store operators) shall not be eligible to participate in this Plan.

2.2 Reemployment of Former Employees.

(a) Before a One-Year Period of Severance. Any former Employee who terminates employment with the Controlled Group prior to becoming a Participant hereunder and who again becomes an Employee before incurring a One-Year Period of Severance shall, upon being employed by an Employer, become a Participant hereunder on the Entry Date coincident with or next following the later of his Reemployment Commencement Date or that date which is 90 days following his original Employment Commencement Date.

(b) After a One-Year Period of Severance. Any former Employee who terminates employment with the Controlled Group prior to becoming a Participant hereunder and who again becomes an Employee after incurring a One-Year Period of Severance shall, upon being employed by an Employer, become a Participant hereunder in accordance with Section 2.1; provided, however, that all Periods of Service prior to the Employee’s most recent Severance from Service Date shall be disregarded in determining his Eligibility Service for purposes of Section 2.1.

2.3 Reemployment of Former Participants. Any former Participant who terminates employment with the Controlled Group shall, upon being rehired by the Controlled Group as an Eligible Employee, immediately become a Participant hereunder.

2.4 Transfers to/from Eligible Class.

(a) Exclusion After Participation. A Participant who ceases to be an Eligible Employee, but who has not ceased to be an Employee, shall not share in any contributions under Section 3.1 of this Plan until such Participant again becomes an Eligible Employee. However, such Participant shall be entitled to benefits in accordance with the other provisions of this Plan and shall continue to earn Eligibility Service and Years of Vesting Service nonetheless, and amounts previously credited to the Participant’s Accounts shall continue to receive allocations of earnings and losses under Article VII of this Plan.

(b) Participation After Exclusion. An Employee who has not been an Eligible Employee but who becomes an Eligible Employee shall become a Participant hereunder in accordance with Section 2.1.

ARTICLE III

CONTRIBUTIONS AND ALLOCATIONS

3.1 Employer Contributions. Each Employer may make contributions to the Plan (all of which are hereby expressly conditioned on their deductibility under Code §404) by making payments to the Trustee in one or more of the methods described in subsections (a) through (e) below. Said contributions shall be made in cash, or by payments of property acceptable to the Trustee if such payments (i) are purely voluntary, (ii) do not relieve the Employer of an obligation to make contributions to this Plan, and (iii) do not constitute prohibited exchanges under ERISA §406(a)(1)(A)).

(a) Elective Contributions.

(i) Amount. For each Election Period, the Employer shall make Elective Contributions to this Plan in an amount equal to the aggregate Elective Contributions elected by Participants pursuant to Elections consistent with the provisions of Section 3.5 of this Plan, subject to the limitation on allocations pursuant to Article IV of this Plan.

(ii) Allocation. Elective Contributions elected by a Participant pursuant to Elections consistent with the provisions of Section 3.5 of this Plan shall, subject to the limitations of Sections 3.5, 3.6, 3.8, 3.9, and Article IV of this Plan, be allocated to such Participant’s Elective Contributions Account. The Participant’s salary or wages from the Employer shall be reduced accordingly.

(b) Matching Elective Contributions.

(i) Amount. For each Election Period, the Employer shall make Matching Elective Contributions to this Plan in an amount equal to the aggregate of the amounts to be allocated to Participants under paragraph (ii) below.

Allocation. Matching Elective Contributions and any forfeitures under Sections 3.5(f), 3.8(c) and 8.5 to be reallocated for a Plan Year shall be allocated as of the date contributed or for the Plan Year in which forfeited, as appropriate, so that the amount allocated shall equal 50% of the Elective Contribution received during the Election Period (excluding any Qualified Nonelective Contributions or Qualified Matching Contributions treated as Elective Contributions under Section 3.6(b)(iii) of this Plan), subject to a maximum Matching Elective Contribution of 3.0% of Compensation (as defined in Section 1.15 of the Plan) per Participant. In the case of a Participant whose Elective Contributions under this Plan are terminated during the course of a Plan Year at a point in time when the Employer has not yet made the maximum permissible amount of Matching Elective Contributions that would apply if the Elective Contributions were distributed evenly over the payroll periods for the entire Plan Year (based upon applicable data with respect to an Employee’s Compensation and Elective Contributions for the entire Plan Year and the matching contribution formula in effect for the Plan Year) with respect to that Participant, the Employer shall make a “true up matching contribution” no later than the time prescribed by law for filing the Employer’s federal income tax return for the taxable year that coincides with the Plan Year equal to (A) the Matching Elective Contribution to which the Participant is entitled under the terms of the Plan for the full Plan Year (based upon data with respect to Compensation and the Participant’s Elective Contributions for the entire Plan Year), minus (B) the amount of the Matching Elective Contributions that the Employer previously made with respect to the period of time when the Participant was making Elective Contributions for the Plan Year. The Matching Elective Contributions provided for in this Section 3.1(b)(ii) shall in all cases be subject to the limitations of Sections 3.7, 3.8, 3.9 (except when the Plan meets the requirements to be a “qualified automatic contribution arrangement”) and Article IV of this Plan. A Participant need not remain employed as of the last day of the Plan Year in order to receive a Matching Elective Contribution.

(ii) Limitations Concerning Matching Elective Contributions. In addition to the other conditions and limitations set forth in this Plan, Matching Elective Contributions which are, for a Plan Year, allocated to the Matching Elective Contributions Account of a Participant who is an Eligible Highly Compensated Employee, and which cause the Plan to fail the Contribution Percentage Test of Section 3.7 of this Plan or the special limitation of this Plan for such Plan Year shall be corrected pursuant to Section 3.8. Furthermore, in the case of each Participant, no Matching Elective Contributions shall be allocated to a Participant’s Matching Elective Contributions Account which would cause the Plan to fail to satisfy the limitations of Article IV of this Plan.

(c) Qualified Matching Contributions.

(i) Amount. For each Plan Year, the Employer may make Qualified Matching Contributions to this Plan in an amount which shall be determined solely in the discretion of the Company, and which shall be used to satisfy the Deferral Percentage Test of Section 3.6 of this Plan and/or the Contribution Percentage Test of Section 3.7 of this Plan.

(ii) Allocation. Qualified Matching Contributions for a Plan Year shall be allocated as of the date contributed to the Qualified Matching Contributions Account of each Allocation Participant who is not a Highly Compensated Participant in proportion to the ratio which his or her Elective Contributions for such Plan Year bears to the total of all such contributions of all such Allocation Participants for such Plan Year, subject to the limitations of Sections 3.7 and Article IV of this Plan.

(d) Qualified Nonelective Contributions.

(i) Amount. For each Plan Year, the Employer may make Qualified Nonelective Contributions to this Plan in an amount which shall be determined solely in the discretion of the Company, and which shall be used to satisfy the Deferral Percentage Test of Section 3.6 of this Plan and/or the Contribution Percentage Test of Section 3.7 of this Plan.

(ii) Allocation. Qualified Nonelective Contributions for a Plan Year shall be allocated as of the last day of such Plan Year to the Qualified Nonelective Contributions Account of each Allocation Participant who is not a Highly Compensated Participant in proportion to the ratio which his or her Compensation during the Plan Year bears to the total Compensation during such period of all such Participants subject to the limitations of Article IV of this Plan.

(e) Company Basic Contributions.

(i) Amount. The Employer shall make Company Basic Contributions equal to 3% of each Participant’s Compensation (as defined in Section 3.6(b)(iv) of this Plan, but excluding any awards pertaining to stock appreciation rights). In the case of a Participant who was entitled to receive a Company Basic Contribution at a rate greater than 3% of the Participant’s Compensation under the terms of Section 3.1(e) of the Plan, as that section was amended and in effect on January 1, 2006, such a Participant shall receive a Company Basic Contribution with respect to the 2008 Plan Year equal to (A) that percentage specified in Section 3.1(e) of the Plan, as that section was amended and in effect on January 1, 2006, of such Participant’s Compensation (as defined in Section 3.6(b)(iv) of this Plan, but excluding any awards pertaining to stock appreciation rights) paid during the period January 1, 2008 through May 31, 2008, plus (B) 3% of such Participant’s Compensation (as defined in Section 3.6(b)(iv) of this Plan, but excluding any awards pertaining to stock appreciation rights) paid during the period June 1, 2008 through December 31, 2008.

(ii) Allocation. The contributions described in paragraph (i) of this subsection (e) shall be allocated to Participants’ Accounts, so that each such Account shall receive an allocation equal to the percentage of that Participant’s Compensation (as defined in Section 3.6(b)(iv) of the Plan, but excluding any awards pertaining to stock appreciation rights) specified in paragraph (i).

(f) Special Tasty Baking Contributions. For each payroll period beginning within a Plan Year, the Employer shall contribute in cash on behalf of each Participant who is an Employee of Tasty Baking Company and who was a participant in the Tasty Baking Company 401(k) and Company Funded Retirement Plan (“Tasty Baking 401(k) Plan”) as of December 31, 2011 (“Tasty Baking Participant”) an amount equal to the Tasty Baking Participant’s Compensation (as defined in Section 3.6(b)(iv) of the Plan, but excluding any amounts pertaining to stock appreciation rights) during the payroll periods multiplied by a percentage equal to the excess (if any) of (A) the percentage of compensation that was being contributed to the account of the Tasty Baking Participant under the non-elective employer contribution feature (sometimes referred to as the “Funded Employee Retirement Contributions” feature) of the Tasty Baking 401(k) Plan as of December 15, 2011 over (B) 6%.

In no event shall the aggregate contributions made by the Employer under this Section exceed the amount deductible under Code §404. All allocations to be made under this Section shall be subject to the provisions of Section 13.1(a) of this Plan, if applicable.

3.2 Employee Contributions — Rollover Contributions. Each Participant, each Eligible Employee (without regard to whether such Eligible Employee is a Participant under this Plan) and each Employee who would be an Eligible Employee but for the fact that he or she has not yet received credit for 90 days of Eligibility Service, may, subject to the consent of the Plan Administrator based on satisfying the requirements of this subsection, make one or more Rollover Contributions which shall be allocated to the Rollover Contribution Account if the Rollover Contribution is:

(a) all or any portion of a distribution which is an “eligible rollover distribution” within the meaning of Code §402(c)(4);

(b) an amount received by an Employee that is described in Code § 402(c)(9), that is attributable to the Spouse of the Employee and that is received by the Employee after the Spouse’s death;

(c) a distribution which is a “rollover contribution” within the meaning of Code §408(d)(3)(A)(ii) (or a “partial rollover” within the meaning of Code §408(d)(3)(D) and meeting the requirements therein);

(d) all or any portion of a distribution which is a rollover amount described in Code §403(a)(4);

(e) all or any portion of a distribution which is a rollover amount described in Code § 403(b)(8);

(f) all or any portion of a distribution which is a rollover amount described in Code § 457(e)(16); or

(g) in cash only, except that those Participants who direct a rollover from the Flowers Industries, Inc. Employee Stock Ownership Plan may rollover Company stock received from that plan.

Notwithstanding the foregoing, the Plan shall not accept as a Rollover Contribution any amounts distributed from a designated Roth account (as defined in Code § 402A) or from a Roth IRA (as defined in Code § 408A).

The Plan Administrator shall have the right to reject any Rollover Contribution which it determines in its sole judgment does not qualify under the above-referenced provisions. Any Rollover Contributions accepted by the Plan Administrator shall be promptly remitted to the Trustee to be held in a Rollover Contribution Account for the Employee’s sole benefit, and shall be nonforfeitable at all times, but otherwise subject to all of the terms and provisions of this Plan, including but not limited to, restrictions upon availability.

3.3 Time of Payment of Contributions. Employer contributions made under Section 3.1 of this Plan shall be made for each Plan Year within the time prescribed by law (including extensions thereof) for filing the Employer’s federal income tax return for the Employer’s taxable year ending with or within the Plan Year and shall actually be paid to the Trustee no later than the 12-month period immediately following the Plan Year to which such contributions relate. Elective Contributions and Rollover Contributions under Section 3.2 of this Plan shall be remitted to the Trustee as of the earliest date on which such amounts can reasonably be segregated from the Employer’s general assets, but in any event not later than the 15th business day after the end of the calendar month in which such Contributions are withheld or would otherwise have been paid to the Participant.

3.4 Return of Contributions. All contributions made to the Trustee shall be irrevocable except as follows:

(a) Mistake of Fact. If an Employer contribution is made by an Employer under a mistake of fact, the amount of such contribution described in subsection (d) below shall be returned to the Employer within one year after the payment of said contribution.

(b) Deductibility Condition. All contributions of the Employer made to this Plan are hereby expressly conditioned on their deductibility under Code §404; if an Employer contribution is disallowed as a deduction under Code §404, the amount of the contribution described in subsection (d) below shall be returned to the Employer within one year after the disallowance of the deduction.

(c) Initial Qualification. All contributions made to this Plan prior to the receipt of an initial determination from the Internal Revenue Service that the Plan is qualified under Code §401(a) are hereby expressly conditioned on the initial qualification of the Plan under Code §401, and if a timely application for a determination has been made to the Internal Revenue Service by the Employer, but is denied, then said contribution shall be returned to the Employer within one year after the date of said denial of qualification of the Plan.

(d) Amount Returned. For purposes of subsections (a) and (b) above, the amount which may be returned to the Employer is the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to such amount will not be returned to the Employer, but losses attributable thereto will reduce the amount so returned. Furthermore, if the return of an amount attributable to a mistaken contribution would cause the accrued benefit of any Participant to be reduced to less than it would have been had the mistaken amount not been contributed, then the amount to be returned to the Employer will be limited so as to avoid such reduction.

3.5 Provisions Regarding Elective Contributions.

(a) Elective Contribution Elections. Each Eligible Employee may make an Election by which the Eligible Employee shall state the percentage (in whole percentages) of his Compensation which shall constitute his Elective Contribution applicable to each paycheck received within said Election Period. Said amount shall be contributed to his Elective Contribution Account by the Employer rather than paid to the Eligible Employee as taxable cash compensation. The minimum Elective Contribution percentage shall be 1%. The maximum amount of an Elective Contribution for an Election Period shall be 100% of the Available Compensation for the Election Period. For purposes of this Plan, the term “Available Compensation” shall mean the amount of the Participant’s Compensation for the Election Period, reduced by the amount of all payroll deductions voluntarily elected by the Participant, or legally required to be withheld from the Participant’s Compensation, including without limitation employee contributions for health benefit plans and other welfare benefit plans, charitable contributions, amounts withheld pursuant to garnishments or withholding orders, parking fees, repayments of loans under this Plan pursuant to Section 8.11, and federal, state, local and foreign taxes or insurance contributions. Any Participant who was a Highly Compensated Employee on the last day of the prior Plan Year and is a Highly Compensated Employee during the current Plan Year shall not be permitted to make Elective Contributions for a given Plan Year in excess of an amount determined by the Plan Administrator and communicated to said Employees. If an Eligible Employee has an Elective Contribution election in effect for an Election Period, such election automatically shall apply for the next succeeding Election Periods unless the Eligible Employee modifies or revokes the election in accordance with this Section. The Employer shall contribute to the Elective Contribution Account of each Eligible Employee the amount specified in an Eligible Employee’s Elective Contribution election for so long as such election is in effect.

(b) Effective Time of Initial Elections or Modification of Elective Contribution Elections. An Eligible Employee may make an initial Election or a modification to an existing Election which establishes the percentage of the Eligible Employee’s Compensation to be deferred as an Elective Contribution. Any such initial Election or modification to an existing Election will become effective as soon as reasonably practicable after said Election is made.

(c) Revocation of Elective Contribution Election. An election to revoke Elective Contributions may be made at any time, and shall be effective as soon as practicable after receipt of said election by the Plan Administrator. An Eligible Employee who revokes his Elective Contribution election may file a new Elective Contribution election to be effective prior to the first Election Period beginning after the date the Eligible Employee revoked his Elective Contribution election.

(d) Procedure for Making Elections. The Plan Administrator shall have complete discretion to adopt and revise procedures to be followed in making Elective Contribution elections. Such procedures may include, but are not limited to, the format of the Election Forms, if any, the ability of Participants to make elections orally or telephonically, the deadline for making Elective Contribution elections and for requesting a modification or revocation of an Elective Contribution election, and the procedures for approval of Elective Contribution elections; provided, however, that no election may be made to defer as an Elective Contribution any amount of Compensation that has already been paid to an Eligible Employee. Any procedures adopted by the Plan Administrator which have been set forth in writing and communicated to Eligible Employees that are inconsistent with the deadlines specified in this Section shall supersede such provisions of this Section without the necessity of a Plan amendment, and shall be applied in a uniform and nondiscriminatory manner.

(e) Elective Contribution Limitations. Notwithstanding any provision of this Plan to the contrary, an Eligible Employee shall not be allowed to elect to make, and may not make, Elective Contributions which, in the aggregate during a calendar year, exceed the maximum amount specified in Code §402(g)(1), as adjusted pursuant to Code §§402(g)(4) and (5), applicable to such calendar year.

(f) Return of Elective Deferrals; Correcting Distributions. To the extent that an Eligible Employee elects during a calendar year to make Elective Deferrals under a combination of this Plan and some other plan, arrangement or annuity in excess of the maximum amount specified in Code § 402(g)(l), as adjusted pursuant to Code § 402(g)(4) and (5), applicable to such calendar year, the Plan Administrator, on his own initiative or upon written request of the Eligible Employee received by March 1 of the following calendar year, shall direct the Trustee to distribute, on or after January 1 of such following calendar year, but in no event later than April 15 of such following calendar year, to such Eligible Employee the portion of such Eligible Employee’s Elective Contributions made during the calendar year which the Plan Administrator determines should be considered an Excess Deferral or which the Eligible Employee has designated as an Excess Deferral in such written request plus the amount of allocable gain (and minus the amount of allocable loss) for the taxable year of the individual and, for the taxable year 2007 only, plus the amount of allocable gain (and minus the amount of allocable loss) for the period after the close of the taxable year and prior to the distribution (the “gap period”). Simultaneously therewith, the Matching Elective Contributions attributable to such portion of the Eligible Employee’s Elective Contributions made during the calendar year shall be forfeited and held in a suspense account to be used to reduce the amount of future Matching Elective Contributions.

(g) Coordination with other Provisions. Any Elective Contributions designated as an Excess Deferral under subsection (f) above which are returned to the Participant pursuant to subsection (f) shall nonetheless be included as Elective Contributions for purposes of the Deferral Percentage Test specified in Section 3.6 of this Plan unless such Participant is not a Highly Compensated Participant, and may be distributed without regard to any notice or consent otherwise required by the terms of this Plan. The portion of a Participant’s Elective Contributions made during a calendar year which has been designated as an Excess Deferral and which is to be distributed under subsection (f) above shall be reduced by any excess contributions (as determined under Section 3.8(c) of this Plan) previously distributed under Section 3.8(a) of this Plan with respect to such Participant for the Plan Year beginning with or within such calendar year.

(h) Other Limitations Concerning Elective Contributions. In addition to the other conditions and limitations set forth in this Plan, Elective Contributions which may, for a Plan Year, be allocated to a Participant’s Account shall not be permitted, in the case of each Highly Compensated Participant, if they would cause the Plan to fail the Deferral Percentage Test specified in Section 3.6 of this Plan for such Plan Year, and, in the case of each Participant, if they would cause the Plan to fail to satisfy the limitations of Article IV of this Plan for such Plan Year.

(i) Catch-Up Contributions. All Participants who are eligible to make Elective Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions for said Plan Year and subsequent Plan Years in accordance with, and subject to the limitations of, Code § 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of this Plan implementing the required limitations of Code §§ 402(g) and 415. This Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code §§ 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of permitting such catch-up contributions.

(j) (i) Notwithstanding any other provision herein, effective as of January 1, 2010, with respect to an Eligible Employee (A) who is first credited with an Hour of Service on or after that date, or (B) who terminates employment with the Controlled Group prior to January 1, 2010 and then is credited with an Hour of Service on or after January 1, 2010, or (C) who is eligible to participate in this Plan as of December 31, 2009, but does not have in effect on that date an election to participate or not to participate in this Plan, such an Eligible Employee shall be deemed to have elected to make an Elective Contribution equal to 3% of the Eligible Employee’s Compensation effective with respect to the earliest practicable payroll period beginning after the Employee has satisfied the eligibility requirements specified in Sections 2.1(b), 2.2 or 2.3 of this Plan (whichever is applicable) or, if later, the earliest practicable payroll period beginning after January 1, 2010, unless during a period of no less than 30 days beginning with the date on which the Eligible Employee receives notification of the existence of this Plan and of the automatic enrollment feature specified in this subsection (j), he or she elects not to make such contribution; provided, however, that such an Eligible Employee may also affirmatively elect to participate, at a percentage of his Applicable Compensation which is other than 3%. Such a Participant may modify or revise the Elective Contribution election with respect to any payroll period occurring after the applicable payroll period referred to in the preceding sentence. The elections provided for in this paragraph shall be made in a manner specified by the Plan Administrator.

(ii) In the case of an Eligible Employee who is automatically enrolled in this Plan in accordance with paragraph (j)(i), such an Eligible Employee shall have his or her Compensation automatically reduced initially by 3% of Compensation in order to make an automatic Elective Contribution to the Plan equal to 3% of Compensation during the Plan Year in which the individual is automatically enrolled in the Plan. The 3% contribution rate shall apply until the Employee has been a Participant in the Plan for one full Plan Year; that is, in the case of an Eligible Employee who satisfies the eligibility requirements of the Plan as of January 1 of a Plan Year, and who is automatically enrolled in the Plan as soon as practicable after that date, the 3% contribution rate shall apply until December 31 of that Plan Year; provided, however, that in the case of an Eligible Employee who first meets the eligibility requirements on a date other than

January 1 of a Plan Year, the 3% contribution rate shall apply during that Plan Year and also during the next following Plan Year. The Eligible Employee shall have his or her automatic contribution increased to 4% as of the first payroll period beginning in the next following Plan Year; to 5% of Compensation as of the first payroll period beginning in the next following Plan Year; and to 6% of Compensation as of the first payroll period beginning in the next following Plan Year. The automatic Elective Contributions at the rate of 6% shall continue during such Plan Year and in future Plan Years, unless the Eligible Employee modifies his or her contribution election in accordance with the next sentence. Such an Eligible Employee may modify or revise the Elective Contribution election and may choose to have a greater or lesser percentage (including 0%) of Compensation contributed to the Plan, with respect to any payroll period occurring after the applicable payroll period referred to in this paragraph (ii).

The purpose of this Section 3.5(j) is to allow the Plan to qualify as a “qualified automatic contribution arrangement” pursuant to the provisions of Code §§ 401(k)(13) and 401(m)(12), effective as of January 1, 2010. Notwithstanding any other provision of this Plan, in any Plan Year when this Plan satisfies the requirements for a qualified automatic contribution arrangement, the provisions of Sections 3.6, 3.7 and 3.8 shall not apply.

For each Plan Year with respect to which the Plan is intended to include a “qualified automatic contribution arrangement,” the Plan Administrator shall distribute to each Eligible Employee who is subject to the automatic contribution provisions described above, at least 30 days and no more than 90 days in advance of the first day of the Plan Year, a notice that satisfies the requirements of Treasury Regulations § 1.401(k)-3(d) and (k).

3.6 Limitation of Elective Deferrals.

(a) Deferral Percentage Test. The Deferral Percentage Test shall be satisfied for any Plan Year if the Average Actual Deferral Percentage for the Eligible Highly Compensated Employees for such Plan Year does not exceed the greater of (i) or (ii) as follows:

(i) The Average Actual Deferral Percentage for the prior Plan Year for the Eligible Employees who are not Highly Compensated Employees times 1.25; or

(ii) The lesser of:

(A) The Average Actual Deferral Percentage for the prior Plan Year for the Eligible Employees who are not Highly Compensated Employees times 2; or

(B) The Average Actual Deferral Percentage for the prior Plan Year for the Eligible Employees who are not Highly Compensated Employees plus two percentage points.

Notwithstanding the foregoing, effective for 2002 and later Plan Years, the Deferral Percentage Test shall be satisfied for any Plan Year if the Average Actual Deferral Percentage for the Eligible Highly Compensated Employees for such Plan Year does not exceed the greater of (i) or (ii) as follows:

(i) The Average Actual Deferral Percentage for the current Plan Year for the Eligible Employees who are not Highly Compensated Employees times 1.25; or

(ii) The lesser of:

(A) The Average Actual Deferral Percentage for the current Plan Year for the Eligible Employees who are not Highly Compensated Employees times 2; or

(B) The Average Actual Deferral Percentage for the current Plan Year for the Eligible Employees who are not Highly Compensated Employees plus two percentage points.

(b) Definitions.

(i) Average Actual Deferral Percentage. For purposes of this Section, the term “Average Actual Deferral Percentage” of a group of Eligible Employees shall, for a Plan Year, mean the numeric average of the Actual Deferral Percentages calculated separately for each Eligible Employee in the group.

(ii) Actual Deferral Percentage. The Actual Deferral Percentage of an Eligible Employee shall be obtained by dividing the amount of ADP Contributions credited to the Account of such Eligible Employee during such Plan Year by the Eligible Employee’s Compensation for the Plan Year, calculated to the nearest one-hundredth of one percent. The Actual Deferral Percentage of an Eligible Employee who has no ADP Contributions credited to his Account during a Plan Year shall be zero for such Plan Year.

(iii) ADP Contributions. “ADP Contributions” shall mean the sum of Elective Contributions and, to the extent that the Plan Administrator elects (uniformly with respect to all Eligible Employees) to treat the following contributions as Elective Contributions under Treas. Reg. §1.401(k)-1(b)(3) and this paragraph (iii), Qualified Nonelective Contributions and Qualified Matching Contributions. Any Qualified Nonelective Contributions or Qualified Matching Contributions which the Plan Administrator elects to treat as Elective Contributions under the preceding sentence must not discriminate in favor of Highly Compensated Employees within the meaning of Code §401(a)(4).

(iv) Compensation.

(A) General Definition. Subject to subparagraphs (B) through (D) below, for purposes of this Section 3.6 Compensation for a Plan Year with respect to an Employee shall mean the Employee’s “wages” as defined in Code § 3401(a) for purposes of income tax withholding at the source paid by an Employer but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code § 3401(a)(2)) and all other payments of compensation (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code §§ 6041(d), 6051(a)(3) and 6052 which are paid by the Employer to such Employee for such Plan Year.

(B) Exclusions. Notwithstanding the provisions of subparagraph (A) above, none of the following items shall be included in the definition of Compensation, whether or not includable in taxable gross income:

(1) reimbursements or other expense allowances;

(2) fringe benefits (cash and noncash);

(3) moving expenses;

(4) deferred compensation;

(5) welfare benefits;

(6) vacation payout earnings;

(7) severance or separation pay, whether paid pursuant to a Company program or pursuant to an individual contract between the Employer and an Employee;

and, additionally, solely with respect to Highly Compensated Employees:

(8) amounts received from the exercise of any nonqualified stock options issued by an Employer;

(9) amounts received from the sale or exchange of stock transferred pursuant to the exercise of an incentive stock option; and

(10) amounts required to be reported as income pursuant to Code § 7872.

(C) Salary Reduction Arrangements. Notwithstanding the preceding subparagraphs of this paragraph (iv), Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Code §§ 125, 402(e)(3), 402(h) or 403(b).

(D) Limitation. Notwithstanding any provision of this paragraph (iv) to the contrary Compensation of an Eligible Employee shall not include the Compensation of such Employee during a period that the Employee is not an Eligible Employee with respect to the Plan and shall be limited in the manner provided in Section 1.15(e).

(c) Plan Aggregation Rules. If two or more plans which include cash or deferred arrangements are considered as one plan for purposes of Code §§ 401(a)(4) or 410(b), such arrangements included in such plans shall be treated as one arrangement for the purposes of this Section. If any Eligible Highly Compensated Employee is a participant under two or more cash or deferred arrangements of the Controlled Group, all such arrangements shall be treated as one cash or deferred arrangement for purposes of determining the Actual Deferral Percentage with respect to such Eligible Highly Compensated Employee and in the event that such arrangements have different plan years, all Elective Contributions made during the Plan Year under all such arrangements shall be aggregated. Notwithstanding the foregoing, cash or deferred arrangements that are not permitted to be aggregated under Treasury Regulations issued under Code § 401(k) shall be treated as separate arrangements.

(d) Failure to Satisfy Test. If this Plan does not or may not satisfy the Deferral Percentage Test of subsection (a) above for a Plan Year, the Plan Administrator shall take such action permitted under Sections 3.8 and 3.9 of this Plan as the Plan Administrator, in its sole discretion, shall determine necessary in order to ensure that the Plan satisfies such test for the Plan Year.

(e) Recordkeeping. The Plan Administrator shall, on behalf of the Employer, maintain such records as are necessary to demonstrate compliance with the Deferral Percentage Test of subsection (a) above for each Plan Year, including the extent to which any Qualified Nonelective Contributions and Qualified Matching Contributions are treated as Elective Contributions under paragraph (iii) of subsection (b) above.

3.7 Limitation of Employee and Employer Matching Contributions.

(a) Contribution Percentage Test. The Contribution Percentage Test shall be satisfied for any Plan Year if the Average Contribution Percentage for the Eligible Highly Compensated Employees for such Plan Year does not exceed the greater of (i) or (ii) as follows:

(i) The Average Contribution Percentage for the prior Plan Year for the Eligible Employees who are not Highly Compensated Employees times 1.25;

(ii) The lesser of:

(A) The Average Contribution Percentage for the prior Plan Year for the Eligible Employees who are not Eligible Highly Compensated Employees times 2; or

(B) The Average Contribution Percentage for the prior Plan Year for the Eligible Employees who are not Eligible Highly Compensated Employees plus two percentage points.

Notwithstanding the foregoing, effective for 2002 and later Plan Years, the Contribution Percentage Test shall be satisfied for any Plan Year if the Average Contribution Percentage for the Eligible Highly Compensated Employees for such Plan Year does not exceed the greater of (i) or (ii) as follows:

(i) The Average Contribution Percentage for the current Plan Year for the Eligible Employees who are not Highly Compensated Employees times 1.25;

(ii) The lesser of:

(A) The Average Contribution Percentage for the current Plan Year for the Eligible Employees who are not Eligible Highly Compensated Employees times 2; or

(B) The Average Contribution Percentage for the current Plan Year for the Eligible Employees who are not Eligible Highly Compensated Employees plus two percentage points.

(b) Definitions.

(i) Average Contribution Percentage. For purposes of this Section, the term “Average Contribution Percentage” of a group of Employees shall, for a Plan Year, mean the numeric average of the Contribution Percentages calculated separately for each Employee in the group.

(ii) Contribution Percentage. The Contribution Percentage of an Eligible Employee shall be obtained by dividing the amount of ACP Contributions credited to the Account of such Employee during such Plan Year by the Eligible Employee’s Compensation for the Plan Year, calculated to the nearest one-hundredth of one percent. The Contribution Percentage of an Eligible Employee who has no ACP Contributions credited to his Account during a Plan Year shall be zero for such Plan Year.

(iii) ACP Contributions. “ACP Contributions” shall mean the sum of Qualified Matching Contributions to the extent that such contributions are not treated as Elective Contributions under Treas. Reg. §1.401(k)-1(b)(5) and Section 3.6(b)(iii) of this Plan, Matching Elective Contributions and, to the extent that the Plan Administrator elects (uniformly with respect to all Eligible Employees) to treat the following contributions as “matching contributions” under Treas. Reg. §1.401(m)-1(b)(5) and this paragraph (iii) and such contributions are not treated as Elective Contributions under Treas. Reg. §1.401(k)-1(b)(5) and Section 3.6(b)(iii) of this Plan, Qualified Nonelective Contributions, and any forfeitures which are reallocated under Sections 3.5(f) or 3.8(c) as Matching Elective Contributions. Any Qualified Nonelective Contributions which the Plan Administrator elects to treat as “matching contributions” or any Qualified Matching Contributions treated as ACP Contributions under the preceding sentence must not discriminate in favor of Highly Compensated Employees within the meaning of Code §401(a)(4) and must satisfy the provisions of Treas. Reg. §1.401(m)-1(b).

(iv) Compensation. For purposes of this Section, Compensation shall mean Compensation as defined in Section 3.6(b)(iv) of this Plan.

(c) Plan Aggregation. If two or more plans of the Controlled Group to which matching contributions or employee contributions or both are made are treated as one plan for purposes of Code § 410(b), such plans shall be treated as one plan for purposes of this Section. If any Eligible Highly Compensated Employee is a participant under two or more plans of the Controlled Group to which matching contributions or employee contributions are made, all such contributions shall be aggregated for purposes of this Section and in the event that such plans have different plan years, all such contributions made during the Plan Year under all such plans shall be aggregated. Notwithstanding the foregoing, plans that are not permitted to be aggregated under Treasury Regulations issued under Code § 401(m) shall be treated as separate plans.

(d) Failure to Satisfy Test. If this Plan does not or may not satisfy the Contribution Percentage Test of subsection (a) above for a Plan Year, the Plan Administrator shall take such action permitted under Sections 3.8 and 3.9 of this Plan as the Plan Administrator, in its sole discretion, shall determine necessary in order to ensure that the Plan satisfies such test for the Plan Year.

(e) Recordkeeping. The Plan Administrator shall, on behalf of the Employer, maintain such records as are necessary to demonstrate compliance with the Contribution Percentage Test of subsection (a) above for each Plan Year, including the extent to which any Qualified Nonelective Contributions and Qualified Matching Contributions are treated as ACP Contributions under paragraph (iii) of subsection (b) above.

3.8 Corrections Required by Discrimination Tests. If the Deferral Percentage Test of Section 3.6 of this Plan, or the Contribution Percentage Test of Section 3.7 of this Plan are applicable to this Plan and are not satisfied for a Plan Year, the Plan Administrator in its discretion, may use any combination of the methods in subsections (a), (b) and (c) below to satisfy any one or more of these tests, except as otherwise provided below:

(a) In the event that excess contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess contributions (plus any income and minus any loss allocable thereto through a date no more than seven days before the date of distribution, determined in accordance with Section 6.2(c)(iii)) shall be distributed to the Highly Compensated

Participants on the basis of the respective portions of the excess contributions attributable to each such Highly Compensated Participant in order of the dollar amount of Elective Contributions made by or on behalf of such Highly Compensated Participants beginning with the Highly Compensated Participants with the highest dollar amount of Elective Contributions. For the purposes of this Subsection, the term “excess contributions” shall mean, for any Plan Year, the excess of (i) the aggregate amount of Elective Contributions actually paid to the Trust on behalf of Highly Compensated Participants for such Plan Year over (ii) the maximum amount of Elective Contributions permitted for such Plan Year under Section 3.6 determined by hypothetically reducing Elective Contributions made on behalf of Highly Compensated Participants in order of their Actual Deferral Percentages (as defined in Section 3.6(b)(ii)) beginning with the highest of such percentages.

(b) In the event that excess aggregate contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess aggregate contributions (plus any income and minus any loss allocable thereto through a date no more than seven days before the date of distribution, determined in accordance with Section 6.2(c)(iii)) shall be forfeited (if forfeitable) and applied to reduce the subsequent Matching Elective Contributions required under the Plan or (if not forfeitable) shall be distributed to the Highly Compensated Participants on the basis of the respective portions of the excess aggregate contributions attributable to each such Highly Compensated Participant in order of the dollar amount of Matching Elective Contributions made with respect to Highly Compensated Participants beginning with the Highly Compensated Participant with the highest dollar amount of Matching Elective Contributions. For the purposes of this Subsection, the term “excess aggregate contributions” shall mean, for any Plan Year, the excess of (i) the aggregate amount of the Matching Elective Contributions actually paid to the Trust by or on behalf of Highly Compensated Participants for such Plan Year over (ii) the maximum amount of such Matching Elective Contributions permitted for such Plan Year under Section 3.7, determined by hypothetically reducing Matching Elective Contributions made by or on behalf of Highly Compensated Participants in order of their Contribution Percentages (as defined in Section 3.7(b)(ii)) beginning with the highest of such percentages.

(c) Contribution. To the extent necessary to satisfy the Applicable Test for any Plan Year in which such test is not satisfied, the Plan Administrator shall direct the Trustee to contribute to nonhighly compensated Participants, to the extent necessary, Qualified Nonelective Contributions, Qualified Matching Contributions, or both. A contribution under this paragraph must occur on or before 12 months after the close of the Plan Year to which the contribution relates.

(d) Coordination With Other Provisions. Excess contributions to be distributed under subsection (a) with respect to a Participant for a Plan Year shall be reduced by correcting distributions under Section 3.5(f) of this Plan previously made to such Participant for the calendar year ending with or within such Plan Year. Distributions under subsections (a) above may be made without regard to any notice or consent otherwise required by the terms of this Plan.

(e) Definitions. For purposes of subsections (a), (b), and (c):

(i) Applicable Test shall mean the Deferral Percentage Test of Section 3.6 of this Plan or the Contribution Percentage Test of Section 3.7 of this Plan, whichever is applicable.

(ii) Applicable Contributions shall mean:

(A) if the Applicable Test is the Deferral Percentage Test, “ADP Contributions” as defined in Section 3.6(b)(iii) of this Plan, or

(B) (II) if the Applicable Test is the Contribution Percentage Test, “ACP Contributions” as defined in Section 3.7(b)(iii) of this Plan.

3.9 Discretionary Cutbacks to Satisfy Discrimination Tests. In addition to those powers granted the Plan Administrator elsewhere herein, the Plan Administrator shall have the power to reduce the Elective Contribution election of any Highly Compensated Participant at any time during a Plan Year if the Plan Administrator, in his sole discretion and based on current contribution data available, determines that the Deferral Percentage Test of Section 3.6 of this Plan, the Contribution Percentage Test of Section 3.7 of this Plan, and/or the special limitation of this Plan for such Plan Year may not be satisfied. Any such reductions shall be made to the extent necessary in the opinion of the Plan Administrator to satisfy the Deferral Percentage Test, the Contribution Percentage Test, and/or the special limitation, whichever is applicable, and shall be made by reducing the Elective Contribution election of Highly Compensated Participants.

3.10 401(k)/401(m) Testing Provision. In applying the limitations set forth in Sections 3.5(f), 3.6 and 3.7, the Plan Administrator may, at his option, utilize such testing procedures as may be permitted under Code §§ 401(a)(4), 401(k), 401(m) or 410(b), including, without limitation, (a) aggregation of the Plan with one or more other qualified plans of the Controlled Group, (b) inclusion of qualified matching contributions, qualified nonelective contributions or elective deferrals described in, and meeting the requirements of, Treasury Regulations under Code §§ 401(k) and 401(m) to any other qualified plan of the Controlled Group in applying the limitations set forth in Sections 3.5(f), 3.6 and 3.7, (c) effective January 1, 1999, exclusion of all Eligible Employees (other than Eligible Highly Compensated Employees) who have not met the minimum age and service requirements of Code § 410(a)(1)(A) in applying the limitations set forth in Sections 3.6 and 3.7, or (d) any permissible combination thereof.

Qualified nonelective contributions shall be taken into account for a Plan Year for an Eligible Employee who is not a Highly Compensated Employee only to the extent that such contributions are less than or equal to the product of that Eligible Employee’s Compensation (as defined in Section 3.6(b)(iv) of this Plan) and the greater of 5% or two times the Plan’s representative contribution rate. Any qualified nonelective contributions taken into account for purposes of the Contribution Percentage Test of Section 3.7 of this Plan may not be taken into account for purposes of satisfying the Deferral Percentage Test under Section 3.6 of this Plan (including the determination of the representative contribution rate). For purposes of this Section 3.10, the

Plan’s “representative contribution rate” is the lowest applicable contribution rate of any Eligible Employee who is not a Highly Compensated Employee among the group of Eligible Employees that consists of half of all of the Eligible Employees who are not Highly Compensated Employees for the Plan Year (or, if greater, the lowest applicable contribution rate of any Eligible Employee who is not a Highly Compensated Employee in the group of all of the Eligible Employees who are not Highly Compensated Employees for the Plan Year and who are employed by the Employer on the last day of the Plan Year). For purposes of this Section 3.10, the “applicable contribution rate” for an Eligible Employee who is not a Highly Compensated Employee is the sum of the qualified matching contributions taken into account for the Eligible Employee for the Plan Year and the qualified nonelective contributions made for the Eligible Employee who is not a Highly Compensated Employee for the Plan Year divided by the Eligible Employee’s Compensation (as defined in Section 3.6(b)(iv) of this Plan) for the same period of time.

ARTICLE IV

LIMITATION ON ALLOCATIONS

4.1 General Rules.

(a) Limitation. The Annual Additions which may be credited to a Participant’s Accounts under this Plan for any Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant’s accounts under any other defined contribution plans (as defined in Code §414(i)), individual medical accounts (as defined in Code §415(l)(2)) and welfare benefit funds (as defined in Code §419(e)) maintained by the Employer for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans, individual medical accounts and welfare benefit funds maintained by the Employer, if any, are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated under this Plan to the Participant’s Accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated to this Plan will be reduced so that the Annual Additions under all such plans, accounts and funds for the Limitation Year (including this Plan) will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans, individual medical accounts and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant’s Accounts under this Plan for the Limitation Year.

(b) Use of Estimated Compensation. Prior to determining the Participant’s actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant’s Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Compensation for the Limitation Year.

(c) Allocation of Excess Amounts Among Plans, Funds and Accounts. If, pursuant to subsection (b) above or as a result of the allocation of forfeitures, a reasonable error in determining the amount of Elective Deferrals a Participant may make, or such other facts and circumstances as may be allowed by the Internal Revenue Service, a Participant’s Annual Additions under this Plan and such other plans, accounts and funds (if any) would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that the Annual Additions attributable to a welfare benefit fund or an individual medical account will be deemed to have been allocated first regardless of the actual allocation date. If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another qualified defined contribution plan, the Excess Amount attributed to this Plan will be the product of:

(i) the total Excess Amount allocated as of such date, multiplied by

(ii) the ratio of (A) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (B) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all other qualified defined contribution plans.

(d) Disposition of Excess Amounts. If the amount to be allocated to a Participant’s Account exceeds the Maximum Permissible Amount, the Excess Amount will be handled in accordance with the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2008-50, or subsequent applicable guidance issued by the Internal Revenue Service.

4.2 Applicable Definitions. For purposes of this Article, the following terms shall have the following meanings:

(a) Annual Additions shall mean the sum of the following amounts allocated to a Participant’s accounts for any Limitation Year:

(i) contributions made by the Employer;

(ii) contributions made by the Participant;

(iii) forfeitures;

(iv) amounts allocated to an individual medical account, as defined in Code §415(l)(2), which is part of a pension or annuity plan maintained by the Employer; and

(v) amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to a separate account of a “key employee,” as defined in Code §419A(d)(3), under a welfare benefit fund, as defined in Code §419(e), maintained by the Employer.

For this purpose, any Excess Amount applied under subsection (d) of Section 4.1 above in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year; however, any nonvested amount restored to a Participant’s Accounts following his reemployment shall not be deemed an Annual Addition, and any corrective allocation pursuant to Section 12.11 will be considered an Annual Addition for the Limitation Year to which it relates. For limitation years beginning on and after January 1, 2001 for purposes of applying the limitations described in section 4.1 of the plan, compensation paid or made available during such limitation years shall include elective amounts that are not includible in the gross income of the employee by reason of § 132(f)(4). This amendment shall also apply to the definition of compensation for purposes of sections 1.15, 1.40(f)(iii), 1.44(b), 3.6(b)(iv), 3.7(b)(iv), 13.1(a)(ii) and 13.2(f) of the plan for plan years beginning on and after January 1, 2001. Contributions do not fail to be Annual Additions merely because such contributions are excess deferrals (as defined in Code §402(g)(2)(A)), excess contributions (as defined in

Code §401(k)(8)(B)) or excess aggregate contributions (as defined in Code §401(m)(6)(B)), or merely because such excess deferrals and excess contributions are corrected through distribution or recharacterization, except that excess deferrals which are timely corrected by distribution shall not be treated as Annual Additions. Excess aggregate contributions attributable to amounts other than employee contributions, including forfeited matching contributions, shall be counted as Annual Additions even if distributed. For purposes of this subsection (a), the provisions of Treas. Reg. §1.415-6(b) shall govern.

(b) Compensation.

(i) General Definition. For purposes of this Article, Compensation shall mean the Employee’s “wages” as defined in Code § 3401(a) for purposes of income tax withholding at the source paid by an Employer but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed and all other payments of compensation (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code §§ 6041(d), 6051(a)(3) and 6052 which are paid by the Employer to such Employee for such Plan Year.

(ii) Salary Reduction Arrangements. Notwithstanding the preceding subparagraph, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Code §§ 125, 132(f)(4), 402(e)(3), 402(h) or 403(b).

(iii) Timing of Inclusion. For purposes of applying the limitations of this Article, Compensation for a Limitation Year is the Compensation actually paid, made available or includible in gross income during such year. Notwithstanding the preceding sentence, Compensation for a Participant in a defined contribution plan who is “permanently and totally disabled” (as defined in Code § 22(e)(3) is the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made. In interpreting this subsection (b), the provisions of Treas. Reg. § 1.415-2(d)(1), (2) and (3) or the corresponding provisions of any future Treasury Regulations shall control.

For Limitation Years beginning on or after January 1, 2008, the term “Compensation” shall only include such amounts that are paid or made available prior to the Participant’s severance from employment with the Employer and any such amounts that are paid or made available to the Participant by the later of (i) 2- 1⁄2 months after the date of the Participant’s severance from employment with the Employer or (ii) the end of the Limitation Year that includes the date of the Participant’s severance from employment with the Employer, provided that, absent a severance from employment, such payments would have been paid to the Participant while the Participant continued in employment with the Employer and are regular compensation for services performed during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses or other similar compensation.

Effective as of January 1, 2009, Compensation for purposes of applying Code § 415 shall include “differential wage payments,” as defined in Code § 3401(h)(2).

(c) Defined Contribution Dollar Limitation shall mean $40,000, as that amount may be adjusted upward for increases in the cost of living, in accordance with applicable law.

(d) Employer shall mean, solely for purposes of this Article, the Employer and all members of a controlled group of corporations (as defined in Code §414(b) as modified by Code §415(h)), all commonly controlled trades or businesses (as defined in Code §414(c) as modified by Code §415(h)) or affiliated service groups (as defined in Code §414(m)) of which the Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Code §414(o).

(e) Excess Amount shall mean the excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.

(f) Highest Average Compensation shall mean the average compensation for the three consecutive calendar years with the Employer that produces the highest average. In lieu of calendar years, a plan may use any 12 month period provided such period is uniformly and consistently applied.

(g) Limitation Year shall mean the Plan Year. If the Limitation Year is amended to a different 12-consecutive-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made, and the provisions of Treas. Reg. §1.415-2(b)(4)(iii) shall apply for the shortened Limitation Year.

(h) Maximum Permissible Amount shall mean the maximum Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year. The Maximum Permissible Amount shall be the lesser of:

(i) the Defined Contribution Dollar Limitation, or

(ii) 100% of the Participant’s Compensation for the Limitation Year.

The compensation limitation referred to in paragraph (ii) above shall not apply to any contribution for medical benefits (within the meaning of Code §401(h) or Code §419A(f)(2)) which is otherwise treated as an annual addition under Code §§415(l)(1) or 419A(d)(2). If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12 consecutive-month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar limitation multiplied by the following fraction:

number of months in the short Limitation Year

12.

ARTICLE V

VESTING IN ACCOUNTS

5.1 Vesting of Nonforfeitable Accounts. All amounts allocated to a Participant’s Nonforfeitable Accounts shall at all times be and remain 100% vested and nonforfeitable, except as provided in Section 12.9.

5.2 Vesting of Forfeitable Account. All amounts allocated to a Participant’s Forfeitable Accounts shall vest in accordance with the following rules, except as provided in Section 12.9:

(a) Full Vesting Events. A Participant’s Forfeitable Account shall be 100% vested and nonforfeitable as of the earliest of the following dates:

(i) The date on which the Participant attains his Normal Retirement Age while still employed by the Employer;

(ii) The date the Participant dies while still employed by the Employer;

(iii) The date the Participant becomes Disabled while still employed by the Employer; or

(iv) The date of the termination of the Participant’s employment by the Company or another member of the Controlled Group if that termination of employment is as a consequence of the asset sale covered by a certain Asset Purchase Agreement (“Schwan Asset Agreement”) by and among The Schwan Food Company, Flowers Foods, Inc. and Mrs. Smith’s Bakeries, LLC, dated January 29, 2003; provided, however, that this paragraph (iv) shall not apply to any Participant who voluntarily resigns from employment with the Company or another member of the Controlled Group; provided, further, that this paragraph (iv) shall not apply to any Participant whose employment terminates prior to the “Closing Date” (as that term is defined in the Schwan Asset Agreement); provided, further, that this paragraph (iv) shall not apply to a Participant who transfers to the employ of the Company or another member of the Controlled Group in connection with the asset sale covered by the Schwan Asset Agreement.

(b) Vesting Schedule.

(i) Regular Schedule—Company Basic Contributions:

(A) An Employee whose Company Basic Contributions Account is not 100% vested under the provisions of subsection (a) above and whose participation in the Plan terminates prior to January 1, 2007 shall be vested in such Account in accordance with the following schedule:

Years of Vesting Service Earned by the Participant	Vested Percentage of the Participant in such Account
Less than 5 Years	0%
5 or more Years	100%

(B) An Employee whose Company Basic Contributions Account is not 100% vested under the provisions of subsection (a) above, and who is a Participant in the Plan on or after January 1, 2007, but who is not a Participant with an undistributed Account balance under the Plan on or after January 1, 2010, shall be vested in such Account in accordance with the following schedule:

Years of Vesting Service Earned by the Participant	Vested Percentage of the Participant in such Account
Less than 3 Years	0%
3 or more Years	100%

(C) An Employee whose Company Basic Contributions Account is not 100% vested under the provisions of subsection (a) above, and who is a Participant with an undistributed Account balance under the Plan on or after January 1, 2010, shall be vested in such Account in accordance with the following schedule:

Years of Vesting Service Earned by the Participant	Vested Percentage of the Participant in such Account
Less than 2 Years	0%
2 or more Years	100%

(ii) Regular Schedule—Matching Elective Contributions.

(A) An Employee whose Matching Elective Contributions Account is not 100% vested under the provisions of subsection (a) above and who is not credited with at least one Hour of Service on or after January 1, 2002, shall be vested in such Account in accordance with the following schedule:

Years of Vesting Service Earned by the Participant	Vested Percentage of the Participant in such Account
Less than 5 Years	0%
5 or more Years	100%

(B) An Employee whose Matching Elective Contributions Account is not 100% vested under the provisions of subsection (a) above, and who is credited with one or more Hours of Service on or after January 1, 2002 shall be vested in such Account in accordance with the following schedule:

Years of Vesting Service Earned by the Participant	Vested Percentage of the Participant in such Account
Less than 3 Years	0%
3 or more Years	100%

Notwithstanding any other provision herein, in the case of any Participant who was credited with one or more Hours of Service with Tasty Baking Company or Tasty Baking Oxford, Inc. on or prior to December 31, 2011, the Matching Elective Contributions Account shall be 100% vested at all times.

(iii) Alternate Schedule:

Pursuant to Section 11.6(a), any Employer may elect a different vesting schedule with respect to the Forfeiture Accounts of Participants employed by it, which vesting schedule shall be designated in Exhibit B hereto and may be amended from time to time by the Company in its sole discretion.

(c) Limitations and Restrictions Regarding Vesting.

(i) Nonforfeitability by Participant Conduct. No vested portion of a Participant’s Account shall be forfeited as a result of conduct of the Participant (except forfeitures described in Sections 5.3 and 8.5 on account of the Participant’s termination of employment).

(ii) Amendments to Vesting Schedule. If the vesting schedule of this Plan is amended, the vested percentage of a Participant’s Forfeitable Account, determined as of the later of the date on which the amendment to the Plan’s vesting schedule is adopted or becomes effective, shall not be reduced by such amendment. Furthermore, any Participant who has at least 3 Years of Vesting Service shall:

(A) Automatically have his or her vesting percentage computed without regard to the change in the vesting schedule unless computing his or her vested percentage under the new vesting schedule is more favorable; or

(B) have the right to elect, within 60 days of (1) the day the amendment is adopted, (2) the day the amendment becomes effective, or (3) the day the Participant is issued written notice of the amendment, whichever is latest, to have the vesting schedule in effect prior to the amendment apply in computing his vested percentage;

whichever selected by the Plan Administrator applicable to all affected Participants. For purposes of this paragraph (b), an “amendment changing the vesting schedule” is any amendment which directly or indirectly affects the computation of the vested percentage of a Participant’s Account balances as described in Treas. Reg. §1.411(a)-8(c), and Years of Vesting Service shall be determined without regard to Sections 5.4 and 5.5.

(iii) Automatic Amendments to Vesting Schedule. The rules of paragraph (ii) above shall apply to the automatic change in the vesting schedule. Furthermore, the rules of paragraph (ii) above shall apply to any automatic change in the vesting schedule caused by operation of Article XIII of this Plan.

(d) Years of Vesting Service. In determining the Years of Vesting Service completed by an Employee for purposes of this Article, Years of Vesting Service shall be determined pursuant to Sections 1.84, 5.4 and 5.5 of this Plan.

(e) Special Rule. In the event a Participant, prior to incurring five consecutive One-Year Breaks in Service receives a distribution of his vested Account balance and the Participant’s nonvested Account balance is not forfeited, then until the Participant does incur such Breaks in Service, a separate Account shall be established for the Participant’s interest in the Plan, and at any relevant time the Participant’s vested portion of such Account shall not be less than an amount “X” determined by the formula:

X = P (AB + (R x D)) - (R x D)

where P is the vested percentage at the relevant time, AB is the Account balances at the relevant time, D is the amount of the Distribution, R is the ratio of the Account balances as of the relevant time to the Account balances after distribution, and the relevant time is the time at which the vested percentage in the Account cannot increase.

(f) Special Rules for Lepage Participants. For special vesting provisions for certain amounts in the Accounts of Lepage Participants (as defined in Section 13.1 of Appendix XIII), see Section 1.84(e) and Section 13.5 of Appendix XIII.

5.3 Forfeitures. Amounts in a Participant’s Forfeitable Accounts which are not vested pursuant to the provisions of this Article may be forfeited by a Participant pursuant to the provisions of Sections 3.5(f), and 8.5(a) of this Plan.

5.4 Reemployed Former Employees.

(a) Rule of Parity. Any former Employee (i) who does not have any nonforfeitable right under the Plan to his Forfeitable Account, (ii) who does not have any Nonforfeitable Accounts under the Plan, and (iii) for whom the number of consecutive One-Year Breaks in Service prior to such Employee’s reemployment equals or exceeds the greater of 5 or the aggregate number of Years of Service before such breaks in service shall not receive credit for service prior to such breaks in service.

(b) Post Break Disregarded Service. Any Employee who has 5 consecutive One- Year Breaks in Service shall not receive credit for service after such Breaks in Service for purposes of determining such Employee’s vested percentage of his or her Account balances which accrued before such 5-year period.

(c) Separate Accounting. Separate Accounts will be maintained for a Participant’s pre-break and post-break Forfeitable Accounts to the extent that the Participant’s vested percentage in such Accounts could differ by application of the provisions of this Section, and both such Accounts will share in earnings or losses pursuant to Article VII.

5.5 Years of Vesting Service Disregarded. Any Employee on April 1, 1995, who becomes a Participant in the Plan on said date or thereafter, shall receive credit for purposes of Section 5.2 of this Plan for Years of Vesting Service rendered to his Employer or any other member of the Controlled Group for such period of time during which said Employer (or other employer) was a member of the Controlled Group, including periods of service rendered prior to April 1, 1995. However, with respect to any person who becomes an Employee after April 1, 1995, for purposes of Section 5.2 of this Plan and notwithstanding the preceding sections of this Article, Years of Vesting Service shall be disregarded during any period for which the Employer did not maintain this Plan or a predecessor plan. For purposes of this Section 5.5, whether the Employer maintained a “predecessor plan” shall be determined in accordance with Treas. Reg. § 1.411(a)-5(b)(3).

5.6 Vesting Upon Termination. If, pursuant to Article XI of this Plan, this Plan is wholly or partially terminated, the rights of each “affected” Participant to his Forfeitable Account as of the date of such termination or partial termination shall be fully vested to the extent funded notwithstanding any other provision of this Article to the contrary. See Section 11.3(a) herein.

5.7 Family and Medical Leave Act. Any period while an Employee is on a leave of absence under the Family and Medical Leave Act of 1993 will be treated as continued service for the purpose of computing Years of Vesting Service.

ARTICLE VI

ACCOUNTS AND INVESTMENTS

6.1 Separate Accounts. The Plan Administrator shall maintain separate Accounts for each Participant to reflect each such Participant’s interest in the Plan attributable to each of the following:

(a) Elective Contributions, if any, as defined in Section 1.24 of this Plan.

(b) Matching Elective Contributions, if any, as defined in Section 1.46 of this Plan.

(c) Qualified Matching Contributions, if any, as defined in Section 1.62 of this Plan.

(d) Qualified Nonelective Contributions, if any, as defined in Section 1.64 of this Plan.

(e) Company Basic Contributions, if any, as defined in Section 1.13 of this Plan.

(f) Rollover Contributions, if any, as defined in Section 1.70 of this Plan.

(g) the Tasty Baking Employee After Tax Account under Appendix XII, Section 12.2(b).

(h) The Prior Tasty Baking 401(k) Match Account under Appendix XII, Section 12.2(c).

(i) The Prior Tasty Baking Non-Matching Company Contribution Account under Appendix XII, Section 12.2(d).

(j) The Tasty Baking Rollover Contributions Account under Appendix XII, Section 12.2(e).

(k) The Tasty Baking Prior Roth Basic Account under Appendix XII, Section 12.2(f).

(l) the Prior Lepage Employer Match Account under Appendix XIII, Section 13.2(b).

(m) the Prior Lepage Profit Sharing Account under Appendix XIII, Section 13.2(c).

(n) the Prior Lepage Supplemental Profit Sharing Account under Appendix XIII, Section 13.2(d).

6.2 Investment of Trust Fund.

(a) General Rule. The Trust Fund, and all contributions thereto made under this Plan, shall be invested by the Trustee who shall have exclusive authority and discretion to manage and control the Trust Fund pursuant to the terms of the Trust Agreement, subject to any investment directions allowed by the Trustee under subsections (b) and (c) below, and made by the appropriate party as indicated in such subsections, as applicable.

(b) Investment Manager. The Trustee may appoint one or more investment managers (as defined in ERISA §3(38)) to manage, acquire or dispose of all or a portion of the Trust Fund. Any such appointment shall be made in writing and shall be communicated to the Custodian, if any. A designated investment manager may certify to the Trustee in writing the name of any person, together with a specimen signature of any such person, who is authorized to communicate and implement the investment manager’s respective instructions concerning the Trust Fund. The investment manager shall promptly give written notice to the Trustee of any change in any such person. The Trustee shall be subject to the directions of such investment manager(s) which are made in accordance with the terms of this Plan.

(c) Investment Funds.

(i) Establishment of Funds. The Trustee shall establish three or more funds for the investment of the assets of the Trust Fund, each of which has materially different risk and return characteristics.

(ii) Investment Directions by Participants. Each Participant (or, in the case of the Participant’s death, his Beneficiary) shall direct the investment of his Accounts among the funds provided under paragraph (i) above. The Plan Administrator shall establish, and may alter at any time, rules and procedures which shall govern such Participant direction of investments and the timing thereof, and shall provide all necessary instructions and forms, if any, to Participants (or Beneficiaries). Such rules and procedures may restrict the frequency and timing of such Participant (or Beneficiary) directions and may also limit the amount or percentage of future contributions, and of the existing Account balance, that may be invested in Company common stock or in any other investment fund. Such rules and procedures shall be communicated to Employees (or Beneficiaries). In the absence of any valid investment direction by the Participant (or Beneficiary), the Trustee shall invest the Participant’s (or Beneficiary’s) Account as directed by the Plan Administrator, on a consistent basis applied at the time of investment.

To the extent that shares of Company common stock are allocated to a Participant’s account, the Participant shall be entitled to direct the Trustee as to the exercise of any voting rights with respect to said shares, according to procedures adopted by the Plan Administrator. In the absence of any such valid instructions, the Trustee shall vote said shares in accordance with the applicable provisions of the Trust Agreement.

In addition, in the case of a Participant who is deemed under Section 3.5(j) to have elected to make an Elective Contribution equal to 3% of the Participant’s Compensation, such a Participant’s Elective Contributions shall be invested initially in such investment fund under the Plan as the Plan Administrator shall select, in accordance with applicable regulations or other guidance of the United States Department of Labor; provided, however, that such a Participant may change the investment election with regard to such contributions in accordance with this Section 6.2(c), at any time after the Elective Contribution has been credited to the Participant’s Account.

(iii) Income or Loss. Any Account or portion thereof of a Participant (or Beneficiary) which is invested pursuant to the Participant’s (or Beneficiary’s) directions under paragraph (ii) above in a certain fund shall only share in the gains or losses of such fund or stock, and shall not share in the gains or losses of any other Trust Fund investment.

(iv) Expenses. Any Account or portion thereof of a Participant (or Beneficiary) which is invested pursuant to the Participant’s (or Beneficiary’s) directions under paragraph (ii) above shall be charged for the reasonable expenses of such directed investing.

6.3 Trustee’s Reliance. The Trustee may rely and act upon any certificate, notice or direction of the Employer, Plan Administrator, investment manager, Participant or Beneficiary, or a person authorized to act on behalf of such person, that the Trustee reasonably believes to be genuine and to have been signed by the person or persons duly authorized to sign such certificate, notice or direction. The Trustee may continue to rely upon such certificate, notice or direction until otherwise notified in writing.

ARTICLE VII

ALLOCATION OF EARNINGS AND LOSSES TO ACCOUNTS OF PARTICIPANTS

7.1 Allocations of Trust Fund Earnings and Losses. The accounts of Participants will be valued as of each Valuation Date. Notwithstanding any other provision of the Plan, to the extent that Participants’ Accounts are invested in mutual funds or other assets for which daily pricing is available (“Daily Pricing Media”), all amounts contributed to the Trust Fund will be invested at the time of their actual receipt by the Daily Pricing Media, and the balance of each Account shall reflect the results of such daily pricing from the time of actual receipt until the time of distribution. Investment elections and changes shall be effective upon receipt by the Daily Pricing Media.

ARTICLE VIII

PAYMENT OF BENEFITS

8.1 Time of Payment of Benefits. If a Participant’s employment with all members of the Controlled Group is terminated for any reason other than death, including becoming Disabled, retiring, or otherwise, the Participant shall receive or commence receiving the entire vested amount in his Plan Accounts (his “Benefit Amount”) determined pursuant to the provisions of Section 8.4 in accordance with the following:

(a) Termination Prior to Attainment of Normal Retirement Age. If the Participant terminates employment with all members of the Controlled Group prior to his attainment of his Normal Retirement Age, then the following provisions shall apply:

(i) General Rule. Except as provided in paragraph (ii) below, the Participant may elect that his Benefit Amount shall be paid as soon as administratively practicable following any Valuation Date following the date on which the Participant has so terminated his employment, (but not later than the Participant’s Required Beginning Date) in a lump sum payment valued in accordance with Section 8.4.

(ii) Automatic Cash-Outs. Notwithstanding paragraph (i) above, if the value of the Participant’s Benefit Amount does not exceed $5,000 on the date of the Participant’s termination of employment, the Participant’s Benefit Amount shall automatically be paid as soon as administratively practicable following the Participant’s termination of employment with all members of the Controlled Group, in the form of a single lump sum distribution valued in accordance with Section 8.4. For purposes of the preceding sentence, if the value of the Participant’s Benefit Amount is zero, the Participant shall be deemed to receive a distribution of such benefit under this paragraph (ii).

(b) Termination After Attainment of Normal Retirement Age. If a Participant terminates employment with all members of the Controlled Group on or after his attainment of his Normal Retirement Age or has not terminated employment with all members of the Controlled Group as of his Required Beginning Date, then the following provisions shall apply:

(i) General Rule. Except as provided in paragraphs (ii) and (iii) below, the Participant’s Benefit Amount shall be paid as soon as administratively practicable following the Participant’s termination of employment with all members of the Controlled Group, or, if earlier, his Required Beginning Date, in a lump sum payment valued in accordance with Section 8.4.

(ii) Later Distribution. Notwithstanding paragraph (i) above, the Participant may elect that his Benefit Amount be paid as soon as administratively practicable following any later Valuation Date elected by the Participant (but not later than the Participant’s Required Beginning Date), in a lump sum payment valued in accordance with Section 8.4. The Participant’s election of a Valuation Date under this paragraph (ii) must be made prior to the Valuation Date selected by the Participant under this paragraph (ii). Furthermore, a Participant’s election of a Valuation Date under this paragraph (ii) must be made prior to the Valuation Date specified in paragraph (i) above.

(iii) Automatic Cash-Outs. Notwithstanding paragraphs (i) and (ii) above, if the value of the Participant’s Benefit Amount does not exceed $5,000 on the date of the Participant’s termination of employment, the Participant’s Benefit Amount shall automatically be paid as soon as administratively practicable following the Participant’s termination of employment with all members of the Controlled Group, in the form of a single lump sum distribution valued in accordance with Section 8.4. For purposes of the preceding sentence, if the value of the Participant’s Benefit Amount is zero, the Participant shall be deemed to receive a distribution of such benefit under this paragraph (iii).

(iv) Benefits Accrued After Required Beginning Date. If a Participant has received his Benefit Amount under the preceding provisions of this subsection because his Required Beginning Date occurred prior to his termination of employment with all members of the Controlled Group, then the Participant shall receive any subsequent Account balances which he may accrue under this Plan during any Plan Year as soon as administratively practicable following the close of such Plan Year, and such distribution shall be in the same form applicable to the Participant’s previous distribution, subject to Section 8.13.

(c) Required Distributions. Notwithstanding any provision of this Plan to the contrary, the entire interest of a Participant must be distributed no later than the Participant’s Required Beginning Date, subject to Section 8.13. All distributions required under this Section shall be determined and made in accordance with Code §401(a)(9) and the regulations promulgated thereunder, including the minimum distribution incidental benefit requirement of Treas. Reg. §1.401(a)(9)-2.

8.2 Benefits Upon Death.

(a) Death Before Benefit Commencement Date. In the event of the death of a Participant prior to his Benefit Commencement Date, the Beneficiary of the Participant shall receive all or the applicable portion of the entire amount in the Participant’s Plan Accounts designated for such Beneficiary under subsection (c) below (such Beneficiary’s “Benefit Amount”) determined pursuant to the provisions of Section 8.4 in accordance with the following:

(i) General Rule. Except as provided in paragraphs (ii) and (iii) below, the Beneficiary’s Benefit Amount shall be paid as soon as administratively practicable following the date of the Participant’s death and receipt by the Plan Administrator of proof thereof, in a lump sum payment valued in accordance with Section 8.4 herein.

(ii) Later Distribution. Notwithstanding paragraph (i) above, the Beneficiary may elect that his Benefit Amount be paid as soon as administratively practicable following any later Valuation Date elected by the Beneficiary, in a lump sum payment valued in accordance with Section 8.4 (or, if the Beneficiary is eligible for an alternative form of distribution under any Appendix to this Plan, then in accordance with that form); provided, however, that the Benefit Amount must be paid by the date specified in Section 8.2(d). A Beneficiary’s election of a Valuation Date under paragraph (ii) must be made prior to the Valuation Date selected by the Beneficiary under this paragraph (ii). Furthermore, a Beneficiary’s election of a Valuation Date under this paragraph (ii) must be made prior to the date specified in paragraph (i) above.

(iii) Automatic Cash-Outs. Notwithstanding paragraphs (i) and (ii) above, if the value of such Benefit Amount does not exceed $5,000 on the date of death, the Beneficiary’s Benefit Amount shall automatically be paid as soon as administratively practicable following the date the Plan Administrator receives proof of the Participant’s death, in the form of a single lump sum distribution valued in accordance with Section 8.4. For purposes of the preceding sentence, if the value of the Participant’s Benefit Amount is zero, the Beneficiary shall be deemed to receive a distribution of such benefit under this paragraph (iii).

(b) Death On or After Benefit Commencement Date. In the event of the death of a Participant on or after his Benefit Commencement Date, if the Participant has received a lump sum payment of his Benefit Amount, there shall be no benefit payable to the Beneficiary; provided, however, that if the Participant has elected to receive installment payments, the Beneficiary shall be entitled to elect to continue to receive such payments in accordance with the schedule previously elected by the Participants or to receive a lump sum payment equal to the remaining account balance.

(c) Designation of Beneficiary.

(i) General Rules. The Beneficiary of a Participant with respect to the entire vested amount in the Participant’s Accounts remaining at the Participant’s death shall be determined in accordance with Section 1.9 of this Plan, unless the Participant has designated a Beneficiary or Beneficiaries, which the Participant may designate pursuant to the provisions of Section 1.9 and this Section 8.2(c)(i) on a form provided by or acceptable to the Plan Administrator. However, no Beneficiary other than a Surviving Spouse designated by the Participant shall be valid unless either (1) the Participant has no Surviving Spouse (or such Spouse cannot be located), or (2) the Surviving Spouse of the Participant has consented to such designation pursuant to a Qualified Spousal Waiver.

(ii) Designation of Multiple Beneficiaries. A Participant may, consistent with paragraph (i) above, designate more than one Beneficiary and, for each such Beneficiary, may designate a percentage of the entire vested amount in his Accounts to which such Beneficiary should become entitled (such Beneficiary’s “Benefit Amount”) upon the Participant’s death. Each such

Beneficiary shall be entitled to receive his Benefit Amount determined pursuant to Section 8.4 in accordance with the provisions of subsections (a) and (b) above. Unless otherwise specified by the Participant, any designation by the Participant of multiple Beneficiaries shall be interpreted as a designation by the Participant that each such Beneficiary (if alive as of the Participant’s date of death, and if not, then the contingent Beneficiary under paragraph (iii) below of such Beneficiary) should be entitled to an equal percentage of the Participant’s vested Account balances upon the Participant’s death.

(iii) Contingent Beneficiaries. A Participant may designate contingent Beneficiaries to receive a Beneficiary’s Benefit Amount in the event such Beneficiary should predecease the Participant; otherwise, in the event a Beneficiary predeceases the Participant, the person or those persons specified in Section 1.9 of the Plan shall be deemed to be the Beneficiary with respect to such deceased Beneficiary’s Benefit Amount, and shall receive the Benefit Amount to which such Beneficiary would have been entitled hereunder under this Section 8.2.

(d) Required Distributions and Forms of Payment. Notwithstanding any provision of this Plan to the contrary, distribution of a Beneficiary’s Benefit Amount shall be made by December 31 of the calendar year containing the 5th anniversary of the Participant’s death, unless the Beneficiary is entitled under an Appendix to this Plan to receive the Benefit Amount in a form other than a lump sum payment and the Beneficiary elects, under Section 8.13(e)(vi) to have the “life expectancy rule” apply.

(e) Death During Military Service. In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code § 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.

8.3 Form of Payment of Benefits. Benefits under this Plan shall generally be payable in the form of a single lump sum payment in cash. However, to the extent that a Participant’s Accounts are invested in Company common stock, such Company common stock shall be distributed in-kind to the Participant (or the Participant’s Beneficiary in the case of the Participant’s Death) if requested by the Participant (or the Participant’s Beneficiary in the case of the Participant’s Death). See also Appendices I, II, III, IV, V, VI, VII, and VIII.

8.4 Valuation of Accounts for Payments. The amount distributed to the Participant or Beneficiary shall be determined using the Participant’s or Beneficiary’s Benefit Amount valued as of the Valuation Date chosen in advance by said person in accordance with the foregoing provision of this Article VIII. In the event of automatic cash-outs paid in accordance with Section 8.1(a)(ii), 8.1(b)(iii) or 8.2(a)(iii), the relevant Valuation Date shall be the last day of the month in which the distribution event occurs.

8.5 Forfeitures.

(a) Occurrence of Forfeitures. A forfeiture of the non-vested portion of a Participant’s Accounts shall occur upon the earlier of the following:

(i) Payment of Benefits. In the event a Participant terminates employment with the Controlled Group and receives (or is deemed to receive) a distribution of his vested Accounts (other than a distribution under Section 8.10), the non-vested portion of his Accounts shall be forfeited as of the date of the distribution (or deemed distribution).

(ii) Termination, Breaks in Service. In the event that a Participant terminates employment with all members of the Controlled Group and incurs a period of 5 consecutive One-Year Breaks in Service, the non-vested portion of his Accounts shall then be forfeited.

(b) Application of Forfeited Amounts. Any forfeitures arising under paragraphs (i) and (ii) of subsection (a) above shall be used to reduce future contributions of Employers under Section 3.1.

(c) Recrediting Certain Forfeitures Upon Return to Service. If a Participant incurs a forfeiture prior to incurring 5 consecutive One-Year Breaks in Service, the Participant shall have the previously forfeited amount in his Accounts (unadjusted for any gains or losses) restored if and when the Participant, after returning to service with an Employer, repays to the Trustee the entire amount of the distribution(s) he received from the Plan before the earlier of (A) 5 years after the first day on which the Participant is subsequently reemployed by the Employer, or (B) the end of the first period of 5 consecutive One-Year Breaks in Service after the distribution(s). A Participant who has been deemed to have received a distribution under this Plan and who otherwise is described in the preceding sentence shall be deemed to have repaid his deemed distribution upon his return to service with a member of the Controlled Group. The permissible sources for restoration of the Participant’s previously forfeited amount in his Accounts are earnings of the Trust Fund or forfeitures arising under this Section (which shall be used for this purpose prior to the application of subsection (b) above).

(d) Allocation of Forfeitures. Any forfeitures described above shall be used to offset the contribution requirements (other than for Elective Contributions) applicable to all of the participating Employers under the Plan, regardless of the Employer whose Employees were the Participants who experienced the forfeitures.

8.6 Benefit Payment Commencement. Unless a Participant consents to later payment, the payment of benefits under the Plan to the Participant shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

(a) The attainment by the Participant of age 65;

(b) The 10th anniversary of the date on which the Participant commenced participation in the Plan; or

(c) The termination of the Participant’s service with the Controlled Group.

The failure of a Participant to consent to a distribution when such consent is required under Section 8.6 shall be deemed to be an election to defer commencement of payment for purposes of this Section.

8.7 Notice and Consent Requirements.

(a) In General. Notwithstanding any provision of this Plan to the contrary (including Section 8.6), unless one of the exceptions in subsection (c) below is satisfied, no distribution may be made or commence to a Participant unless the Participant has been provided the notification required under subsection (b) below at the time and in the manner indicated in such subsection, and has consented in writing to the distribution after receiving such notification, with such consent being given no less than 30 days and no more than 180 days prior to his Benefit Commencement Date.

(b) Notification. The Plan Administrator shall notify the Participant of the right, if any, to defer any distribution. Such notification shall include a general description of the material features under the Plan and shall inform the Participant of his right to defer receipt of the distribution, and shall be provided (by mail, posting or personal delivery) no less than 30 days and no more than 180 days prior to his Benefit Commencement Date; provided, however, that a Participant may waive the right to receive the notice no less than 30 days prior to the Benefit Commencement Date; provided, further, that a Participant shall have the opportunity to consider the decision of whether or not to elect a distribution for at least 30 days after the notice is provided; provided, further, that the Plan Administrator shall provide information to the Participant clearly indicating that the Participant has the right to the 30-day period for making the decision.

(c) Exceptions. This Section 8.7 shall not be applicable to the following distributions:

(i) Cash-Outs. If the value of a Participant’s entire vested Account balances, excluding his Rollover Contributions Account, does not exceed $5,000 on the date of the Participant’s termination of employment, this Section shall not be applicable to a distribution of such entire vested Account balances, including his Rollover Contributions Account, as a single lump sum.

(ii) Immediately Distributable. If a distribution is made on or after the Participant’s attainment of the later of age 62 or his Normal Retirement Age, this Section shall not be applicable to such distribution.

(iii) Other Payees. If a distribution is made to an alternate payee pursuant to a qualified domestic relations order or to any other Beneficiary, this Section shall not be applicable to such distribution.

(iv) Code §§401(a)(9) and 415. If a distribution is required to satisfy the provisions of Article IV, Section 8.1(c) or Section 8.2(d), this Section shall not be applicable to such distribution.

(v) Plan Termination. If a distribution is made upon termination of this Plan to the Participant and no member of the Controlled Group maintains any other defined contribution plan (other than an employee stock ownership plan as defined in Code §4975(e)(7)), this Section shall not be applicable to such distribution.

(d) Application to Plan Provisions. To the extent that a distribution is required by the terms and provisions of this Plan, but this Section is applicable to the distribution and the distribution therefore cannot be made, such distribution shall, except as otherwise provided, be made as soon as administratively practicable following the Valuation Date coincident with the date that this Section is no longer applicable to the distribution.

8.8 Restrictions on Elective Contributions. Notwithstanding any other provision of the Plan to the contrary, a Participant’s Elective Contributions Account shall not be distributed prior to:

(a) the Participant’s “severance from employment” (within the meaning of Code § 401(k)(2)(B)(i)(I));

(b) the Participant’s attainment of age 59 1⁄2;

(c) the Participant’s incurrence of a “hardship” (within the meaning of Treas. Reg. § 1.401(k)-1(d)(2)(iv)) that satisfies the requirements of Section 8.10 of the Plan; or

(d) the termination of the Plan without establishment or maintenance by the Employer of a successor plan (within the meaning of Treas. Reg. § 1.401(k)-1(d)(3)).

For purposes of subsection (d) above, the distribution must be a lump sum distribution that satisfies the requirements of Treas. Reg. § 1.401(k)-1(d)(5). This Section 8.8 shall not be interpreted to allow distributions at a time or in a form that is not otherwise provided for in this Article VIII. The provisions of this Section shall be interpreted in accordance with the requirements of Code § 401(k)(2)(B) and any regulations promulgated thereunder.

8.9 Payments to Alternate Payees. See Section 12.6(b)(iii) for special provisions which are applicable to payments to an alternate payee under a qualified domestic relations order. A qualified domestic relations order may not provide an alternate payee with a death benefit from this Plan except to the extent consistent with Section 8.2 and, if applicable, except to the extent such order requires that the alternate payee be treated as the Participant’s Surviving Spouse.

8.10 Hardship Distributions of Elective Contributions.

(a) General Rules. A Participant shall be entitled to apply to the Plan Administrator for a hardship distribution of all or a portion of such Participant’s Elective Contributions Account balance (excluding investment earnings attributable to periods after December 31, 1988) and Rollover Contributions Account balance, valued as of the Valuation Date coincident with or next following the date on which the Plan Administrator receives the Participant’s application. A hardship distribution will be made to the Participant (i) only if the Plan Administrator or a person or entity designated by the Plan Administrator determines that the Participant has an immediate and heavy financial need under subsection (b) below, and (ii) only to the extent the distribution is necessary to satisfy such need under subsection (c) below.

(b) Immediate and Heavy Financial Need. A distribution will be made on account of an immediate and heavy financial need of a Participant if the distribution is on account of:

(i) Expenses for (or necessary to obtain) medical care that would be deductible under Code § 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(ii) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(iii) Payment of tuition, related educational fees and room and board expenses for up to the next twelve months of post-secondary education for the Participant, the Participant’s Spouse, children or dependents (as defined in Code § 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code § 152(b)(1), (b)(2) or (d)(1)(B));

(iv) Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of that residence;

(v) Payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Code § 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code § 152(d)(1)(B));

(vi) Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty loss deduction under Code § 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(vii) Any other financial need which the Commissioner of Internal Revenue, through the publication of revenue rulings, notices and other documents of general applicability, may from time to time designate as a deemed immediate and heavy financial need.

Effective as of January 1, 2010, a hardship shall be deemed to exist if the distribution is on account of expenses described in paragraph (i), (iii) or (v) above for a person who is named as the Participant’s Beneficiary under the Plan and who has an unconditional right to all or a portion of the Participant’s Account upon the death of the Participant.

In determining the existence of an immediate and heavy financial need, the provisions of Treas. Reg. § 1.401(k)-1(d)(3)(iii) shall govern.

(c) Distribution Necessary to Satisfy Need. A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

(i) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant, including any estimated taxes which will be incurred because of said distribution;

(ii) The Participant has obtained all distributions and withdrawals (including distributions of ESOP dividends under Code § 404(k) but not hardship distributions) and all nontaxable loans then available under all plans maintained by the Controlled Group (including, without limitation, any qualified and non-qualified deferred compensation plan and any cash or deferred arrangement that is part of a cafeteria plan (other than mandatory employee contributions under a welfare plan or pension plan)).

(iii) After receiving the hardship distribution, the Participant shall be prohibited from making Elective Contributions under this Plan and elective contributions and employee contributions under any other plan of his Employer or under an otherwise legally enforceable agreement (including all qualified and nonqualified deferred compensation, stock option and stock purchase plans maintained by such Employer, but not including health or welfare benefit plans or the mandatory employee contribution portion of any defined benefit plan) for at least 12 months following receipt of the hardship distribution (at least 6 months following receipt of the hardship distribution, in the case of distributions that are paid on or after January 1, 2002); and

(iv) Notwithstanding Section 3.5(e) of this Plan, the maximum Elective Contributions pursuant to Code §402(g) which may be otherwise made by the Participant for the taxable year of the Participant following the taxable year in which the Participant receives the hardship distribution shall be reduced by the amount of the Participant’s Elective Contributions for the taxable year in which the Participant received the hardship distribution.

In determining the extent of a distribution necessary to satisfy an immediate and heavy financial need, the provisions of Treas. Reg. §1.401(k)-1(d)(2)(iv)(B) shall govern.

(d) Taxes. The Participant shall be responsible for any excise taxes and/or any income taxes due on a hardship distribution under this Section.

(e) Gulf Coast Hurricane Emergency Relief.

(i) Notwithstanding any provision of the Plan to the contrary, to the extent permitted by Code § 1400Q and the Gulf Opportunity Zone Act of 2005, the Plan Administrator is authorized to make “qualified hurricane distributions” within the meaning of Code § 1400Q(a)(4)(A).

(ii) IRS Relief. Furthermore, the Plan Administrator is authorized to make hardship distributions to Participants in accordance with the provisions of Internal Revenue Service Announcement 2005-70.

8.11 Loan of Account Balances to Participants.

(a) Conditions Applicable to Participant Loans. Upon the application of any Authorized Borrower filed with the Plan Administrator, the Plan Administrator shall in accordance with a uniform and nondiscriminatory policy established by it, direct the Trustee to make a loan to said Authorized Borrower. Any loans made pursuant to this Section 8.11 shall satisfy the following conditions:

(i) Such loans shall be available to all Authorized Borrowers. For purposes of this Section “Authorized Borrower” shall mean any Participant or Beneficiary who is a party-in-interest within the meaning of ERISA § 3(14) and any Employee as defined in section 1.31 of this Plan who is not a Leased Employee.

(ii) Such loans shall not be made available to Authorized Borrowers who are Highly Compensated Employees in an amount which is greater than that available to other Authorized Borrowers in accordance with United States Department of Labor Regulations § 2550.408b-1(c); provided, however, that loans may be permitted in an amount that bears a uniform relationship to vested Account balances.

(iii) Each such loan shall bear a rate of interest so as to provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances in accordance with United States Department of Labor Regulations § 2550.408b-1(e).

(A) The interest rate for a loan from the Plan shall be the rate which shall be selected by the Plan Administrator as of the first day of the month during which the Authorized Borrower applies for the loan.

(B) The Plan Administrator shall have the responsibility on an ongoing basis to assure that the rate of interest for Authorized Borrower loans provides the plan with a rate of return which is commensurate with the interest rate charged under similar circumstances by persons in the business of lending money. If the rate described above fails to accomplish this objective, the Plan Administrator has the duty to specify in writing an alternative rate which shall be deemed to be the rate of interest for loans under this Section 8.11.

(iv) The amount of any such loan, when added to the outstanding balance of all other loans, if any, from the Plan (or from any other plan maintained by the Employer) to such Authorized Borrower shall not exceed the lesser of:

(A) $50,000, reduced by the excess (if any) of (1) the highest outstanding balance of loans from the Plan to such Authorized Borrower during the one-year period ending on the day before the date on which the loan was made, over (2) the outstanding balance of loans from the Plan to such Authorized Borrower on the date a new loan was made, or

(B) one-half (1/2) of the value of the vested Accounts of such Authorized Borrower.

(v) Each such loan, by its terms, shall be repaid within 5 years, unless such loan is used to acquire a dwelling unit which, within a reasonable time, is to be used as the principal residence of the Authorized Borrower, in which event such loan shall be repaid within 15 years.

(vi) Each loan, by its terms, shall require repayment on a substantially level amortization basis with loan repayments made not less frequently than quarterly over the term of the loan.

(vii) Effective for the period beginning on January 1, 1998 and ending on September 1, 2001, if a Participant is married and has an Applicable Account under Appendix I of the Plan, then prior to the making of a loan under this Section of the Plan, the spouse of the Participant must consent in writing to the use of the Account as security for the loan. Such consent must be given during the 90-day period ending on the date on which the loan is made. The consent of the spouse must acknowledge the effect of the use of the Participant’s Account balance as security for a loan and must be witnessed by a representative of the Plan Administrator or a notary public. However, the consent of the spouse will not be required if it is established to the satisfaction of the Plan Administrator that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations.

(viii) The principal amount of any Authorized Borrower loan may not be less than $1,000.

(ix) All Authorized Borrower loans will be repaid by Authorized Borrowers who are Employees or who subsequently become Employees on a payroll deduction basis. All other Authorized Borrower loans must be promptly repaid by tender of cash or check for the proper installment payment amount. Loan repayments made by an Authorized Borrower shall be allocated solely to the account of the Authorized Borrower making the repayment.

(x) Each such loan shall be governed by an enforceable agreement between the Authorized Borrower and the Trustee, and the loan shall be payable to the Trustee not later than the earlier of a fixed maturity date meeting the requirements of paragraph (v) above, or the following events of default: (A) the Authorized Borrower’s death, (B) the Authorized Borrower’s failure to pay any amount due within 30 days after the date due, (C) the Authorized Borrower’s insolvency, (D) a general assignment for the benefit of the Authorized Borrower’s creditors, (E) an assignment of a receiver or trustee with respect to all or a substantial part of the Authorized Borrower’s real or personal property, (F) any petition in bankruptcy by or against the Authorized Borrower, (G) any judgment against the Authorized Borrower, (H) the 30th day after the Authorized Borrower’s retirement under the Plan or other termination of employment, (I) any failure by the Authorized Borrower to perform any covenant, condition or agreement contained in the loan agreement, (J) the Authorized Borrower’s disability, (K) the termination of the Plan for any reason, or (L) the Authorized Borrower’s ceasing to be an Authorized Borrower.

(xi) For each Authorized Borrower for whom a loan is authorized pursuant to this Section, the Plan Administrator shall (1) direct the Trustee to liquidate the Authorized Borrower’s interest in his or her vested accounts to the extent necessary to provide funds for the loan, (2) direct the Trustee to disburse funds to the Authorized Borrower upon the Authorized Borrower’s execution of the promissory note referred to in paragraph (x) above, (3) transmit to the Trustee such executed promissory note, and (4) establish and maintain a separate recordkeeping account (A) which initially shall be in the amount of the loan, (B) to which the funds for the loan shall be deemed to have been allocated and then disbursed to the Authorized Borrower, (C) to which the promissory note shall be allocated and (D) which shall show the unpaid principal of and interest on the note from time to time. All payments of principal and interest by an Authorized Borrower shall be credited initially to his or her separate recordkeeping loan account and applied against the Authorized Borrower’s promissory note, and then invested according to the Authorized Borrower’s investment directions applicable to his Elective Contributions allocated to the Authorized Borrower’s accounts.

(xii) Each such loan shall be adequately secured by a pledge of such Authorized Borrower’s loan account referred to in paragraph (xi) above so that, in the event the Authorized Borrower defaults on such loan or fails to repay such loan in the time set forth in the promissory note, the Plan Administrator may satisfy any amount of principal or interest due and unpaid on the loan at the time of any default on the loan, and any interest accruing thereafter by deduction from the Authorized Borrower’s loan account referred to in paragraph (xi) above. Such amount of principal and interest due and unpaid shall be deemed to have been deducted and distributed to the Authorized Borrower immediately upon default, unless such Authorized Borrower was not, at the time of default, eligible to receive a distribution under the provisions of this Plan, in which event such amount shall be deemed to have been deducted and distributed at such time as the Authorized Borrower first becomes eligible to receive a distribution under the provisions of this Plan. Notwithstanding the foregoing, in the case of an Authorized Borrower whose employment terminates (by retirement or otherwise), such an Authorized Borrower may, within 30 days after the date of termination of employment, repay to the Trustee the full amount of the outstanding principal and interest on the loan, in which event the amount shall not be deemed to have been deducted and distributed to the Authorized Borrower. In the event that the amount so deducted and distributed is insufficient to satisfy the remaining balance of such loan, the Authorized Borrower shall be liable for, and must continue to make payments on any such balance still due to the Trust Fund, in accordance with applicable law, and interest at the rate specified in the promissory note shall continue to accrue on any outstanding amount until fully satisfied.

(xiii) In the event an Authorized Borrower receives a loan from the Plan, to the extent that an amount is borrowed by an Authorized Borrower from his Account, the Authorized Borrower’s Account will not share in the earnings or losses of the Trust Fund, but will only share in earnings or losses based upon the loan made to the Authorized Borrower. An Authorized Borrower who elects to receive a loan from the Plan also automatically elects to direct the investment of his or her Accounts in said loan to the extent so borrowed in accordance with the preceding sentence.

(xiv) Notwithstanding any provision of this Plan to the contrary, this Plan may distribute the promissory note of an Authorized Borrower identified in paragraph (x) above or may cancel all or a portion of the indebtedness evidenced by such note in lieu of making a cash distribution required by this Plan.

(xv) Any Authorized Borrower who takes out or renews a loan from the Plan shall be restricted in the amount which the Authorized Borrower can withdraw under the preceding Sections of this Article VIII so that the Plan at all times shall retain at least 50% of an Authorized Borrower’s vested Account balances.

(xvi) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

(xvii) The source of any loan shall be the Authorized Borrower’s Elective Contribution Account and/or the Authorized Borrower’s Rollover Contribution Account, as designated by the Authorized Borrower, and the assets of said account shall be reduced proportionately in each investment account in which they are held.

(xviii) Notwithstanding any other provision of the Plan, loan repayment will be suspended under the Plan as permitted under Code § 414(u)(4) for Participants on a leave of absence for “qualified military service” (as defined in Section 12.19 of the Plan).

(b) Additional Conditions that May be Established by the Plan Administrator. The Plan Administrator shall have complete discretion to establish administrative procedures that shall be applicable to Authorized Borrower loans, without the necessity of amending the Plan, including but not limited to the following:

(i) The Plan Administrator may establish an alternative minimum dollar amount that may be borrowed, provided that such amount may not exceed $1000.

(ii) The Plan Administrator may require all loans to be effective only as of a Valuation Date.

(iii) The Plan Administrator may require that all Authorized Borrowers requesting a loan pay a reasonable loan origination fee.

Any such administrative procedures shall be set forth in writing and communicated to Authorized Borrowers.

8.12 Rollover Distribution Election.

(a) General Rule. If a Participant or Surviving Spouse of a Participant or an alternate payee pursuant to a qualified domestic relations order who is a Spouse or former Spouse of a Participant (or, effective as of January 1, 2010, a Beneficiary other than a Surviving Spouse or an alternate payee) who is to receive a payment under this Article which equals or exceeds $200 and which is an eligible rollover distribution (as defined below) elects (within the 180 day period ending on the Benefit Commencement Date) to have such distribution (or a portion of such distribution if the amount of such portion equals or exceeds $500) paid directly to an eligible retirement plan (as defined below) and specifies the eligible retirement plan to which such distribution is to be paid, such payment to be made to the Participant, Surviving Spouse, alternate payee or other eligible Beneficiary of a Participant shall be made in the form of a direct lump sum transfer of cash from the Trustee to the trustee of the eligible retirement plan so specified in lieu of the payment otherwise required by this Article. Rollover distributions may be directed to no more than one eligible retirement plan for each distribution.

(b) Definitions. For purposes of this Section, the following terms shall have the meanings indicated:

(i) Eligible retirement plan shall mean (A) an individual retirement account described in Code § 408(a), an individual retirement annuity described in Code § 408(b) (other than an endowment contract), or (effective as of January 1, 2008) a Roth IRA described in Code § 408A and (B), in the case of a Participant or a Surviving Spouse of a Participant (or an alternate payee pursuant to a qualified domestic relations order who is a Spouse or former Spouse of a Participant), a qualified trust described in Code § 401(a) that is a defined contribution plan and the terms of which permit the acceptance of rollover distributions, an annuity plan described in Code § 403(a) the terms of which permit the acceptance of rollover distributions, an eligible deferred compensation plan described in Code § 457(b) that is maintained by an eligible employer described in Code section 457(e)(1)(A) and the terms of which permit the acceptance of rollover distributions, and an annuity contract described in Code § 403(b) the terms of which permit the acceptance of rollover distributions.

(ii) Eligible rollover distribution shall mean any distribution to a Participant or Surviving Spouse (or alternate payee) of a Participant of all or any portion of the balance to the credit of such individual in this Plan; provided, however, such term shall not include:

(A) any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or his designated Beneficiary or the joint lives (or joint life expectancies) of the Participant and his designated Beneficiary, or for a specified period of 10 years or more;

(B) any distribution to the extent such distribution is required by Section 8.1(c) or Section 8.2(d);

(C) any “hardship” distribution under Section 8.10; and

(D) any other distribution or portion of a distribution to the extent such distribution is not considered an eligible rollover distribution under Treasury regulations or other guidance issued by the Internal Revenue Service.

(c) Satisfaction of Requirements. For purposes of this Section, the Participant or Surviving Spouse (or alternate payee) of the Participant electing the transfer must present sufficient evidence in a timely manner to the Plan Administrator that the transferee plan satisfies the definition of an eligible retirement plan set forth above. At a minimum, the Participant or Surviving Spouse (or alternate payee) of the Participant must state the name of the transferee plan and represent that the transferee plan is an eligible retirement plan (as defined in paragraph (i) of subsection (b) above). The Participant or Surviving Spouse (or alternate payee) of the Participant must also present such additional documentation as the Plan Administrator may require which shall be used to verify that the requirements of this Section have been met. The Trustee, the Plan Administrator, or any Plan fiduciary shall have no duty to verify the authenticity of any such evidence or documentation, and shall be entitled to rely on any such evidence submitted by a Participant or Surviving Spouse (or alternate payee) of the Participant, without questioning the authenticity thereof, unless it is unreasonable to so rely. Furthermore, in the event that the Trustee, the Plan Administrator or any Plan fiduciary shall have actual knowledge of an issue relating to the transferee plan’s ability to satisfy the definition of an eligible retirement plan, such issue must be expressly resolved in favor of the satisfaction of such definition by the transferee plan by a ruling from the Internal Revenue Service or by an opinion of legal counsel (chosen by the Participant or Surviving Spouse (or alternate payee) of the Participant, but acceptable to the Plan Administrator) directed to the Trustee, the Plan, the Plan Administrator and any fiduciary of the Plan, before the transfer can occur.

(d) Determination in the Plan Administrator’s Discretion. The Plan Administrator shall have complete and absolute discretion to determine whether the proposed transferee plan selected by the distributee satisfies the requirements of this Section, and to determine whether the requirements of this Section have otherwise been satisfied by a proposed transfer.

(e) Interpretation. The provisions of this Section shall be interpreted in accordance with Code §401(a)(31), as added by the Unemployment Compensation Amendments of 1992, and any regulations or other guidance promulgated by the Internal Revenue Service thereunder, and shall not be construed or interpreted in a manner other than strict compliance with such requirements.

(f) Application of Other Rules. For all purposes of this Plan, the election by a Participant or Surviving Spouse (or alternate payee) of a Participant of a transfer under this Section shall be considered a payment or distribution under this Article as if the amount transferred were paid directly to the Participant or Surviving Spouse (or alternate payee).

8.13 Provision Pursuant to Code Section 401(a)(9).

(a) In General. Notwithstanding any other provision of the Plan, to the extent required under Section 401(a)(9) of the Code, (i) the entire vested Account balance of a Participant who is a 5% owner (as defined in Code § 416) (1) shall be distributed to him in a lump sum in cash not later than April 1 of the calendar year following the calendar year in which he attains age 70 1⁄2 and, with respect to such Participants who are Employees, on December 31 of such year and each succeeding year or (2) shall commence to be distributed to him in one of the optional forms of benefit under Appendix II, III, IV or V, not later than the time specified in clause (1) above, and (ii) the vested Account balance of any Participant who is not a 5% owner shall be distributed or commence to be distributed not later than the April 1 of the calendar year following the later of (1) the calendar year in which he attains age 70 1⁄2 or (2) the calendar year in which he incurs a termination of employment. The date on which a Participant’s vested Account balance is distributed or commences to be distributed pursuant to this subsection (a) shall be such Participant’s “Required Beginning Date” for purposes of the Plan.

(b) Notwithstanding the foregoing, distributions under this Section 8.13 shall be made in accordance with the provisions of Code § 401(a)(9) and Treasury Regulations issued thereunder, including Treas. Reg. § 1.401(a)(9)-2, which provisions are hereby incorporated herein by reference, provided that such provisions shall override the other distribution provisions of the Plan only to the extent that such other Plan provisions provide for distribution that is less rapid than required under such provisions of the Code and Regulations. Nothing contained in this Section shall be construed as providing any optional form of payment that is not available under the other distribution provisions of the Plan.

(c) A Participant who attained age 70 1⁄2 on or before December 31, 1999 but did not retire from employment with the Employer before January 1, 1997 and who began to receive the minimum required distributions under Code § 401(a)(9) as in effect prior to January 1, 1997, may, in accordance with procedures to be established by the Plan Administrator, elect to stop receiving such distributions until the Participant retires from employment with the Employer.

(d) With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

(e) Minimum Distribution Requirements After December 31, 2002.

(i) General Rules.

(A) Effective Date. The provisions of this subsection (e) will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(B) Precedence. The requirements of this subsection (e) will take precedence over any inconsistent provisions of the Plan.

(C) Requirements of Treasury Regulations Incorporated. All distributions required under this subsection (e) will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

(D) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this subsection (e), distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA (if applicable).

(ii) Time and Manner of Distribution.

(A) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(B) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1) If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary, then, except as provided in paragraph (vi) below, distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1⁄2, if later.

(2) If the Participant’s Surviving Spouse is not the Participant’s sole designated beneficiary, then, except as provided in paragraph (vi) below, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4) If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this subparagraph (B), other than subparagraph (B)(I) above, will apply as if the Surviving Spouse were the Participant.

For purposes of this subparagraph (B) and paragraph (iv) below, unless subparagraph (B)(IV) applies, distributions are considered to begin on the Participant’s required beginning date. If subparagraph (B)(IV) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under subparagraph (B)(I). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under subparagraph (B)(I)), the date distributions are considered to begin is the date distributions actually commence.

(C) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with paragraphs (iii) and (iv) below. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

(iii) Required Minimum Distributions During Participant’s Lifetime.

(A) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1) the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(2) if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

(B) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this paragraph (iii) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(iv) Required Minimum Distributions After Participant’s Death.

(A) Death On or After Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(1) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the Surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the Surviving Spouse’s death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(3) If the Participant’s Surviving Spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B) Death Before Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. Except as provided in paragraph (vi) below, if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in subparagraph (A) above.

(2) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under subsection (ii)(B)(I) above, this subparagraph (B) will apply as if the Surviving Spouse were the Participant.

(v) Definitions.

(A) Designated beneficiary. The individual who is designated as the Beneficiary under Section 1.9 of the Plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(B) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection (ii)(B) above. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(C) Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(D) Participant’s account balance. The Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(E) Required beginning date. The date specified in Section 1.69 of the Plan.

(vi) Participants or Beneficiaries May Elect 5-Year Rule. Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in subsections (ii)(B) and (iv)(B) above applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under subsection (ii)(B) above, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, Surviving Spouse’s) death. If neither the Participant nor beneficiary makes an election under this subsection (vi), distributions will be made in accordance with subsections (ii)(B) and (iv)(B) above.

(f) Special Rule for 2009 Required Minimum Distributions. Notwithstanding Section 8.13(a) through (e) of the Plan, a Participant who would have been required to receive required minimum distributions for 2009 but for the enactment of Code § 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (i) equal to the 2009 RMDs or (ii) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary affirmatively chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will have the opportunity to elect to receive or continue to receive the distributions described in the preceding sentence, if they wish to do so. In addition, notwithstanding Section 8.12(b)(ii) of the Plan, and solely for purposes of applying the direct rollover provisions of the Plan, certain additional distributions in 2009 will be treated as eligible rollover distributions. For purposes of the direct rollover provisions of the Plan, the following will also be treated as eligible rollover distributions in 2009: 2009 RMDs and Extended 2009 RMDs (both as defined in the Plan).

8.14 Distributions After Attainment of Age 59 1⁄2. A Participant who has attained the age of 59 1⁄2 may withdraw all or a portion of his Elective Contributions Account, his Qualified Nonelective Contributions Account, if any, and his Rollover Contributions Account, if any, with the earnings on each such Account. Distribution shall be made to the Participant as soon as administratively possible after the request is received.

8.15 Distributions from Rollover Contributions Account. A Participant may withdraw all or a portion of his Rollover Contributions Account, including earnings, if any. Distribution shall be made to the Participant as soon as administratively practicable after the request is received.

8.16 Certain Automatic Rollovers. In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of Sections 8.1(a)(ii), 8.1(b)(iii), 8.2(a)(iii), and 8.7(c)(i), if the participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the participant in a direct rollover or to receive the distribution directly in accordance with sections 8.1(a)(i), 8.1(b)(i), or 8.2(a)(i), then the plan administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the plan administrator.

8.17 Qualified Reservist Distributions. Effective as of August 17, 2006, a Participant who is (by reason of being a member of a reserve component (as defined in Section 101 of Title 37 of the United States Code)) ordered or called to active duty after September 11, 2001, for a period in excess of 179 days or for an indefinite period, and who otherwise qualifies to receive a “qualified reservist distribution” (as defined in Code § 72(t)(2)(G)) may obtain a qualified reservist distribution from his or her Elective Contributions Account in accordance with Code §§ 72(t)(2)(G) and 401(k)(2)(B)(i)(V).

ARTICLE IX

THE TRUST FUND AND THE TRUSTEE

9.1 Existence of Trust. The Company has entered into the Trust Agreement with the Trustee designated by the Company on the Trust Agreement to hold the funds necessary to provide the benefits set forth in this Plan.

9.2 Exclusive Benefit Rule. The Trust Fund shall be received, held in trust, and disbursed by the Trustee in accordance with the provisions of the Trust Agreement and this Plan. No part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries and the payment of reasonable expenses attributable to the administration of the Plan in accordance with ERISA §404(a)(1)(A)(ii). For purposes of the preceding sentence, the use of the Trust Fund to pay fees and expenses incurred in connection with the provision of services is not a reasonable expense of administering the Plan if the payments are made for the Employer’s benefit or involve services for which the Employer could reasonably be expected to bear the cost in the normal course of such Employer’s business or operations. In this regard, services provided in conjunction with the establishment, termination or design of plans relate to the business activities of the Employer and generally would not be “reasonable expenses attributable to the administration of the Plan.” No person shall have any interest in, or right to, the Trust Fund or any part thereof, except as specifically provided for in this Plan or the Trust Agreement, except as provided in Section 3.4. Notwithstanding the preceding provisions of this Section, this Section shall be construed in accordance with the requirements of Code §401(a)(2) and ERISA §403(c) and any regulations or other guidance promulgated thereunder, and shall not be construed in a manner more restrictive than such requirements.

9.3 Removal or Resignation of Trustee. The Company may remove the Trustee at any time or the Trustee may resign at any time upon the notice required by the terms of the Trust Agreement, and upon such removal or upon the resignation of a Trustee, the Company shall appoint a successor Trustee.

9.4 Powers of Trustee. The Trustee shall have the power to hold, invest, reinvest, or to control and disburse the Trust Funds in accordance with the provisions of the Trust Agreement and Article VI of this Plan. If more than one person shall be designated as Trustee at any given time, any reference herein to the Trustee shall refer to all of said persons, except that the signature of only one of said persons shall be sufficient to represent the signature of all of said persons and the action of any one of them shall be deemed to be the action of the Trustee.

9.5 Integration of Trust Agreement. The Trust Agreement shall be deemed to be a part of this Plan, and all rights of Participants or others under this Plan shall be subject to the provisions of the Trust Agreement.

9.6 Records and Accounts. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Plan, which shall be available at all reasonable times for inspection or audit by any person designated by the Employer or Plan Administrator and by any other person or entity to the extent required by law.

9.7 Annual Reports. As soon as practicable following the close of the Plan Year, the Trustee shall file with the Plan Administrator and the Employer a written report setting forth all transactions with respect to the Trust Fund during such Plan Year and listing the assets of the Trust Fund and the market value thereof at the close of the period covered by such report. The Trustee shall also provide the Plan Administrator and the Employer with such other information in its possession as may be necessary for the Plan Administrator or Employer to conform with the requirements of ERISA §103.

9.8 Collective or Pooled Investment Trusts. The assets of the Trust Fund may be commingled with the assets of other Trusts that are intended to be qualified under Code §§ 401(a) and 501(a), through the medium of collective or pooled investment trusts. To the extent of the Trust’s share in such a collective investment trust, the collective investment trust shall be deemed a part of the Trust.

ARTICLE X

ADMINISTRATION

10.1 Allocation of Responsibility. The general administration and day to day operations of the Plan and the responsibility for carrying out the provisions thereof will be placed in the Plan Administrator who shall be designated by the Chief Executive Officer of the Company or by resolution of the Executive Committee of the Board of Directors of the Company. In the absence of such a designation, the Company shall carry out the responsibilities of the Plan Administrator.

10.2 Administrative Expenses. The Plan Administrator may employ financial, legal, or other counsel and engage such clerical, financial, or other services as the Plan Administrator may deem necessary for the effective administration of the Plan and compliance with Federal and state regulations. Said operating expenses and any other reasonable administrative expenses will be paid out of the Trust Fund to the extent possible consistent with the exclusive benefit rule set forth in Section 9.2, unless the Company elects (in its sole discretion) to pay such expenses.

10.3 Plan Administrator Powers and Duties. The Plan Administrator shall have the power to interpret and construe the Plan, to settle all questions arising from the operation of the Plan, to determine all questions of eligibility and the status and rights of Participants, Beneficiaries and others, and to establish rules for the administration of the Plan and the transaction of its business. Final determinations or actions of the Plan Administrator with respect to any questions arising out of or in connection with the administration of the Plan will be final and conclusive and binding upon all persons having an interest in the Plan. The Plan Administrator may delegate to other persons, all or such portion of their duties hereunder, other than those granted to the Trustee under the Trust Agreement, as the Plan Administrator, in his sole discretion, may decide.

10.4 Records and Reports. The Plan Administrator will keep such accounts and records as he may deem necessary or proper in the performance of his duties under the Plan.

10.5 Reporting and Disclosure. The Plan Administrator shall file all reports and returns required to be filed by the Plan (other than those which are the responsibility of the Trustee) with any governmental agency, shall make all disclosures to Employees, Participants and Beneficiaries, and shall make available for examination by said persons copies of all Plan documents, descriptions, returns and reports as may be required by applicable law or as specified herein.

10.6 Named Fiduciary. The Plan Administrator shall be the named fiduciary under the Plan, within the meaning of ERISA, with the responsibilities set forth in this Plan document and in the Trust Agreement.

10.7 Administrator. The Plan Administrator shall be the “administrator,” as that term is defined in ERISA §3(16)(A) and Code §414(g), of this Plan.

10.8 Interpretation of the Plan and Findings of Facts. The Plan Administrator shall have sole and absolute discretion to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants and other persons, to decide disputes arising under the Plan and to make any determinations and findings (including factual findings) with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan. In furtherance of, but without limiting, the foregoing, the Plan Administrator is hereby granted the following specific authorities, which he shall discharge in his sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Plan Administrator):

(a) To resolve all questions (including factual questions) arising under the provisions of the Plan as to any individual’s entitlement to become a Participant;

(b) To determine the amount of benefits, if any, payable to any person under the Plan (including, to the extent necessary, making any factual findings with respect thereto); and

(c) To conduct the review procedure specified in Section 12.5.

All decisions of the Plan Administrator as to the facts of the case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretative matter or other determination or question under the Plan shall be final and binding on all parties affected thereby, subject to the claims and review procedures under Section 12.5 of this Plan. The Plan Administrator shall direct the Trustee relative to benefits to be paid under the Plan and shall furnish the Trustee with any information reasonably required by it for the purpose of paying benefits under the Plan.

10.9 Bonding, Insurance and Indemnity.

(a) Bonding. To the extent required under ERISA, the Company will obtain, pay for and keep current a bond or bonds with respect to the Plan Administrator, and any other Employee who receives, handles, disburses, or otherwise exercises custody or control of, any of the assets of the Plan.

(b) Insurance. The Company, in its discretion, may obtain, pay for and keep current a policy or policies of insurance, insuring the Plan Administrator, the members of the board of directors of the Company and other Employees to whom any fiduciary responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys’ fees) incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable law.

(c) Indemnity. If the Company does not obtain, pay for and keep current the type of insurance policy or policies referred to in subsection (b) above, or if such insurance is provided but any of the parties referred to in subsection (b) above incur any costs or expenses which are not covered under such policies, then the Company will indemnify and hold harmless, to the extent permitted by law, such parties against any and all costs, expenses and liabilities (including attorneys’ fees) incurred by such parties in performing their duties and responsibilities under this Plan, provided that such party or parties were acting in good faith within what was reasonably believed to have been the best interests of the Plan and its Participants.

ARTICLE XI

AMENDMENT, TERMINATION, MERGER, CONSOLIDATION AND ADOPTION

11.1 Permanency of Plan. It is contemplated by the Company that the Plan and Trust shall be maintained permanently and that they shall constitute a qualified plan under Code §401 and a tax-exempt trust under Code §501, or any successor provisions. Nevertheless, the Company and the Employers must necessarily reserve and do hereby reserve the rights of amendment, termination and withdrawal as set forth in this Article.

11.2 Right to Amend Plan.

(a) Amendment by the Company. The Company reserves the right, at any time, to modify or amend, in whole or in part, any or all of the provisions of the Plan, including specifically the right to make such amendments effective retroactively, if necessary or desirable, to bring the Plan into conformity with Code, ERISA, and any applicable regulations promulgated so that the Plan may continue to remain qualified and the Trust may continue to remain tax-exempt, or for any other purpose, subject to subsection (c) below. Any such amendment shall be in writing and shall be executed by an authorized officer of the Company.

(b) Amendment by Employer other than Company. An Employer other than the Company cannot at any time modify or amend, in whole or in part, any or all of the provisions of the Plan so long as such Employer continues to participate in this Plan. Such an Employer may, however, amend the provisions of any Exhibit to the Plan which refers specifically to said Employer, with the written approval of the Plan Administrator, or may cease to participate in this Plan at any time by giving written notice to the Company indicating the effective date of such termination of participation prior to such effective date unless waived by the Company. See Section 11.4 of this Plan.

(c) Restrictions on Amendments.

(i) Exclusive Benefit Rule. No modification or amendment shall make it possible for Trust assets to be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries in accordance with the exclusive benefit rule under Section 9.2 of the Plan herein, except as provided in Section 3.4.

(ii) Code §411(d)(6) Restrictions. No amendment to the Plan shall be permitted that would have the effect of decreasing the Account balances of any Participant. Furthermore, no amendment shall be permitted that would have the effect of eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations under Code §411(d)(6)(B)(i)), if any, or, except as permitted under Treasury regulations, eliminating an “optional form of benefit” as defined in Treas. Reg. §1.411(d)-4(Q&A-1).

(iii) Code §411(a)(10) Vesting Restrictions. Any amendment changing the vesting schedule of this Plan shall comply with the provisions of Section 5.2(c). For purposes of this paragraph (iii), an “amendment changing the vesting schedule” is any amendment which directly or indirectly affects the computation of the vested percentage of a Participant’s Account balances as described in Treas. Reg. §1.411(a)-8(c).

11.3 Right to Terminate Plan.

(a) Termination by the Company. The Company reserves the right, at any time, to wholly or partially terminate the Plan. If the Plan is terminated by the Company, all Accounts of “affected” Participants within the meaning of Code §411(d)(3) as of the date of termination shall immediately become nonforfeitable and fully vested, to the extent funded. If the Plan is partially terminated by the Company or for whatever reason, all Accounts of those “affected” Participants within the meaning of Code §411(d)(3) shall, as of the date of partial termination, immediately become nonforfeitable and fully vested, to the extent funded. Furthermore, a “complete discontinuance of contributions” within the meaning of Treas. Reg. §1.411(d)-2(d) under the Plan shall be treated as a termination of the Plan for purposes of this subsection.

(b) Termination by Employer Other than Company. An Employer other than the Company cannot at any time terminate this Plan. Such an Employer may, however, cease to participate in this Plan at any time by giving written notice to the Company indicating the effective date of such termination of participation prior to such effective date unless waived by the Company. See Section 11.4 of this Plan.

(c) Distributions Upon Termination. If the Plan is terminated, the Account balances of affected Participants shall be either held in the Trust pursuant to the provisions of the Plan, transferred to another plan maintained by the Controlled Group which is qualified under Code §401(a), or distributed as soon as administratively feasible pursuant to Rev. Rul. 89-87, in the sole discretion of the Company. However, notwithstanding the preceding sentence, a distribution may not be made upon termination if the Controlled Group establishes or maintains any other defined contribution plan which is not an employee stock ownership plan. See also Sections 8.7(c)(v) for a similar restriction, and 11.5 for restrictions on transfers. Any distribution upon Plan termination must not eliminate or reduce an early retirement benefit or retirement-type subsidy, if any, (as defined in Treasury regulations under Code §411(d)(6)(B)(i)), or except as permitted under Treasury regulations, eliminate an optional form of benefit payment, unless the consent requirements of Section 8.7 are satisfied.

(d) Consent to Distribution or Transfer. If the Plan is terminated by the Company, then the Plan may distribute a Participant’s Account balances without the Participant’s consent unless a member of the Controlled Group maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code §4975(e)(7)), in which case, the Participant’s Account balances may be transferred without the Participant’s consent to such other defined contribution plan if the Participant does not consent to an immediate distribution from the Plan.

(e) Other Special Rules Upon Termination. See Treas. Reg. §1.411(d)-4(Q&A-2)(b)(2)(iii) and (vi) for special rules regarding amendments which may be made to this Plan upon termination.

11.4 Termination of Participation in Plan by Employer other than Company. An Employer other than the Company may cease to participate in this Plan at any time by giving written notice to the Company indicating the effective date of such termination of participation prior to such effective date unless waived by the Company, and, in such event, the Account balances of Participants who are Employees of such Employer or who were Employees of such Employer and who are no longer Employees of any Employer shall be either held in the Trust for the benefit of such Participants and their Beneficiaries pursuant to the provisions of the Plan, or transferred to another plan of such Employer ceasing participation which is a qualified plan under Code §401(a) if the Company approves of such transfer and if the requirements of Section 11.5 of this Plan are, in the opinion of the Company in its sole discretion, satisfied. Such other plan of such Employer ceasing participation may be amended or terminated at any time and in any manner by such Employer, subject to the restrictions of subsection (b) of Section 11.2 herein.

11.5 Merger, Consolidation, or Transfer of Assets.

(a) Code §401(a)(12) Restriction. The Plan shall not be merged or consolidated with any other plan, and its assets and liabilities may not be transferred to any other trust, unless each Participant, immediately after the merger, consolidation or transfer (if the Plan then is terminated), would receive a benefit which is equal to or greater than the benefit he would have been entitled to receive, and would be entitled to each benefit payment option to which he would have been entitled, immediately before the merger, consolidation or transfer (if the Plan is then terminated).

(b) Code §401(a)(11) Restriction. Subject to subsection (c) below, this Plan may be the recipient of a transfer of assets from, or may transfer assets to, another plan qualified under Code §401(a) subject to the approval of the Company; provided, however, in no event shall this Plan be the recipient of a direct or indirect transfer of assets if such receipt would make this Plan a “transferee plan” within the meaning of Treas. Reg. §1.401(a)-20(Q&A-5)(a), unless such assets are separately accounted for (within the meaning of Treas. Reg. §1.401(a)-20(Q&A-5)(b)) and are subject to the requirements of Code § 401(a)(11).

(c) Code §411(d)(6) Restriction. This Plan may be the recipient of a transfer of assets from, or may transfer assets to, another plan qualified under Code §401(a) in accordance with subsection (b) above only if such transfer satisfies the provisions of Treas. Reg. §1.411(d)-4(Q&A-3).

(d) If another plan is merged into this Plan after the effective date of a change in the plan qualification requirements of the Code, then the provisions of this Plan that are intended to comply with those changed plan qualification requirements shall be deemed to relate back to, and to apply to, the plan that is merged into this Plan during periods of time from the effective date of the change in the plan qualification requirements of the Code through the date of the plan merger.

11.6 Adoption of Plan by Controlled Group Members.

(a) Procedures for Adoption of Plan. This Plan may be adopted by any member of the Controlled Group if the following requirements are met:

(i) The member of the Controlled Group wishing to become an Employer must adopt the Plan by the execution of a formal resolution by such member’s board of directors to adopt this Plan, and such resolution or a merger amendment, as appropriate, shall indicate the effective date of such adoption; and

(ii) Such document(s) evidencing the adoption of the Plan by the Controlled Group member must be delivered to and accepted in writing by the Plan Administrator or approved by resolution of the board of directors of the Company.

The documents referred to in paragraphs (i) and (ii) of this Section shall be attached hereto and made a part of the Plan. Such documents may, in addition to specifying the effective date of the adoption, specify other provisions including, but not limited to, credit for service prior to the effective date for eligibility and vesting purposes, the appropriate contribution schedule for such adopting Employer, which contribution schedule may be amended from time to time by the Company in its sole discretion, and a different vesting schedule with respect to the Forfeitable Accounts of Participants employed by such adopting Employer, which vesting schedule may be amended from time to time by the Company in its sole discretion. Exhibit A hereto shall reflect the appropriate contribution schedule for each Employer and Exhibit B hereto shall reflect any different vesting schedule applicable to the Forfeitable Accounts of Participants employed by a particular Employer. In the absence of any such provisions, the terms and provisions of this Plan shall control.

(b) Procedures for Withdrawal from Plan. Any Employer may voluntarily withdraw from participating in the Plan, provided that notice of such intent to discontinue participation is furnished to the Company prior to the effective date of the withdrawal, unless waived by the Company. The Company unilaterally may terminate an adopting Employer’s participation in the Plan for:

(i) failure to timely provide requested information;

(ii) failure to timely make contributions;

(iii) failure to cooperate with the Company in administering the Plan; or

(iv) for any other reason that the Company deems appropriate.

(c) Transfer of Assets. Upon the voluntary withdrawal or involuntary termination of an Employer’s participation in the Plan, the Company shall determine the amount of assets and liabilities of the Plan (if any) which shall be transferred to a qualified plan of the withdrawing Employer. This determination shall be made based upon principles set forth in Code §§401(a)(12) and 414(l) and the regulations promulgated thereunder. Any transfer of assets and liabilities under this subsection (c) shall comply with the provisions of Section 11.5.

(d) Apportionment of Costs. The Company and all Employers shall share in the costs of the Plan (other than those costs paid from the Trust Fund in accordance with Section 10.2), including but not limited to, the contributions to the Plan, the costs of the Plan Administrator, the costs of the consultants (actuaries, accountants, attorneys, etc.) and various other direct and indirect costs of operating the Plan which may initially be borne by the Company or any Employer but which are determined by the Plan Administrator to be costs associated with the Plan. The Plan Administrator shall apportion these costs to the Company and each Employer as it deems to be equitable.

(e) Cooperation. Each Employer shall cooperate fully with the Company and the Plan Administrator with regard to all matters pertaining to the Plan. Any failure to cooperate will be grounds for the involuntary termination of that Employer’s participation in the Plan.

ARTICLE XII

GENERAL PROVISIONS

12.1 Participant’s Rights to Employment, Etc. Nothing contained in the Plan or the establishment of the Trust, or any modification thereof, or the creation of any fund or account, or the payment of any benefits, shall be construed to give any Employee, whether or not a Participant, or any Beneficiary, any rights to continued employment, any legal or equitable right against an Employer, or any officer or employee thereof, or the Trustee, or its agents or employees, except as herein provided.

12.2 No Guarantee of Interests. The Employer, the Plan Administrator and the Trustee do not guarantee the Trust Fund from any loss or depreciation, nor do they guarantee any payment to any person. The liability of the Trustee, the Employer, and the Plan Administrator to make payments hereunder is limited to the available assets of the Trust Fund.

12.3 Standard of Conduct. Any person who is a fiduciary with respect to this Plan shall: (i) discharge his duties solely in the interest of and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying the reasonable administrative expenses of the Plan, and shall conduct himself with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; (ii) act at all times in accordance with the documents governing the Plan and Trust as they may be amended from time to time; (iii) not engage in nor allow the Plan or Trust to engage in any transaction which is prohibited under ERISA §406 and which is not allowed by ERISA §408 or is prohibited under Code §4975; (iv) not knowingly participate in or conceal an act of another fiduciary under the Plan which he knows to involve a breach of fiduciary duty within the meaning ERISA; and (v) make reasonable efforts under the circumstances to remedy a breach of duty described in subsection (iv) discovered by him.

12.4 Allocation of Duties. All responsibilities for the operation and administration of the Plan shall be allocated as follows:

(a) The Employer shall furnish to the Trustee information with respect to service, eligibility, compensation, termination of employment and other matters required or desirable for the purpose of enabling the Trustee to carry out its duties and responsibilities under this Plan and Trust, and the Trustee may rely upon such information as conclusive proof of any fact or matter. The Employer shall also transmit to the Trustee, all Employer and Employee contributions under the Plan, and the Company shall determine the amount of all such contributions.

(b) The Plan Administrator shall have those duties and responsibilities set forth in Article X.

(c) The Trustee shall have responsibility for managing and administering the Trust Fund subject to the terms and provisions of this Plan and the Trust Agreement. The Trustee shall have responsibility for making benefit payments only upon the specific written direction of the Plan Administrator.

12.5 Claims Procedure.

(a) Filing a Claim. All claims and requests for benefits under the Plan shall be directed to the attention of the Plan Administrator in writing. The writing must be reasonably calculated to bring the claim to the attention of the Plan Administrator.

(b) Notification of Denial. If the Plan Administrator determines that any individual who has claimed a right to receive benefits under the Plan (the “claimant”) is not entitled to receive all or any part of the benefits claimed, the claimant shall be informed in writing of the specific reason or reasons for the denial, with specific reference to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why said material or information is necessary and a description of the review procedures set forth in subsection (d) below.

(c) Timing of Notification. The claimant shall be so notified of the Plan Administrator’s decision within 90 days after the receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, the Plan Administrator shall furnish the claimant written notice of the extension prior to the termination of the initial 90-day period. In no event shall said extension exceed a period of 90 days from the end of said initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render a final decision. If for any reason, the claimant is not notified within the period described above, the claim shall be deemed denied and the claimant may then request review of said denial, subject to the provisions of subsection (d) below.

(d) Review Procedures. The claimant or his duly authorized representative may, within 60 days after notice of the Plan Administrator’s decision, request a review of said decision, review pertinent documents and submit to the Plan Administrator such further information as will, in the claimant’s opinion, establish his rights to such benefits. If upon receipt of this further information, the Plan Administrator determines that the claimant is not entitled to the benefits claimed, the Plan Administrator shall afford the claimant or his representative reasonable opportunity to submit issues and comments in writing and to review pertinent documents. If the claimant wishes, he may request in writing that the Plan Administrator hold a hearing. The Plan Administrator may, in his discretion, schedule an opportunity for a full and fair hearing on the issue as soon as is reasonably possible under the circumstances. The Plan Administrator shall render his final decision with the specific reasons therefor in writing and in a manner calculated to be understood by the claimant.

(e) Timing of Final Decision. The Plan Administrator’s final decision shall include specific references to the pertinent Plan provisions on which the decision is based, and shall be transmitted to the claimant by certified mail within 60 days of receipt of claimant’s request for such review, unless special circumstances require a further extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension.

(f) Claims Involving Disability.

(i) Effective for claims filed on or after January 1, 2002, in the case of a claim involving disability, if the claim is wholly or partially denied by the Plan Administrator, the Plan Administrator shall, within a reasonable period of time, but not later than 45 days (unless such period is extended as provided in paragraph (ii) below) after receipt of the claim by the Plan Administrator, notify the claimant in writing of such denial. Such notice shall be written in a manner calculated to be understood by the claimant and shall (A) state the specific reason(s) for the denial of the claim, (B) make references to the specific provisions of the Plan and/or Trust Agreement on which the denial of the claim is based, (C) contain a description of any additional material or information necessary for the claimant to perfect his claim and an explanation of why it is necessary, (D) contain a description of the Plan’s review procedures under paragraph (iii) below, and the time limits applicable to such procedures, including a statement of the claimant’s rights to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review, and (E) if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, contain either the specific rule, guideline, protocol, or other similar criterion, or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other similar criterion will be provided free of charge to the claimant upon request.

(ii) The 45-day period set forth above may be extended by the Plan Administrator for up to 30 days, provided that the Plan Administrator determines that such an extension is necessary due to matters beyond the control of the Plan Administrator and notifies the claimant, prior to the expiration of the initial 45-day period, of the circumstances requiring the extension of time and the date by which the Plan Administrator expects to render a decision. Additionally, if, prior to the end of the first 30-day extension period, the Plan Administrator determines that, due to matters beyond the control of the Plan Administrator, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Plan Administrator notifies the claimant, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date as of which the Plan Administrator expects to render a decision. In the event of any extension under this paragraph (iii), the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve the issues. The claimant shall be afforded at least 45 days within which to provide the specified information. Additionally, in the event that a period of time is extended due to a claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(iii) Within 180 days after receipt of a notification of a denial of a claim, the claimant or his duly authorized representative may appeal such denial by filing with the Plan Administrator his written request for a review of his claim. If such an appeal is so filed within 180 days, an appropriate named fiduciary of the Plan designated by the Plan Administrator shall conduct a full and fair review of such claim. During such full and fair review, the claimant shall be provided with the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits and reasonable access to and copies of, upon request and free of charge, all documents, records, and other information relevant to the claimant’s claim for benefits. In addition, such full and fair review shall (A) take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination, (B) not afford deference to the initial adverse benefit determination, (C) be conducted by an appropriate named fiduciary who is neither the individual or body who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual or body, (D) provide that, in deciding any appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, the named fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who is neither the individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual, and (E) provide for the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the initial benefit determination. The decision of the named fiduciary shall be made in a writing delivered to the claimant within a reasonable time, but in no event later than 45 days after the receipt of the request for review unless special circumstances require an extension of time for processing. If the named fiduciary determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant setting forth the special circumstances requiring an extension of time and the date by which the named fiduciary expects to render a decision on review, and shall be furnished prior to the termination of the initial 45-day period. In no event shall such extension exceed a period of 45 days from the end of the initial 45-day period. In the case of an adverse benefit determination on review, the notice of the determination (I) shall be written in a manner calculated to be understood by the claimant, (II) shall state the specific reasons for the determination, (III) shall make reference(s) to specific provisions of the Plan and/or Trust Agreement on which the determination is based, (IV) shall contain a statement that the claimant is entitled to receive, upon request, and free of charge, reasonable access to, and copies of all documents, records, and other information relevant to the claimant’s claim for benefits, (V) shall contain a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures and a statement of the claimant’s right to bring an action under section 502(a) of ERISA, and (VI) if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, shall contain either the specific rule, guideline, protocol, or other similar criterion, or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol or other similar criterion will be provided free of charge to the claimant upon request. To the extent permitted by applicable law, the determination on review shall be final and binding on all interested persons. In performing the duties under this paragraph (iii), the named fiduciary shall have the same powers to interpret the Plan and make factual findings with respect thereto as are granted to the Plan Administrator under the Plan.

12.6 Nonalienation or Assignment; QDRO’s.

(a) Spendthrift Clause. Except as provided in Section 8.11 above and in subsection (b) below, (i) none of the benefits under the Plan is subject to the claims of creditors of Participants or their Beneficiaries, and will not be subject to attachment, garnishment, or any other legal process whatsoever, and (ii) neither a Participant nor his Beneficiaries may assign, sell, borrow on, or otherwise encumber any of his beneficial interest in the Plan and Trust Fund, nor shall any such benefits be in any manner liable for or subject to the deeds, contracts, liabilities, engagements, or torts of any Participant or Beneficiary. Notwithstanding any provision of the Plan to the contrary, the Plan shall honor a judgment, order, decree or settlement providing for the offset of all or a part of a Participant’s benefit under the Plan, to the extent permitted under Code § 401(a)(13)(C); provided that the requirements of Code § 401(a)(13)(C)(iii) relating to the protection of the Participant’s spouse (if any) are satisfied.

(b) Qualified Domestic Relations Orders.

(i) General Rule. The provisions of subsection (a) above shall not apply to a “qualified domestic relations order,” as defined in Code §414(p) and ERISA §206(d)(3), or any other domestic relations order permitted to be treated as a “qualified domestic relations order” by the Plan Administrator under the provisions of the Retirement Equity Act of 1984. The Plan Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. To the extent provided under a “qualified domestic relations order,” a former Spouse of a Participant shall be treated as the Spouse or Surviving Spouse for all purposes under the Plan.

(ii) QDRO Procedures.

(A) Procedure Upon Receipt. Upon receiving a domestic relations order, the Plan Administrator shall notify all affected Participants and any alternate payees (Spouse, former spouse, child or other dependent of the Participant named in the order) that the order has been received. The Plan Administrator shall also notify the affected Participants and alternate payees of its procedure for determining whether the domestic relations order is qualified.

(B) Procedure During Determination. During the period the Plan Administrator is determining the qualified status of the order, the Plan Administrator shall separately account for the amount (if any) that would be payable to an alternate payee under this order (if it were a qualified domestic relations order) during this period. If the Plan Administrator determines the order is a qualified domestic relations order during the 18-month period commencing on the date the first payment would be required under the qualified domestic relations order, then the alternate payee shall receive payment from the separate account. If the Plan Administrator cannot make a determination of the order’s qualified status during this 18-month period (or determines the order is not a qualified domestic relations order), then the Trustee shall return the amounts in the separate account to the account of the affected Participant as if no court order had been received.

(iii) QDRO Payouts.

(A) Payment Upon Receipt of QDRO. Notwithstanding any provision of this Plan to the contrary, any amounts of a Participant’s vested Account balances which, due to the receipt of a domestic relations order determined to be a qualified domestic relations order under paragraph (ii) above, become the vested Account balances of an alternate payee under such order shall be distributed in the form of a single lump-sum payment to the alternate payee as of the earliest date on which such amounts can be accurately determined and paid, subject to any provisions of the qualified domestic relations order to the contrary. No written consent of the alternate payee shall be required for this distribution pursuant to Treas. Reg. §1.411(a)-11(c)(6).

(B) Subsequent Additional Amounts. The preceding subparagraph (A) shall apply to any amounts of a Participant’s vested Account balances which, due to the receipt of a domestic relations order determined to be a qualified domestic relations under subsection (b) above, become the vested Account balances of an alternate payee under such order after a payment under subparagraph (A) above due to additional vesting, allocation of contributions or earnings, or any other reason.

(iv) Status of Alternate Payee. An alternate payee under a qualified domestic relations order shall be entitled to all rights of a Beneficiary hereunder except as otherwise specified herein.

12.7 Plan Continuance Voluntary. Although it is the intention of the Employer that this Plan shall be continued and that contributions shall be made regularly, this Plan is entirely voluntary on the part of the Employer, and the continuance of the Plan and the payments hereunder are not assumed as a contractual obligation of the Employer.

12.8 Payments to Minors and Others. In making any distribution to or for the benefit of any minor or incompetent Participant or Beneficiary, or any other Participant or Beneficiary who, in the opinion of the Plan Administrator, is incapable of properly using, expending, investing, or otherwise disposing of such distribution, the Plan Administrator, in the Plan Administrator’s sole and complete discretion may, but need not, order the Trustee to make such distribution to a legal or natural guardian or other relative of such minor or court appointed committee of any incompetent, or to any adult with whom such person temporarily or permanently resides; and any such guardian, committee, relative, or other person shall have full authority and discretion to expend such distribution for the use and benefit of such person; and the receipt of such guardian, committee, relative, or other person shall be a complete discharge to the Trustee, the Plan Administrator, and this Plan, without any responsibility on the part of the Plan Administrator or the Trustee to see to the application of amounts so distributed.

12.9 Location of Payee; Unclaimed Benefits. In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the expiration of a reasonable time after it has become payable, remain unpaid solely by reason of the inability of the Plan Administrator, after sending a registered letter, return receipt requested, to the last known address of such person, and after further diligent effort (including requests to the Internal Revenue Service under Policy Statement P-1-187), to ascertain the whereabouts of such person, the amount so distributable shall be paid pursuant to the terms and provisions of the Plan as if the Participant or Beneficiary is deceased. If, for any reason, no Beneficiary or contingent Beneficiary can be found, the amount so distributable shall be forfeited and shall be used to reduce the contributions to the Plan. In the event a proper payee is located subsequent to the benefit being forfeited, the benefit shall be restored, and the Employer shall make special contributions to this Plan for such purpose.

12.10 Governing Law. This Plan shall be administered in the United States of America, and its validity, construction, and all rights hereunder shall be governed by the laws of the United States under ERISA. To the extent that ERISA shall not be held to have preempted local law, the Plan shall be administered under the laws of the State of Georgia. If any provision of the Plan shall be held invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

12.11 Correction of Participants’ Accounts. If an error or omission is discovered in the Accounts of a Participant, or in the amount distributed to a Participant, the Plan Administrator will make such equitable adjustments in the records of the Plan as may be necessary or appropriate to correct such error or omission as of the Plan Year in which such error or omission is discovered. Further, the Employer may, in its discretion, make a special contribution to the Plan which will be allocated by the Plan Administrator only to the Account of one or more Participants to correct such error or omission.

12.12 Action of Employer and Plan Administrator. Except as may be specifically provided, any action required or permitted to be taken by the Employer or the Plan Administrator may be taken on behalf of such person by any entity or individual who has been delegated the proper authority.

12.13 Employer Records. Records of the Employer as to an Employee’s or Participant’s period of employment, termination of employment and the reason therefore, leaves of absence, reemployment, compensation, and elections or designations under this Plan will be conclusive on all persons, unless determined by the Plan Administrator to be incorrect.

12.14 Gender and Number. Wherever applicable, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

12.15 Headings. The titles in this Plan are inserted for convenience of reference; they constitute no part of the Plan, and are not to be considered in the construction hereof.

12.16 Liability Limited. To the extent permitted by ERISA and other applicable law, neither the Plan Administrator nor the Employer shall be liable for any acts of omission or commission in administering the Plan, except for his or its own individual, willful misconduct. The Employer and the Plan Administrator shall be entitled to rely conclusively on all tables, valuations, certificates, opinions and reports which shall be furnished by an actuary, accountant, trustee, insurance company, counsel or other expert who shall be employed or engaged by the Plan Administrator or the Employer.

12.17 Prohibited Discrimination. This Plan shall be operated and administered in a uniform and consistent manner with respect to all Participants and in a manner which does not discriminate in favor of Highly Compensated Employees.

12.18 Legal References. Any references in this Plan to a provision of law which is, subsequent to the Effective Date of this Plan, revised, modified, finalized or redesignated, shall automatically be deemed a reference to such revised, modified, finalized or redesignated provision of law.

12.19 Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code § 414(u). “Qualified military service” means any service in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

12.20 Electronic Means of Communication. Whenever, under this Plan, a Participant or Beneficiary is required or permitted to make an election, provide a notice, give a consent, request a distribution, execute a promissory note or security agreement, or otherwise communicate with the Employer, the Plan Administrator, the Trustee or a delegate of any of them, to the extent permitted by law, the election, notice, consent, distribution request, promissory note or security agreement, or other communication may be transmitted by means of telephonic or other electronic communication, if the administrative procedures under the Plan provide for such means of communication.

12.21 Plan Conversions. Notwithstanding any provision of the Plan to the contrary, during any conversion period, in accordance with procedures established by the Plan Administrator, the Plan Administrator may temporarily suspend, in whole or in part, certain provisions of the Plan, which may include, but are not limited to, a Participant’s right to change his contribution election, a Participant’s right to change his investment election and a Participant’s right to borrow or withdraw from his Account or obtain a distribution from his Account.

ARTICLE XIII

SPECIAL RULES APPLICABLE TO TOP HEAVY PLAN YEARS

13.1 Top-Heavy Provisions. If and only if, this Plan is a Top-Heavy Plan, the following provisions shall apply for such Plan Year notwithstanding any other provisions of this Plan to the contrary:

(a) Minimum Allocation.

(i) For any Plan Year in which this Plan is a Top-Heavy Plan, except as otherwise provided in paragraph (iii) below, the contributions and forfeitures of members of the Controlled Group allocated on behalf of any Participant (A) who is not a Key Employee and (B) who was employed by an Employer on the last day of such Plan Year shall not be less than the lesser of 3% of such Participant’s Compensation or, in the case where no member of the Controlled Group has a defined benefit plan which designates this Plan to satisfy Code §401, the largest percentage of contributions and forfeitures of members of the Controlled Group, as a percentage of the Key Employee’s Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant’s failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or (ii) the Participant’s failure to make Elective Contributions to the Plan, or (iii) the Participant’s Compensation is less than a stated amount.

(ii) For purposes of computing the minimum allocation, Compensation shall mean Compensation as defined in Section 4.2(b) of the Plan, limited pursuant to Section 1.15(e).

(iii) The provision in paragraph (i) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of a member of the Controlled Group and the Employer has provided that the minimum allocation or benefit requirement applicable to Top-Heavy Plans under Code §416(c) will be met in the other plan or plans.

(iv) For purposes of this subsection (a), Elective Contributions of Key Employees shall be taken into account, but Elective Contributions of Employees who are not Key Employees shall not be taken into account.

(v) For purposes of this subsection (a), any Qualified Nonelective Contributions and Matching Contributions shall be taken into account; however, Qualified Matching Contributions shall not be taken into account.

(vi) If an Employer also maintains a defined benefit plan and both this Plan and the defined benefit plan become Top-Heavy Plans, the minimum allocation provisions in this Article will not be required to be made to both plans. Thus, if both plans are Top-Heavy Plans, the requirements of this Article will be satisfied by providing the minimum required benefit under the Employer’s defined benefit plan.

(b) Minimum Vesting. For any Plan Year in which this Plan is a Top-Heavy Plan, the following minimum vesting schedule will automatically apply in place of the vesting schedule contained in Section 5.2(b) of the Plan:

Years of Vesting Service Earned by the Participant	Vested Percentage of the Participant in Forfeitable Account
Less than 3 Years	0% vested
3 or more Years	100% vested

The minimum vesting schedule applies to all accrued benefits within the meaning of Code § 411(a)(7), including benefits accrued before the Plan became Top-Heavy, except those attributable to Rollover Contributions or Elective Contributions or those forfeited before the Plan became Top- Heavy. Further, no decrease in a Participant’s nonforfeitable percentage may occur in the event the Plan’s status as Top-Heavy changes for any Plan Year. However, this subsection (b) does not apply to the Account balances of any Employee who does not have an Hour of Service after the Plan has initially become Top-Heavy and such Employee’s Account balance attributable to contributions and forfeitures of members of the Controlled Group will be determined without regard to this subsection (b).

13.2 Top-Heavy Special Definitions. For purposes of this Article, the following terms shall have the following meanings:

(a) Top-Heavy Ratio.

(i) If a member of the Controlled Group maintains one or more defined contribution plans (including any simplified employee pension plan) and a member of the Controlled Group has never maintained any defined benefit plan which during the 5-year period ending on the Determination Date has or had accrued benefits, the Top-Heavy Ratio for this Plan alone, or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees under the aggregated defined contribution plan or plans as of the Determination Date, and the denominator of which is the sum of all Account balances of all Participants as of the Determination Date, both computed in accordance with Code § 416 and the regulations thereunder. For purposes of this paragraph (i) and paragraph (ii) below, both the numerator and the denominator of the Top-Heavy Ratio are adjusted by adding back the amount of any distribution of an account balance or an accrued benefit made in the 1-year period ending on the Determination Date and any contribution not actually made but required to be taken into account under Code § 416 as of the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code § 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, the second preceding sentence shall be applied by substituting a “5-year period” for the “1-year period” described therein.

(ii) If a member of the Controlled Group maintains one or more defined contribution plans (including any simplified employee pension plan) and a member of the Controlled Group maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date has or had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with paragraph (i) above, and the present value of accrued benefits under the aggregated defined benefit plans for all Key Employees, as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plans for all Participants, as determined in accordance with paragraph (i) above, and the present value of accrued benefits under the aggregated defined benefit plans for all Participants as of the Determination Date, all determined in accordance with Code § 416 and the regulations thereunder.

(iii) For purposes of this subsection (a), the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code §416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. If an individual has not performed an Hour of Service for any Employer maintaining the Plan at any time during the 1-year period ending on the Determination Date, any accrued benefit for such individual (and the Account of such individual) shall not be taken into account in determining the Top-Heavy Ratio. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code §416 and the regulations thereunder. When aggregating plans, the value of Account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

(iv) The accrued benefit of any Employee (other than a Key Employee) shall be determined (A) under the method which is used for accrual purposes for all plans of the Controlled Group, or (B) if there is no method described in clause (A), as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code §411(b)(1)(C).

(b) Permissive Aggregation Group. The Required Aggregation Group of plans plus any other plan or plans of the Controlled Group which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code §§401(a)(4) and 410.

(c) Required Aggregation Group. (i) Each qualified plan of the Controlled Group in which at least one Key Employee participates or participated at any time during the determination period (as defined in subsection (f) below) regardless of whether the plan has terminated, and (ii) any other qualified plan of the Controlled Group which enables a plan described in (i) to meet the requirements of Code §§401(a)(4) and 410.

(d) Determination Date. For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

(e) Present Value. For purposes of establishing Present Value to compute the Top-Heavy Ratio, any accrued benefit in a defined benefit plan shall be discounted only for mortality and interest based on the interest rate and mortality table used by the defined benefit plan for determining the actuarial present value of actuarially equivalent benefits unless the defined benefit plan specifically defines alternative interest and mortality assumptions to be used in determining the Top-Heavy Ratio. If more than one defined benefit plan must be aggregated, the assumptions used will be the assumptions applicable to the defined benefit plan that has the greatest value of assets as of the Valuation Date coincident with the Determination Date.

(f) Key Employee. Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the Plan Year was (i) an officer of a member of the Controlled Group if such individual’s annual Compensation exceeds $130,000 (as adjusted by the Secretary of the Treasury for years beginning after December 31, 2002 for increases in the cost of living); (ii) a 5-percent owner of the Employer; or (iii) a 1-percent owner of the Employer who has an annual Compensation of more than $150,000. For purposes of clause (i) of the preceding sentence, no more than 50 employees (or, if lesser, the greater of 3 or 10 percent of the Employees) shall be treated as officers. Annual Compensation means Compensation as defined in Code § 415(c)(3), including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludible from the Employee’s gross income under Code §§ 125, 402(e)(3), 402(h), or 132(f). The determination of who is a Key Employee will be made in accordance with Code § 416(i)(1) and the regulations thereunder.

(g) Top-Heavy Plan. This Plan is a Top-Heavy Plan if any of the following conditions exist:

(i) If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

(ii) If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.

(iii) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

APPENDIX I

SPECIAL PROVISIONS RELATING TO ANNUITY PAYMENTS

1.1 Forms of Benefit for Certain Accounts. As a consequence of the merger of certain other plans into this Plan, applicable law has required that particular distribution provisions apply to certain accounts of affected Participants. Therefore, notwithstanding any provisions of this Plan to the contrary, except as noted, the following automatic forms of benefits shall apply with respect to those Accounts (but no other accounts) of Participants held under this Plan which are expressly stated to be subject to the following provisions of this Appendix (herein “Applicable Accounts”); provided, however, that such automatic forms of benefits shall not apply to the Boehme’s Accounts (as defined in Section 2.2 of Appendix II), the Holsum Accounts (as defined in Section 3.2 of Appendix III), the Shipley Accounts (as defined in Section 4.2 of Appendix IV), or the Home Baking Accounts (as defined in Section 7.2 of Appendix VII) that become payable, in accordance with Article VIII of the Plan, on or after September 1, 2001:

(a) Qualified Joint and Survivor Annuity.

(i) Definition. A Participant who is married as of his Annuity Starting Date shall automatically have the vested value of his Applicable Accounts applied to purchase a Qualified Joint and Survivor Annuity, unless he properly waives the Qualified Joint and Survivor Annuity. Such monthly benefit must be of equivalent actuarial value to the amount of monthly retirement benefit the Participant would receive on his Annuity Starting Date in the form of a straight life annuity with no certain period.

(ii) Written Explanation. With regard to a Qualified Joint and Survivor Annuity as described above, the Plan Administrator shall, no less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date, provide each Participant who has an Applicable Account, within a reasonable period prior to the commencement of benefits, a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Participant’s Spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

(iii) Waiver of Automatic Form. A Participant’s election to waive the payment of his benefit in the form of a Qualified Joint and Survivor Annuity shall be effective only if all of the following requirements are met: (a) such waiver is made during the 90-day period ending on the Participant’s Annuity Starting Date; (b) the election specifies a form of benefit which may not be changed without spousal consent; (c) the Participant’s Spouse consents in writing to the form of benefit; (d) such selection by the Participant may not be changed without a consent of the Spouse; and (e) any such spousal consent acknowledges the effect of such election and is witnessed by a representative of the Plan Administrator or a notary public. However, spousal consent will not be required if it is established to the satisfaction of the Plan Administrator that such spousal consent cannot be obtained (i) because there is no Spouse, (ii) because the Spouse cannot be located, or (iii) because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. Any election by the Participant to waive the Qualified Joint and Survivor Annuity may be revoked by the Participant during the 90-day period ending on the Participant’s Annuity Starting Date. A Participant’s election to waive the Qualified Joint and Survivor Annuity and any revocation of such election may be made solely by an instrument (in a form acceptable to the Plan Administrator) signed by the Participant and filed with the Plan Administrator during such election period. The Participant or the Participant’s Spouse must furnish evidence satisfactory to the Plan Administrator of their marriage and of their dates of birth. If a Participant’s benefit commences under the Qualified Joint and Survivor Annuity and the Participant’s Spouse dies on or after the Participant’s Annuity Starting Date and while the Participant is living, the Participant’s reduced benefit will not be increased thereby.

(b) Life Annuity. A Participant who is not married as of his Annuity Starting Date shall automatically have the value of his vested Applicable Accounts applied to purchase a straight life annuity with no period certain, unless he elects an optional form under other provisions of this Plan. A Participant electing to receive an optional form must give written consent not more than 90 days before the Participant’s Annuity Starting Date.

(c) Qualified Preretirement Survivor Annuity. The Surviving Spouse of a Participant (i) who is married at the time of his death, (ii) who has a vested Applicable Account balance, and (iii) who dies before his Annuity Starting Date, shall automatically receive a Qualified Preretirement Survivor Annuity purchased with the value of the Participant’s vested Applicable Accounts. A Surviving Spouse may, however, elect to receive the value of the Participant’s vested Applicable Accounts in any of the optional forms allowed under other provisions of this Plan.

1.2 Annuities. If an annuity is one of the forms of payment available to Participants or Beneficiaries under this Plan, the terms of any annuity contract purchased or distributed by the Plan to a Participant or to his Beneficiary shall comply with the requirements of this Plan. Any annuity contract distributed from the Plan must be nontransferable.

1.3 Death On or After Benefit Commencement Date. In the event of the death of a Participant on or after his Benefit Commencement Date, if the Participant was receiving annuity payments, the benefit, if any, for a Beneficiary shall be determined by the form of annuity which the Participant was receiving, notwithstanding any provision of this Plan to the contrary.

1.4 Valuation of Accounts for Payments. If a Participant or Beneficiary receives his benefit available under this Plan in the form of an annuity contract under this Appendix, the amount used to purchase such contract for the Participant or Beneficiary shall be determined using the Participant’s or Beneficiary’s Benefit Amount valued as of the date of the distributable event.

1.5 Definitions.

(a) Annuity Starting Date shall mean, with respect to a payee, (i) the first day of the first period for which an amount is payable as an annuity, or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the payee to such benefit, in accordance with Treas. Reg. §1.401(a)-20(Q&A-10)(b), Code §417(f)(2) and Notice 93-26, and determined pursuant to the provisions of this Plan.

(b) Qualified Joint and Survivor Annuity shall mean an annuity for the life of the Participant with a survivor annuity for the life of the Participant’s Spouse, under which the Spouse’s monthly benefit is not more than 100% and not less than 50% of the amount of the Participant’s monthly benefit, purchased with the Participant’s entire vested Applicable Accounts. In the case of a “Qualified Joint and 50% Survivor Annuity,” the Spouse’s monthly benefit shall be 50% of the amount of the Participant’s monthly benefit, and in the case of a “Qualified Joint and 100% Survivor Annuity,” the Spouse’s monthly benefit shall be 100% of the amount of the Participant’s monthly benefit. The exact percentage of the survivor benefit shall be specified under the Plan provisions expressly stating that this Appendix is applicable.

(c) Qualified Preretirement Survivor Annuity shall mean, with respect to a Participant, an annuity for the life of the Participant’s Surviving Spouse purchased with the Participant’s entire vested Applicable Account balances.

APPENDIX II

SPECIAL PROVISIONS REGARDING MERGER OF THE

MRS. BOEHME’S HOLSUM BAKERY, INC. 401(k)

RETIREMENT PLAN WITH AND INTO THE PLAN

2.1 General Provisions. Effective as of April 1, 1995 (“Boehme’s Merger Effective Date”), the Mrs. Boehme’s Holsum Bakery, Inc. 401(k) Retirement Plan (“Boehme’s Plan”) is merged with and into the Plan. The Plan shall, as of the Boehme’s Merger Effective Date, assume all obligations of the Boehme’s Plan and be responsible for payment of all vested benefits accrued under the terms and provisions of the Boehme’s Plan for (i) participants participating in the Boehme’s Plan immediately prior to the Boehme’s Merger Effective Date, and (ii) former participants and beneficiaries with vested benefits under the Boehme’s Plan immediately prior to the Boehme’s Merger Effective Date. Such participants and beneficiaries shall, as of the Boehme’s Merger Effective Date, automatically become Participants in the Plan with respect to such account balances. The Plan shall provide for said payment of benefits with the assets transferred to the Trust accompanying this Plan as set forth in Section 2.3 of this Appendix.

2.2 Separate Accounting. The account balances of each participant in the Boehme’s Plan shall be maintained in separate accounts as follows:

(a) Amounts transferred attributable to “Elective Deferral Contributions” allocated to a participant under the Boehme’s Plan shall be held in a special segregated Boehme’s Elective Deferral Contributions Account. For purposes of Sections 8.10, 8.11(a)(xvii), and 8.14, the Boehme’s Elective Deferral Contributions Account shall be considered to be part of the Elective Contributions Account.

(b) Amounts transferred attributable to “Matching Contributions” allocated to a participant under the Boehme’s Plan shall be held in a special segregated Boehme’s Matching Contributions Account.

(c) Amounts transferred attributable to “Rollover Contributions” allocated to a participant under the Boehme’s Plan shall be held in a special segregated Boehme’s Rollover Account. For purposes of Sections 8.10, 8.11(a)(xvii) and 8.14, the Boehme’s Rollover Account shall be considered to be part of the Rollover Contributions Account.

All such accounts shall be collectively referred to as “Boehme’s Accounts.”

2.3 Transfer of Plan Assets. Effective as of the Boehme’s Merger Effective Date, the assets of the Boehme’s Plan which are held by the trustee of the trust accompanying the Boehme’s Plan shall become assets of the Plan, and shall be held by the Trustee under the provisions of this Plan and its accompanying Trust for the exclusive benefit of Participants and Beneficiaries under the Plan, including the provisions of Appendix I and this Appendix.

2.4 Conditions for Merger and Transfer. The merger of plans and transfer of assets as provided for in this Appendix is made on the condition that subsection (a) of Section 11.5 of the Plan is satisfied.

2.5 Forms of Benefits for Boehme’s Accounts.

(a) In General. Notwithstanding any provisions of this Plan to the contrary, except as noted, the Boehme’s Accounts of Participants held under this Plan shall be “Applicable Accounts” for purposes of Appendix I, and shall be subject to the terms and provisions of Appendix I. For purposes of Appendix I, the Qualified Joint and Survivor Annuity referred to in such Appendix shall be a Qualified Joint and 50% Survivor annuity.

(b) Additional Optional Methods. Subject to the requirements set forth in subsection (a) above, a Participant who has a vested Boehme’s Account balance may elect, by written notice to the Plan Administrator at least 31 days prior to his Annuity Starting Date, that the value of his Boehme’s Accounts shall be distributed in the form of a lump sum cash payment, or in the form of an annuity contract, or partly in the form of a lump sum cash payment and partly in the form of an annuity contract; provided, however, that such forms of benefits shall not apply to Boehme’s Accounts that become payable, in accordance with Article VIII of the Plan, on or after September 1, 2001. The annuity contract shall provide a fixed or variable annuity benefit, or a combination of a fixed and a variable annuity benefit, as chosen by the Participant. The Plan Administrator shall select the insurance company from which the annuity contract shall be purchased. The following forms of annuity benefit are available with respect to the Boehme’s Accounts:

(i) Joint and 100% Survivor Annuity. An annuity benefit under which the Participant will receive fixed monthly payments for life, and upon his death monthly payments in the same amount will continue to the spouse to whom the Participant was married at the time the annuity contract was purchased, for the life of that spouse.

(ii) Term Certain and Life Annuity. An annuity benefit under which the Participant will receive monthly payments for life, and upon his death prior to the receipt of either 120 or 180 monthly payments (as elected in advance by the Participant), monthly payments in the same amount will continue to the designated beneficiary for the balance of the 120-month or 180-month period (as the case may be).

(iii) Contingent Annuitant—Ten Year Certain and Life Annuity. An annuity benefit under which the Participant will receive monthly payments for life. If the Participant dies before receiving 120 monthly payments, payments will continue in the same amount to a contingent annuitant until a total of 120 monthly payments have been made to the Participant and the contingent annuitant. Thereafter monthly payments equal to 50% or 100% of the monthly payments during the Participant’s lifetime (as elected in advance by the Participant) will continue to the contingent annuitant for the life of the contingent annuitant. If both the Participant and the contingent annuitant die before a total of 120 monthly payments have been made, payments in the same amount that the contingent annuitant was receiving will continue to a designated beneficiary until a total of 120 monthly payments have been made.

(iv) Flexible Installment Refund Annuity. An annuity benefit under which the balance in the Boehme’s Accounts will be distributed in monthly payments over the Participant’s life expectancy as determined in accordance with applicable Internal Revenue Service tables. The life expectancy will be redetermined annually. If the Participant dies, the remaining balance will be distributed to a designated beneficiary in a lump sum.

(v) Installment Refund Annuity. An annuity benefit under which the balance in the Boehme’s Accounts will be distributed in monthly payments over a period certain of 5, 10, or 15 years, at the end of which time all payments will stop. If the Participant dies before the end of the period certain that the Participant has selected, payments will continue to a designated beneficiary for the remainder of the period certain and will then stop.

2.6 Benefits Upon Death. In the event of the death of a Participant prior to his Benefit Commencement Date, then the Participant’s Boehme’s Accounts will be paid to the Surviving Spouse in the form of a Qualified Preretirement Survivor Annuity in accordance with Appendix I, Sections 1.1(c) and 1.5(c); provided, however, that such form of benefits shall not apply to Boehme’s Accounts that become payable, in accordance with Article VIII of the Plan, on or after September 1, 2001.

2.7 Vesting. The portion of a Participant’s Account attributable to the Boehme’s Accounts, determined as of April 1, 1995, shall at all times be fully vested to such Participant. On and after April 1, 1995, the Account of a Participant who was previously a participant in the Boehme’s Plan (excluding the portion of the Account attributable to the Boehme’s Accounts) shall be vested in accordance with either the following vesting schedule, or the vesting provisions set forth in Section 5.2 of the Plan, whichever results in the greater vested percentage for a Participant:

Years of Vesting Service Earned by the Participant	Vested Percentage Of the Participant
Less than 3 years	0%
3 years	20%
4 years	40%
5 years	60%
6 years	80%
7 years or more	100%

2.8 In-Service Withdrawals. Amounts in the Boehme’s Elective Deferral Contributions Account (excluding investment earnings attributable to periods after December 31, 1988) may be withdrawn by the Participant in accordance with the provisions of Section 8.10 of this Plan. In addition, in the case of a Participant who has a Boehme’s Rollover Account, such a Participant may elect to withdraw once during each Plan Year any amount up to 100% of the value of that portion of his Account attributable to the Boehme’s Rollover Account. The Participant shall notify the Plan Administrator in writing of his election to make a withdrawal from the Boehme’s Rollover Account. Any such election shall be effective as of the date specified in such notice, which date must be at least 15 days after the notice is filed.

2.9 Hours of Service. Effective as of the Boehme’s Merger Effective Date, service with Mrs. Boehme’s Holsum Bakery, Inc. shall be treated as service with an Employer for all purposes under this Plan, even though said service may have been rendered prior to the time when said company became a member of the Controlled Group. This provision shall be effective for all employees of said company who remained or became employed by any member of the Controlled Group as of the date the company became a member of the Controlled Group. This provision shall not, however, be construed to permit participation in the Plan prior to the adoption thereof by the Employer in question.

APPENDIX III

SPECIAL PROVISIONS REGARDING MERGER OF THE

HOLSUM BAKING COMPANY RETIREMENT PLAN

WITH AND INTO THE PLAN

3.1 General Provisions. Effective as of January 1, 1996 (“Holsum Merger Effective Date”), the Holsum Baking Company Retirement Plan (“Holsum Plan”) is merged with and into the Plan. The Plan shall, as of the Holsum Merger Effective Date, assume all obligations of the Holsum Plan and be responsible for payment of all vested benefits accrued under the terms and provisions of the Holsum Plan for (i) participants participating in the Holsum Plan immediately prior to the Holsum Merger Effective Date, and (ii) former participants and beneficiaries with vested benefits under the Holsum Plan immediately prior to the Holsum Merger Effective Date. Such participants and beneficiaries shall, as of the Holsum Merger Effective Date, automatically become Participants in the Plan with respect to such account balances. The Plan shall provide for said payment of benefits with the assets transferred to the trust accompanying the Plan as set forth in Section 3.3 of this Appendix.

3.2 Separate Accounting. The account balances of each participant in the Holsum Plan shall be maintained in separate accounts as follows:

(a) Amounts transferred attributable to “Deferral Contributions” allocated to a participant under the Holsum Plan shall be held in a special segregated Holsum Deferral Contributions Account. For purposes of Sections 8.10, 8.11(a)(xvii), and 8.14, the Holsum Elective Deferral Contributions Account shall be considered to be part of the Elective Contributions Account.

(b) Amounts transferred attributable to “Matching Contributions” allocated to a participant under the Holsum Plan shall be held in a special segregated Holsum Matching Contributions Account.

(c) Amounts transferred attributable to “Qualified Nonelective Contributions” allocated to a participant under the Holsum Plan shall be held in a special segregated Holsum Qualified Nonelective Contributions Account.

(d) Amounts transferred attributable to “Discretionary Contributions” allocated to a participant under the Holsum Plan shall be held in a special segregated Holsum Discretionary Contributions Account.

(e) Amounts transferred attributable to “Rollover Contributions” allocated to a participant under the Holsum Plan shall be held in a special segregated Holsum Rollover Contributions Account. For purposes of Sections 8.10, 8.11(a)(xvii) and 8.14, the Holsum Rollover Contributions Account shall be considered to be part of the Rollover Contributions Account.

All such accounts shall be collectively referred to in this Appendix III as “Holsum Accounts.”

3.3 Transfer of Plan Assets. Effective as of the Holsum Merger Effective Date, the assets of the Holsum Plan which are held by the trustee of the trust accompanying the Holsum Plan shall become assets of the Plan, and shall be held by the Trustee under the provisions of the Plan and its accompanying Trust for the exclusive benefit of Participants and Beneficiaries under the Plan, including the provisions of this Appendix.

3.4 Conditions for Merger and Transfer. The merger of plans and transfer of assets as provided for in this Appendix is made on the condition that subsection (a) of Section 11.5 of the Plan is satisfied.

3.5 Additional Forms of Benefit for Holsum Accounts. A Participant who has a vested Holsum Account balance in excess of $5,000 or the surviving Beneficiary of such a Participant may elect, by written notice to the Plan Administrator, that the value of his Holsum Accounts shall be distributed in the form of a lump sum cash payment, or in monthly, quarterly or annual installments over a fixed period of time, not exceeding the life expectancy of the Participant, or the joint life and last survivor expectancy of Participant and his Beneficiary; provided, however, that such forms of benefits shall not apply to Holsum Accounts that become payable, in accordance with Article VIII of the Plan, on or after September 1, 2001.

3.6 Vesting. The portion of a Participant’s Account attributable to the Holsum Accounts, determined as of January 1, 1996, shall at all times be fully vested to such Participant. On and after January 1, 1996, the Account of a Participant who was previously a participant in the Holsum Plan (excluding the portion of the Account attributable to the Holsum Accounts) shall be vested in accordance with the following vesting schedule:

Years of Vesting Service Earned by the Participant	Vested Percentage Of the Participant
Less than 1 year	0%
1 year	20%
2 years	40%
3 years	60%
4 years	80%
5 years or more	100%

and in all events shall be fully vested upon the Participant’s attainment of age 62 while still in the employ of an Employer.

3.7 In-Service Withdrawals. Amounts in the Holsum Deferral Contributions Account and the Holsum Qualified Nonelective Contributions Account may be withdrawn by the Participant on or after attaining age 62. Amounts in the Holsum Matching Contributions Account and the Holsum Discretionary Contributions Account may be withdrawn by the Participant on or after attaining age 62 or completing 30 years of participation in the Holsum Plan and/or the Plan. In addition, in the case of a Participant who has a Holsum Rollover Contributions Account, such a Participant may elect to withdraw once during each Plan Year any amount up to 100% of the value of that portion of his Account attributable to the Holsum Rollover Contributions Account. The Participant shall notify the Plan Administrator in writing in a form approved by the Plan Administrator of his election to make a withdrawal from his Holsum Accounts. Distributions will be made in accordance with such an election within 90 days (or as soon as administratively practicable) after the receipt by the Plan Administrator of a proper distribution request.

3.8 Hours of Service. Effective as of the Holsum Merger Effective Date, service with Holsum Baking Company shall be treated as service with an Employer for all purposes under this Plan, even though said service may have been rendered prior to the time when said company became a member of the Controlled Group. This provision shall be effective for all employees of said company who remained or became employed by any member of the Controlled Group as of the date the company became a member of the Controlled Group. This provision shall not, however, be construed to permit participation in the Plan prior to the adoption thereof by the Employer in question.

APPENDIX IV

SPECIAL PROVISIONS REGARDING MERGER OF THE

SHIPLEY BAKING COMPANY 401(k) RETIREMENT PLAN

AND TRUST WITH AND INTO THE PLAN

4.1 General Provisions. Effective as of June 1, 1998 (“Shipley Merger Effective Date”), the Shipley Baking Company 401(k) Retirement Plan and Trust (“Shipley Plan”) is merged with and into the Plan. The Plan shall, as of the Shipley Merger Effective Date, assume all obligations of the Shipley Plan and be responsible for payment of all vested benefits accrued under the terms and provisions of the Shipley Plan for (i) participants participating in the Shipley Plan immediately prior to the Shipley Merger Effective Date, and (ii) former participants and beneficiaries with vested benefits under the Shipley Plan immediately prior to the Shipley Merger Effective Date. Such participants and beneficiaries shall, as of the Shipley Merger Effective Date, automatically become Participants in the Plan with respect to such account balances. The Plan shall provide for said payment of benefits with the assets transferred to the trust accompanying the Plan as set forth in Section 4.3 of this Appendix.

4.2 Separate Accounting. The account balances of each participant in the Shipley Plan shall be maintained in separate accounts as follows:

(a) Amounts transferred attributable to “Salary Deferral Contributions” allocated to a participant under the Shipley Plan shall be held in a special segregated Shipley Salary Deferral Contributions Account. For purposes of Sections 8.10, 8.11(a)(xvii), and 8.14, the Shipley Salary Deferral Contributions Account shall be considered to be part of the Elective Contributions Account.

(b) Amounts transferred attributable to “Employer contributions” allocated to a participant under the Shipley Plan shall be held in a special segregated Shipley Employer Contributions Account.

(c) Amounts transferred attributable to “Voluntary Contributions” allocated to a participant under the Shipley Plan shall be held in a special segregated Shipley Voluntary Contributions Account.

(d) Amounts transferred attributable to “Rollover Contributions” allocated to a participant under the Shipley Plan shall be held in a special segregated Shipley Rollover Contributions Account. For purposes of Sections 8.10, 8.11(a)(xvii) and 8.14, the Shipley Rollover Contributions Account shall be considered to be part of the Rollover Contributions Account.

All such accounts shall be collectively referred to in this Appendix IV as “Shipley Accounts.”

4.3 Transfer of Plan Assets. Effective as of the Shipley Merger Effective Date, the assets of the Shipley Plan which are held by the trustee of the trust accompanying the Shipley Plan shall become assets of the Plan, and shall be held by the Trustee under the provisions of the Plan and its accompanying Trust for the exclusive benefit of Participants and Beneficiaries under the Plan, including the provisions of this Appendix.

4.4 Conditions for Merger and Transfer. The merger of plans and transfer of assets as provided for in this Appendix is made on the condition that subsection (a) of Section 11.5 of the Plan is satisfied.

4.5 Additional Forms of Benefit for Shipley Accounts.

(a) In General. Notwithstanding any provisions of this Plan to the contrary, except as noted, the Shipley Accounts (excluding the Shipley Salary Deferral Contributions Accounts) of Participants held under this Plan shall be “Applicable Accounts” for purposes of Appendix I, and shall be subject to the terms and provisions of Appendix I. For purposes of Appendix I, the Qualified Joint and Survivor Annuity referred to in such Appendix shall be a Qualified Joint and 50% Survivor Annuity.

(b) Additional Optional Methods. Subject to the requirements set forth in subsection (a) above, a Participant who has a vested Shipley Account balance (which includes amounts other than a Shipley Salary Deferral Contributions Account), may elect by written notice to the Plan Administrator at least 31 days prior to his Annuity Starting Date, that the value of his Shipley Accounts (excluding the Shipley Salary Deferral Contributions Account) shall be distributed in the form of a lump sum cash payment, or in the form of an annuity contract, or partly in the form of a lump sum cash payment and partly in the form of an annuity contract; provided, however, that such forms of benefits shall not apply to Shipley Accounts that become payable, in accordance with Article VIII of the Plan, on or after September 1, 2001. The annuity contract shall provide a fixed or variable annuity benefit, or a combination of a fixed and a variable annuity benefit, as chosen by the Participant. The Plan Administrator shall select the insurance company from which the annuity contract shall be purchased. The following forms of annuity benefit are available with respect to the Shipley Accounts (excluding the Shipley Salary Deferral Contributions Accounts):

(i) Joint and Survivor Annuity. An annuity benefit under which the Participant will receive fixed monthly payments for life, and upon his death monthly payments in an amount equal to a specified percentage of the monthly amount in effect during the joint lives of the Participant and the spouse will be made to the spouse to whom the Participant was married at the time the annuity contract was purchased, for the life of that spouse.

(ii) Term Certain and Life Annuity. An annuity benefit under which the Participant will receive monthly payments for life, and upon his death prior to the receipt of a specified number of monthly payments (as elected in advance by the Participant), monthly payments in the same amount will continue to the designated beneficiary for the balance of the specified period.

(iii) Contingent Annuitant—Term Certain and Life Annuity. An annuity benefit under which the Participant will receive monthly payments for life. If the Participant dies before receiving a specified number of monthly payments, payments will continue in the same amount to a contingent annuitant until that specified number of monthly payments have been made to the Participant and the contingent annuitant. Thereafter monthly payments equal to a percentage of the monthly payments during the Participant’s lifetime (as elected in advance by the Participant) will continue to the contingent annuitant for the life of the contingent annuitant. If both the Participant and the contingent annuitant die before the specified number of monthly payments have been made, payments in the same amount that the contingent annuitant was receiving will continue to a designated beneficiary until the specified number of monthly payments have been made.

(iv) in the form of periodic installments payable not less often than annually for a period not to exceed the joint life expectancy of the Participant and his designated beneficiary.

(v) in any combination of the foregoing.

4.6 Benefits Upon Death. In the event of the death of a Participant prior to his Benefit Commencement Date, then the Participant’s Shipley Accounts will be paid to the Surviving Spouse in the form of a Qualified Preretirement Survivor Annuity in accordance with Appendix I, Sections 1.1(c) and 1.5(c); provided, however, that such form of benefits shall not apply to Shipley Accounts that become payable, in accordance with Article VIII of the Plan, on or after September 1, 2001.

4.7 Vesting. The portion of a Participant’s Account attributable to the Shipley Accounts, determined as of June 1, 1998, shall at all times be fully vested to such Participant. On and after June 1, 1998, the Account of a Participant who was previously a participant in the Shipley Plan (excluding the portion of the Account attributable to the Shipley Accounts) shall be vested in accordance with either the following vesting schedule, or the vesting provisions set forth in Section 5.2 of the Plan, whichever results in the greater vested percentage for a Participant:

Years of Vesting Service Earned by the Participant	Vested Percentage Of the Participant
Less than 3 years	0%
3 years	20%
4 years	40%
5 years	60%
6 years	80%
7 years or more	100%.

4.8 In-Service Withdrawals.

(a) Amounts in the Shipley Salary Deferral Contributions Account (excluding investment earnings attributable to periods after December 31, 1988) may be withdrawn by the Participant in accordance with the provisions of Section 8.10 of this Plan.

(b) A Participant who has attained the age of 59 1⁄2 may withdraw all or a portion of his Shipley Salary Deferral Contributions Account, including earnings, if any. Distribution shall be made to the Participant as soon as administratively practicable after the request is received.

(c) In addition, in the case of a Participant who has a Shipley Rollover Contributions Account, such a Participant may elect to withdraw any amount up to 100% of the value of that portion of his Account attributable to the Shipley Rollover Contributions Account. The Participant shall notify the Plan Administrator in writing of his election to make a withdrawal from the Shipley Rollover Contributions Account. Any such election shall be effective as of the date specified in such notice, which date must be at least 30 days after the notice is filed. Any such withdrawal shall be subject to Appendix I and Section 4.5 above.

(d) In addition, in the case of a Participant who has a Shipley Voluntary Contributions Account, such a Participant may elect to withdraw all or any part of the balance of his Shipley Voluntary Contributions Account. The Participant shall notify the Plan Administrator in writing of his election to make a withdrawal from the Shipley Voluntary Contributions Account. Any such election shall be effective as of the date specified in such notice, which date must be at least 30 days after the notice is filed. Any such withdrawal shall be subject to Appendix I and Section 4.5 above.

4.9 Hours of Service. Effective as of the Shipley Merger Effective Date, service with Shipley Baking Company shall be treated as service with an Employer for all purposes under this Plan, even though said service may have been rendered prior to the time when said company became a member of the Controlled Group. This provision shall be effective for all employees of said company who remained or became employed by any member of the Controlled Group as of the date the company became a member of the Controlled Group. This provision shall not, however, be construed to permit participation in the Plan prior to the adoption thereof by the Employer in question.

APPENDIX V

SPECIAL PROVISIONS REGARDING MERGER OF THE

FRANKLIN BAKING COMPANY, INC. PROFIT SHARING PLAN AND

THE FRANKLIN BAKING COMPANY, INC.

401(k) RETIREMENT SAVINGS PLAN WITH AND INTO THE PLAN

5.1 General Provisions. Effective as of December 31, 1998 (“Franklin Merger Effective Date”), the Franklin Baking Company, Inc. Profit Sharing Plan (“Franklin Profit Sharing Plan”) and the Franklin Baking Company, Inc. 401(k) Retirement Savings Plan (“Franklin 401(k) Plan”; the Franklin Profit Sharing Plan and the Franklin 401(k) Plan are sometimes referred to collectively herein as the “Franklin Plans”) are merged with and into the Plan. The Plan shall, as of the Franklin Merger Effective Date, assume all obligations of the Franklin Plans and be responsible for payment of all vested benefits accrued under the terms and provisions of the Franklin Plans for (i) participants participating in the Franklin Plans immediately prior to the Franklin Merger Effective Date, and (ii) former participants and beneficiaries with vested benefits under the Franklin Plans immediately prior to the Franklin Merger Effective Date. Such participants and beneficiaries shall, as of the Franklin Merger Effective Date, automatically become Participants in the Plan with respect to such account balances. The Plan shall provide for said payment of benefits with the assets transferred to the trust accompanying the Plan as set forth in Section 5.3 of this Appendix.

5.2 Separate Accounting. The account balances of each participant in the Franklin Plans shall be maintained in separate accounts as follows:

(a) Amounts transferred attributable to “Deferral Contributions” allocated to a participant under the Franklin 401(k) Plan shall be held in a special segregated Franklin Deferral Contributions Account. For purposes of Sections 8.10, 8.11(a)(xvii), and 8.14, the Franklin Deferral Contributions Account shall be considered to be part of the Elective Contributions Account.

(b) Amounts transferred attributable to contributions allocated to a participant under the Franklin Profit Sharing Plan shall be held in a special segregated Franklin Profit Sharing Contributions Account.

(c) Amounts transferred attributable to “Rollover Contributions” allocated to a participant under the Franklin Plans shall be held in a special segregated Franklin Rollover Contributions Account. For purposes of Sections 8.10, 8.11(a)(xvii) and 8.14, the Franklin Rollover Contributions Account shall be considered to be part of the Rollover Contributions Account.

All such accounts shall be collectively referred to in this Appendix V as “Franklin Accounts.”

5.3 Transfer of Plan Assets. Effective as of the Franklin Merger Effective Date, the assets of the Franklin Plans which are held by the trustees of the trusts accompanying the Franklin Plans shall become assets of the Plan, and shall be held by the Trustee under the provisions of the Plan and its accompanying Trust for the exclusive benefit of Participants and Beneficiaries under the Plan, including the provisions of this Appendix.

5.4 Conditions for Merger and Transfer. The merger of plans and transfer of assets as provided for in this Appendix is made on the condition that subsection (a) of Section 11.5 of the Plan is satisfied.

5.5 Additional Forms of Benefit for Franklin Accounts. Notwithstanding any provisions of this Plan to the contrary, the Franklin Accounts shall be distributable in the form of a single lump sum payment or in installment payments over a period certain in monthly, quarterly, semiannual, or annual cash payments; provided, however, that such forms of benefits shall not apply to Franklin Accounts that become payable, in accordance with Article VIII of the Plan, on or after September 1, 2001. The period over which such payment is to be made shall not extend beyond the Participant’s life expectancy or the joint life and last survivor expectancy of the Participant and his designated Beneficiary.

5.6 Vesting. On and after December 31, 1998, the Account of a Participant who was previously a participant in the Franklin Plans (including the portion of the Account attributable to the Franklin Accounts) shall be vested in accordance with either the following vesting schedule, or the vesting provisions set forth in Section 5.2 of the Plan, whichever results in the greater vested percentage for a Participant:

Years of Vesting Service Earned by the Participant	Vested Percentage Of the Participant
Less than 2 years	0%
2 years	20%
3 years	40%
4 years	60%
5 years	100%.

5.7 In-Service Withdrawals. Amounts in the Franklin Deferral Contributions Account (excluding investment earnings attributable to periods after December 31, 1988) may be withdrawn by the Participant in accordance with the provisions of Section 8.10 of this Plan.

5.8 Hours of Service. Effective as of the Franklin Merger Effective Date, service with Franklin Baking Company shall be treated as service with an Employer for all purposes under this Plan, even though said service may have been rendered prior to the time when said company became a member of the Controlled Group. This provision shall be effective for all employees of said company who remained or became employed by any member of the Controlled Group as of the date the company became a member of the Controlled Group. This provision shall not, however, be construed to permit participation in the Plan prior to the adoption thereof by the Employer in question.

APPENDIX VI

SPECIAL PROVISIONS REGARDING MERGER OF THE

PIES, INC. RETIREMENT SAVINGS PLAN WITH AND INTO THE PLAN

6.1 General Provisions. Effective as of January 1, 1997 (“Pies Merger Effective Date”), the Pies, Inc. Retirement Savings Plan (“Pies Plan”) is merged with and into the Plan. The Plan shall, as of the Pies Merger Effective Date, assume all obligations of the Pies Plan and be responsible for payment of all vested benefits accrued under the terms and provisions of the Pies Plan for (i) participants participating in the Pies Plan immediately prior to the Pies Merger Effective Date, and (ii) former participants and beneficiaries with vested benefits under the Pies Plan immediately prior to the Pies Merger Effective Date. Such participants and beneficiaries shall, as of the Pies Merger Effective Date, automatically become Participants in the Plan with respect to such account balances. The Plan shall provide for said payment of benefits with the assets transferred to the trust accompanying the Plan as set forth in Section 6.3 of this Appendix.

6.2 Separate Accounting. The account balances of each participant in the Pies Plan shall be maintained in separate accounts as follows:

(a) Amounts transferred attributable to “Retirement Savings Contributions” allocated to a participant under the Pies Plan shall be held in a special segregated Pies Retirement Savings Contributions Account. For purposes of Sections 8.10, 8.11(a)(xvii), and 8.14, the Pies Retirement Savings Contribution Account shall be considered to be part of the Elective Contributions Account.

(b) Amounts transferred attributable to Employer Discretionary Profit Sharing Contributions allocated to a participant under the Pies Plan shall be held in a special segregated Pies Employer Discretionary Profit Sharing Contributions Account.

(c) Amounts transferred attributable to “Rollover Contributions” allocated to a participant under the Pies Plan shall be held in a special segregated Pies Rollover Contributions Account. For purposes of Sections 8.10, 8.11(a)(xvii) and 8.14, the Pies Rollover Contributions Account shall be considered to be part of the Rollover Contributions Account.

All such accounts shall be collectively referred to in this Appendix VI as “Pies Accounts.”

6.3 Transfer of Plan Assets. Effective as of the Pies Merger Effective Date, the assets of the Pies Plan which are held by the trustee of the trust accompanying the Pies Plan shall become assets of the Plan, and shall be held by the Trustee under the provisions of the Plan and its accompanying Trust for the exclusive benefit of Participants and Beneficiaries under the Plan, including the provisions of this Appendix.

6.4 Conditions for Merger and Transfer. The merger of plans and transfer of assets as provided for in this Appendix is made on the condition that subsection (a) of Section 11.5 of the Plan is satisfied.

6.5 Vesting. Participants who were hired by Pies, Inc. prior to July 1, 1996 shall be fully vested at all times in their Pies Employer Discretionary Profit Sharing Contributions Account.

6.6 In-Service Withdrawals. Amounts in the Pies Retirement Savings Contributions Account (excluding investment earnings attributable to periods after December 31, 1988) may be withdrawn by the Participant in accordance with the provisions of Section 8.10 of this Plan.

6.7 Hours of Service. Effective as of the Pies Merger Effective Date, service with Pies, Inc. shall be treated as service with an Employer for all purposes under this Plan, even though said service may have been rendered prior to the time when said company became a member of the Controlled Group. This provision shall be effective for all employees of said company who remained or became employed by any member of the Controlled Group as of the date the company became a member of the Controlled Group. This provision shall not, however, be construed to permit participation in the Plan prior to the adoption thereof by the Employer in question.

APPENDIX VII

SPECIAL PROVISIONS REGARDING MERGER OF THE

HOME BAKING COMPANY, INC. AMENDED AND RESTATED

401(k) PROFIT SHARING PLAN AND TRUST WITH AND INTO THE PLAN

7.1 General Provisions. Effective as of December 31, 1999 (“Home Baking Merger Effective Date”), the Home Baking Company, Inc. Amended and Restated 401(k) Profit Sharing Plan and Trust (“Home Baking Plan”) is merged with and into the Plan. The Plan shall, as of the Home Baking Merger Effective Date, assume all obligations of the Home Baking Plan and be responsible for payment of all vested benefits accrued under the terms and provisions of the Home Baking Plan for (i) participants participating in the Home Baking Plan immediately prior to the Home Baking Merger Effective Date, and (ii) former participants and beneficiaries with vested benefits under the Home Baking Plan immediately prior to the Home Baking Merger Effective Date whose account balances have not been fully distributed to them. Such participants and beneficiaries shall, as of the Home Baking Merger Effective Date, automatically become Participants in the Plan with respect to such account balances. The Plan shall provide for said payment of benefits with the assets transferred to the trust accompanying the Plan as set forth in Section 7.3 of this Appendix.

7.2 Separate Accounting. The account balances of each participant in the Home Baking Plan shall be maintained in separate accounts as follows:

(a) Amounts transferred attributable to “Deferral Contributions” allocated to a participant under the Home Baking Plan shall be held in a special segregated Home Baking Deferral Contributions Account. For purposes of Sections 8.10, and 8.11(a)(xvii), and 8.14, the Home Baking Deferral Contributions Account shall be considered to be part of the Elective Contributions Account.

(b) Amounts transferred attributable to nonelective contributions allocated to a participant under the Home Baking Plan shall be held in a special segregated Home Baking Profit Sharing Contributions Account.

(c) Amounts transferred attributable to employer matching contributions under the Home Baking Plan shall be held in a special segregated Home Baking Matching Contributions Account.

All such accounts shall be collectively referred to in this Appendix VII as “Home Baking Accounts.”

7.3 Transfer of Plan Assets. Effective as of the Home Baking Merger Effective Date, the assets of the Home Baking Plan which are held by the trustee of the trust accompanying the Home Baking Plan shall become assets of the Plan, and shall be held by the Trustee under the provisions of the Plan and its accompanying Trust for the exclusive benefit of Participants and Beneficiaries under the Plan, including the provisions of this Appendix.

7.4 Conditions for Merger and Transfer. The merger of plans and transfer of assets as provided for in this Appendix is made on the condition that subsection (a) of Section 11.5 of the Plan is satisfied.

7.5 Additional Forms of Benefit for Home Baking Accounts.

(a) In General. Notwithstanding any provisions of this Plan to the contrary, except as otherwise provided in this Section 7.5, the Home Baking Accounts of Participants held under this Plan shall be “Applicable Accounts” for purposes of Appendix I, and shall be subject to the terms and provisions of Appendix I. For purposes of Appendix I, the Qualified Joint and Survivor Annuity referred to in such Appendix shall be a Qualified Joint and 50% Survivor Annuity.

(b) Additional Optional Methods. Subject to the requirements set forth in subsection (a) above, a Participant who has a vested Home Baking Account balance may elect, by written notice to the Plan Administrator at least 31 days prior to his Annuity Starting Date, that the value of his Home Baking Accounts shall be distributed in the form of a lump sum cash payment, or in the form of an annuity contract, or in the form of periodic installments payable not less often than annually for a period not to exceed the joint life expectancy of the Participant and his designated Beneficiary; provided, however, that such forms of benefits shall not apply to Home Baking Accounts that become payable, in accordance with Article VIII of the Plan, on or after September 1, 2001. The Plan Administrator shall select the insurance company from which the annuity contract shall be purchased. The following forms of annuity benefit are available with respect to the Home Baking Accounts:

(i) Joint and Survivor Annuity. An annuity benefit under which the Participant will receive fixed monthly payments for life, and upon his death monthly payments in an amount equal to 50% of the monthly amount in effect during the joint lives of the Participant and the spouse (or, if the spouse consents to another joint annuitant, during the joint lives of the Participant and another joint annuitant) will be made to the spouse to whom the Participant was married at the time the annuity contract was purchased (or, if the spouse consents to another joint annuitant, to such other joint annuitant), for the life of the spouse or other joint annuitant.

(ii) Life Annuity. An annuity benefit under which the Participant will receive monthly payments for his life, and upon his death payments will stop.

7.6 Vesting. On and after December 31, 1999, the Matching Elective Contributions Account, Company Basic Contributions Account, Home Baking Profit Sharing Contributions Account, and Home Baking Matching Contributions Account of a Participant who was previously a participant in the Home Baking Plan shall be vested in accordance with either the following vesting schedule, or the vesting provisions set forth in Section 5.2 of the Plan, whichever results in the greater vested percentage for a Participant:

Years of Vesting Service Earned by the Participant	Vested Percentage Of the Participant
Less than 2 years	0%
2 years	20%
3 years	40%
4 years	60%
5 years	80%
6 years or more	100%.

7.7 In-Service Withdrawals. Amounts in the Home Baking Deferral Contributions Account (excluding investment earnings attributable to periods after December 31, 1988) and in the Home Baking Profit Sharing Contributions Account may be withdrawn by the Participant in accordance with the provisions of Section 8.10 of this Plan.

7.8 Hours of Service. Effective as of the Home Baking Merger Effective Date, service with Home Baking Company, Inc. shall be treated as service with an Employer for all purposes under this Plan, even though said service may have been rendered prior to the time when said company became a member of the Controlled Group. This provision shall be effective for all employees of said company who remained or became employed by any member of the Controlled Group as of the date the company became a member of the Controlled Group. This provision shall not, however, be construed to permit participation in the Plan prior to the adoption thereof by the Employer in question.

APPENDIX VIII

SPECIAL PROVISIONS REGARDING MERGER OF THE

IDEAL BAKING 401(k) PLAN WITH AND INTO THE PLAN

8.1 General Provisions. Effective as of February 1, 2005 (“Ideal Baking Merger Effective Date”), the Ideal Baking 401(k) Plan (“Ideal Baking Plan”) is merged with and into the Plan. The Plan shall, as of the Ideal Baking Merger Effective Date, assume all obligations of the Ideal Baking Plan and be responsible for payment of all vested benefits accrued under the terms and provisions of the Ideal Baking Plan for (i) participants participating in the Ideal Baking Plan immediately prior to the Ideal Baking Merger Effective Date, and (ii) former participants and beneficiaries with vested benefits under the Ideal Baking Plan immediately prior to the Ideal Baking Merger Effective Date whose account balances have not been fully distributed to them. Such participants and beneficiaries shall, as of the Ideal Baking Merger Effective Date, automatically become Participants in the Plan with respect to such account balances. The Plan shall provide for said payment of benefits with the assets transferred to the trust accompanying the Plan as set forth in Section 8.3 of this Appendix.

8.2 Separate Accounting. The account balances of each participant in the Ideal Baking Plan shall be maintained in separate accounts as follows:

(a) Amounts transferred attributable to “deferral contributions” allocated to a participant under the Ideal Baking Plan shall be held in a special segregated “Ideal Baking Deferral Contribution Account.”

(b) Amounts transferred attributable to employer matching contributions under the Ideal Baking Plan shall be held in a special segregated “Ideal Baking Employer Contribution Account.”

(c) Amounts transferred attributable to employer contributions under the Ideal Baking Plan when that plan was a money purchase pension plan shall be held in a special segregated “Ideal Baking Second Employer Contribution Account.”

(d) Amounts transferred attributable to employee after-tax contributions that were made under the Ideal Baking Plan when that plan was a money purchase pension plan shall be held in a special segregated “Ideal Baking After Tax Source” account.

All such accounts shall be collectively referred to in this Appendix VIII as “Ideal Baking Accounts.”

8.3 Transfer of Plan Assets. Effective as of the Ideal Baking Merger Effective Date, the assets of the Ideal Baking Plan which are held by the trustee of the trust accompanying the Ideal Baking Plan shall become assets of the Plan, and shall be held by the Trustee under the provisions of the Plan and its accompanying Trust for the exclusive benefit of Participants and Beneficiaries under the Plan, including the provisions of this Appendix.

8.4 Conditions for Merger and Transfer. The merger of plans and transfer of assets as provided for in this Appendix is made on the condition that subsection (a) of Section 11.5 of the Plan is satisfied.

8.5 Additional Forms of Benefit for Ideal Baking Accounts.

(a) In General. Notwithstanding any provisions of this Plan to the contrary, except as otherwise provided in this Section 8.5, the Ideal Baking Accounts of Participants held under this Plan shall be “Applicable Accounts” for purposes of Appendix I, and shall be subject to the terms and provisions of Appendix I. For purposes of Appendix I, the Qualified Joint and Survivor Annuity referred to in such Appendix shall be a Qualified Joint and 50% Survivor Annuity.

(b) Additional Optional Methods. Subject to the requirements set forth in subsection (a) above, a Participant who has a vested Ideal Baking Account balance may elect, by written notice to the Plan Administrator at least 31 days prior to his Annuity Starting Date, that the value of his Ideal Baking Accounts shall be distributed in the form of a lump sum cash payment, or in the form of an annuity contract, or in the form of periodic installments payable not less often than annually for a period not to exceed the joint life expectancy of the Participant and his designated Beneficiary. The Plan Administrator shall select the insurance company from which the annuity contract shall be purchased. The following forms of annuity benefit are available with respect to the Ideal Baking Accounts:

(i) Joint and Survivor Annuity. An annuity benefit under which the Participant will receive fixed monthly payments for life, and upon his death monthly payments in an amount equal to 50% of the monthly amount in effect during the joint lives of the Participant and the spouse (or, if the spouse consents to another joint annuitant, during the joint lives of the Participant and another joint annuitant) will be made to the spouse to whom the Participant was married at the time the annuity contract was purchased (or, if the spouse consents to another joint annuitant, to such other joint annuitant), for the life of the spouse or other joint annuitant.

(ii) Life Annuity. An annuity benefit under which the Participant will receive monthly payments for his life, and upon his death payments will stop.

(iii) Term Certain and Life Annuity. An annuity benefit under which the Participant will receive monthly payments for life, and upon his death prior to the receipt of 60, 120, or 180 monthly payments (as elected in advance of the commencement of benefits by the Participant), either (A) monthly payments in this same amount will continue to the designated beneficiary for the balance of the 60-month, 120-month, or 180-month period (as the case may be), or (B) if the Participant so elects in advance of the commencement of benefits, the remaining payments after the death of the Participant will be commuted and paid in a single sum to the beneficiary designated by the Participant.

(iv) Survivorship Annuity with Installment Refund. An annuity benefit under which the Participant will receive monthly payments for life. If the Participant dies after his Annuity Starting Date, monthly payments equal to 50%, 66 2⁄3%, or 100% of the monthly payments during the Participant’s lifetime (as elected in advance by the Participant) will continue to a contingent annuitant for the life of the contingent annuitant. If both the Participant and the contingent annuitant die after the Annuity Starting Date, but before total payments have equaled the value of the Ideal Baking Accounts immediately prior to the Annuity Starting Date, the remaining balance of the Ideal Baking Accounts shall be paid to a designated beneficiary in the form of monthly installment payments. Each monthly payment to the beneficiary will be in the same amount as the last monthly payment made prior to the commencement of payments to the Beneficiary.

(v) Single Life Installment Refund Annuity. An annuity benefit under which the Ideal Baking Accounts will be distributed in monthly payments for the life of the Participant. If the Participant dies after his Annuity Starting Date and before the total monthly payments to him or her equal the amount of the Ideal Baking Accounts immediately prior to the Annuity Starting Date, then monthly payments will continue to his or her designated beneficiary until the total of the monthly payments made to both the Participant and the beneficiary equal the value of the Ideal Baking Accounts immediately prior to the Annuity Starting Date. The Participant must designate the beneficiary to whom the remaining payments (if any) are to be made prior to the commencement of benefits to the Participant.

(vi) Fixed Period Annuity. An annuity benefit under which the balance in the Ideal Baking Accounts will be distributed in monthly payments over a period certain of not less than 5 years (which shall be elected by the Participant in advance), at the end of which time all payments will stop. If the Participant dies after the Annuity Starting Date but before payments to him or her have been made for the stated period of time, (A) payments will continue to a designated beneficiary and then stop, or alternatively, (B) if the Participant so elects prior to the Annuity starting Date, the remaining payments for the fixed period will be commuted and paid in a single sum to the beneficiary, and no further payments will be made.

8.6 Vesting. On and after January 1, 2003, the Ideal Baking Account of a Participant who was previously a participant in the Ideal Baking Plan shall be fully (100%) vested.

8.7 In-Service Withdrawals.

(a) Amounts in the Ideal Baking Deferral Contribution Account (excluding investment earnings (if any) attributable to periods after December 31, 1988) and the Ideal Baking Employer Contribution Account may be withdrawn by the Participant in accordance with the provisions of Section 8.10 of this Plan.

(b) In addition, amounts in both the Ideal Baking Deferral Contribution Account and in the Ideal Baking Employer Contribution Account may be withdrawn by a Participant upon or after the Participant’s attainment of the age of 59 1⁄2.

(c) Amounts in the Ideal Baking After Tax Source account may be withdrawn by the Participant in any amount up to the full remaining balance of such account in accordance with procedures to be specified by the Plan Administrator.

8.8 Hours of Service. Effective as of the Ideal Baking Merger Effective Date, service with Ideal Baking Company, Inc. or Cochran Distributing Company, Inc. shall be treated as service with an Employer for all purposes under this Plan, even though said service may have been rendered prior to the time when Ideal Baking Company, Inc. and Cochran Distributing Company, Inc. became members of the Controlled Group. This provision shall be effective for all employees of said companies who remained or became employed by any member of the Controlled Group as of the date those companies became members of the Controlled Group. This provision shall not, however, be construed to permit participation in the Plan prior to the adoption thereof by the Employer in question.

APPENDIX IX

SPECIAL PROVISIONS REGARDING MERGER OF THE

HOLSUM SAVINGS PLAN WITH AND INTO THE PLAN

9.1 General Provisions. Effective as of a date (“Phoenix Merger Effective Date”) to be determined by the Plan Administrator of the Plan, in his discretion upon the advice of counsel, the Holsum Savings Plan (“Phoenix Savings Plan”) is merged with and into the Plan. The Plan shall, as of the Phoenix Merger Effective Date, assume all obligations of the Phoenix Savings Plan and be responsible for payment of all vested benefits accrued under the terms and provisions of the Phoenix Savings Plan for (i) participants participating in the Phoenix Savings Plan immediately prior to the Phoenix Merger Effective Date, and (ii) former participants and beneficiaries with vested benefits under the Phoenix Savings Plan immediately prior to the Phoenix Merger Effective Date whose account balances have not been fully distributed to them. Collectively the persons described in clause (i) and clause (ii) of the preceding sentence are referred to herein as “Phoenix Participants.” The Phoenix Participants shall, as of the Phoenix Merger Effective Date, automatically become Participants in the Plan with respect to such account balances; provided, however, that any Phoenix Participants who are included in a unit of employees covered by a collective bargaining agreement between their collective bargaining representative and their employer shall not be eligible to make additional salary deferral contributions to the Plan until such time as the applicable collective bargaining agreement provides for their participation in the Plan. The Plan shall provide for said payment of benefits with the assets transferred to the trust accompanying the Plan as set forth in Section 9.3 of this Appendix.

9.2 Separate Accounting. Certain portions of the account balances of each participant in the Phoenix Savings Plan shall be maintained in separate accounts as follows:

(a) Amounts transferred attributable to employer Matching Contributions under the Phoenix Savings Plan that are not “safe harbor” employer Matching Contributions under Code § 401(k)(12) shall be held in a special segregated “Phoenix Employer Matching Contributions Account.”

(b) Amounts transferred attributable to employer Matching Contributions under the Phoenix Savings Plan that are “safe harbor” Matching Contributions under Code § 401(k)(12) and Section 5.1(e) of the Phoenix Savings Plan shall be held in a special segregated “Phoenix Safe Harbor Employer Matching Contributions Account.”

(c) Amounts transferred attributable to employer Discretionary Contributions under the Phoenix Savings Plan that are not “qualified non-elective contributions” under Section 5.1(h) of the Phoenix Savings Plan shall be held in a special segregated “Phoenix Employer Discretionary Contributions Account.”

All such accounts shall be referred to collectively in this Appendix IX as “Phoenix Accounts.”

9.3 Commingled Accounting. Certain portions of the account balances of each participant in the Phoenix Savings Plan which are transferred to this Plan pursuant to this Article IX shall be maintained as follows:

(a) Amounts transferred attributable to “Pre-Tax Contributions” allocated to a participant under the Phoenix Savings Plan shall be held in the Participant’s Elective Contributions Account under Section 6.1(a) of this Plan.

(b) Amounts transferred attributable to employer Discretionary Contributions under the Phoenix Savings Plan that are “qualified non-elective contributions” under Section 5.1(h) of the Plan and under Treasury Regulation Section 1.401(k)-2(a)(6) shall be held in the Participant’s Qualified Nonelective Contributions Account under Section 6.1(d) of this Plan.

(c) Amounts transferred attributable to “Rollover Contributions” allocated to a participant under the Phoenix Savings Plan shall be held in the Participant’s Rollover Contributions Account under Section 6.1(f) of this Plan.

9.4 Transfer of Plan Assets. Effective as of the Phoenix Merger Effective Date, the assets of the Phoenix Savings Plan which are held by the trustee of the trust accompanying the Phoenix Savings Plan, including without limitation promissory notes related to loans that the trustee of the Phoenix Savings Plan has made to participants under the participant loan program of the Phoenix Savings Plan, shall become assets of the Plan, and shall be held by the Trustee under the provisions of the Plan and its accompanying Trust for the exclusive benefit of Participants and Beneficiaries under the Plan, including the provisions of this Appendix.

9.5 Conditions for Merger and Transfer. The merger of plans and transfer of assets as provided for in this Appendix is made on the condition that subsection (a) of Section 11.5 of this Plan is satisfied.

9.6 Participant Loans under Phoenix Savings Plan. Effective as of the Phoenix Merger Effective Date, the Participants in this Plan who previously were Phoenix Participants and who had borrowed from their accounts under the Phoenix Savings Plan, shall continue to repay those loans in accordance with the repayment schedule that applied previously under the Phoenix Plan, provided that that repayment schedule complies with applicable Internal Revenue Service and Department of Labor guidelines. Following the Phoenix Merger Effective Date, the provisions of Section 8.11 of this Plan shall apply to the repayment of such existing loans. Following the Phoenix Merger Effective Date, the provisions of Section 8.11 shall apply to any new loans that Participants take out under this Plan.

9.7 Vesting.

(a) On and after May 3, 2010, the Phoenix Account of a Participant who was previously a participant in the Phoenix Savings Plan shall be fully (100%) vested.

(b) On and after May 3, 2010, the Matching Elective Contributions Account under the Plan of a Participant who was first credited with an hour of service with Holsum Bakery, Inc. prior to May 3, 2010 shall be fully (100%) vested at all times.

9.8 In-Service Withdrawals.

(a) Amounts transferred to the Plan pursuant to this Article IX and held in the Elective Contributions Account (excluding investment earnings (if any) attributable to periods after December 31, 1988), the Phoenix Employer Matching Contributions Account, and the Phoenix Employer Discretionary Contributions Account may be withdrawn by the Participant in accordance with the provisions of Section 8.10 of this Plan. Amounts in the Phoenix Safe Harbor Employer Matching Contributions Account and amounts in the Qualified Nonelective Contributions Account may not be withdrawn pursuant to this Section 9.8(a) of Appendix IX.

(b) Amounts transferred to the Plan pursuant to this Article IX and held in the Elective Contributions Account, the Phoenix Employer Matching Contributions Account, the Phoenix Safe Harbor Employer Matching Contributions Account, the Qualified Nonelective Contributions Account (as provided in Section 8.14 of the Plan), and the Phoenix Employer Discretionary Contributions Account may be withdrawn by a Participant upon or after the Participant’s attainment of the age of 59 1⁄2 years.

(c) Amounts transferred to the Plan pursuant to this Article IX and held in the Rollover Contributions Account may be withdrawn by the Participant in accordance with the provisions of Section 8.15 of this Plan.

9.9 Hours of Service. Effective as of the Phoenix Merger Effective Date, service with Holsum Bakery, Inc. shall be treated as service with an Employer for all purposes under this Plan, even though said service may have been rendered prior to the time when Holsum Bakery, Inc. became a member of the Controlled Group. This provision shall be effective for all employees of Holsum Bakery, Inc. who remained or became employed by any member of the Controlled Group as of the date Holsum Bakery, Inc. became a member of the Controlled Group. This provision shall not, however, be construed to permit participation in the Plan prior to the adoption thereof by the Employer in question.

9.10 Special Rule for 2009 Required Minimum Distributions. Notwithstanding any provision of the Phoenix Savings Plan, a participant who would have been required to receive required minimum distributions for 2009 but for the enactment of Code § 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (i) equal to the 2009 RMDs or (ii) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the participant, the joint lives (or joint life expectancy) of the participant and the participant’s designated beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the participant or beneficiary affirmatively chooses to receive such distributions. Participants and beneficiaries described in the preceding sentence will have the opportunity to elect to receive or continue to receive the distributions described in the preceding sentence, if they wish to do so. In addition, notwithstanding any provision of the Phoenix Savings Plan relating to eligible rollover distributions, and solely for purposes of applying the direct rollover provisions of the Plan, certain additional distributions in 2009 will be treated as eligible rollover distributions. For purposes of the direct rollover provisions of the Phoenix Savings Plan, the following will also be treated as eligible rollover distributions in 2009: 2009 RMDs and Extended 2009 RMDs (both as defined in this Section 9.10).

APPENDIX X

SPECIAL PROVISIONS REGARDING MERGER OF THE

DERST BAKING COMPANY 401(k) SAVINGS PLAN WITH AND INTO THE PLAN

10.1 General Provisions. Effective as of January 11, 2011 (“Derst Merger Effective Date”), the Derst Baking Company 401(k) Savings Plan (“Derst Savings Plan”) is merged with and into the Plan. The Plan shall, as of the Derst Merger Effective Date, assume all obligations of the Derst Savings Plan and be responsible for the payment of all vested benefits accrued under the terms and provisions of the Derst Savings Plan for (a) participants participating in the Derst Savings Plan immediately prior to the Derst Merger Effective Date, and (b) former participants and beneficiaries with vested benefits under the Derst Savings Plan immediately prior to the Derst Merger Effective Date whose account balances have not been fully distributed to them. Collectively, the persons described in clause (a) and clause (b) of the preceding sentence are referred to herein as “Derst Participants.” The Derst Participants shall, as of the Derst Merger Effective Date, automatically become Participants in the Plan with respect to such account balances. The Plan shall provide for said payment of benefits with the assets transferred to the trust accompanying the Plan as set forth in Section 10.4 of this Appendix.

10.2 Separate Accounting. Certain portions of the account balances of each participant in the Derst Savings Plan shall be maintained in separate sub-accounts as follows:

(a) Amounts transferred attributable to the MPP Accounts under the Derst Savings Plan shall be held in a special segregated “Derst Prior MPP Account.” The Derst Prior MPP Account of a Participant is sometimes referred to in this Appendix X simply as the “MPP Account.”

(b) Derst Participants who participated in the Derst Baking Company Money Purchase Pension Plan prior to December 24, 1994 and who made after-tax contributions may have a Derst After-Tax Employee Contribution Account, which will be a sub-account of the Derst Prior MPP Account.

All such accounts shall be referred to collectively in this Appendix X as “Derst Accounts.”

10.3 Commingled Accounting. Certain portions of the account balances of each participant in the Derst Savings Plan which are transferred to this Plan pursuant to this Article X shall be maintained as follows:

(a) Amounts transferred attributable to “Pre-Tax Contributions” allocated to a Participant under the Derst Savings Plan shall be held in the Participant’s Elective Contributions Account under Section 6.1(a) of this Plan.

(b) Amounts transferred attributable to Profit Sharing Contributions under the Derst Savings Plan that are not “Safe Harbor Contributions” under the Derst Plan and under Code § 401(k)(12) (sometimes referred to as “Employer Non-Elective Contributions”) shall be held in the Participant’s sub-account of the Company Basic Contributions Account under this Plan that holds Company Basic Contributions.

(c) Amounts transferred attributable to Profit Sharing Contributions under Section 5.01(a) of the Derst Savings Plan that are intended to be “Safe Harbor Contributions” under the Derst Plan and under Code § 401(k)(12) (sometimes referred to as “Derst Safe Harbor Contributions”) shall be held in the sub-account of the Company Basic Contributions Account under this Plan that holds Company Basic Contributions that are safe harbor contributions under Code § 401(k).

10.4 Transfer of Plan Assets. Effective as of the Derst Merger Effective Date, the assets of the Derst Savings Plan which are held by the trustee of the trust accompanying the Derst Savings Plan shall become assets of the Plan, and shall be held by the Trustee under the provisions of the Plan and its accompanying Trust for the exclusive benefit of Participants and Beneficiaries under the Plan, including the provisions of this Appendix.

10.5 Conditions for Merger and Transfer. The merger of plans and transfer of assets as provided for in this Appendix is made on the condition that subsection (a) of Section 11.5 of this Plan is satisfied.

10.6 Vesting.

(a) On and after the Derst Merger Effective Date, the Derst Account of a Participant who was previously a participant in the Derst Savings Plan shall be fully (100%) vested.

(b) On and after the Derst Merger Effective Date, the Company Basic Contributions Account under the Plan of a Derst Participant shall be fully (100%) vested at all times.

10.7 Additional Forms of Benefit for MPP Accounts.

(a) In General. Notwithstanding any provisions of this Plan to the contrary, except as otherwise provided in this Section 10.7, the MPP Accounts of Derst Participants held under this Plan shall be “Applicable Accounts” for purposes of Appendix I, and shall be subject to the terms and provisions of Appendix I. For purposes of Appendix I, the Qualified Joint and Survivor Annuity referred to in such Appendix shall be a Qualified Joint and 50% Survivor Annuity.

(b) Additional Methods. Subject to the requirements set forth in subsection (a) above, a Participant who has a vested MPP Account balance may elect, by written notice to the Plan Administrator at least 31 days prior to his Annuity Starting Date, that the value of his MPP Account shall be distributed in the form of a lump-sum cash payment, or in the form of an annuity contract. The Plan Administrator shall select the insurance company from which the annuity contract shall be purchased. The following forms of annuity benefit are available with respect to the MPP Account:

(i) Automatic Forms of Payment.

(A) Life Annuity (Unmarried Participants). If a Participant does not have a Spouse on his Annuity Starting Date, the Participant’s

MPP Account shall be payable as a Life Annuity described below unless the Participant otherwise elects under paragraph (ii) of this Section 10.7(b). A Life Annuity is an annuity purchased with the Participant’s MPP Account balance that provides level monthly payments during the Participant’s lifetime, with payments ceasing upon the Participant’s death. (See also Section 1.1(b) of Appendix I.)

(B) Qualified Joint and 50% Survivor Annuity (Married Participants). If a Participant has a Spouse on his Annuity Starting Date, the Participant’s MPP Account shall be payable as a Qualified Joint and 50% Survivor Annuity described below unless the Participant (with the consent of his or her Spouse) otherwise elects under paragraph (ii) of this Section 10.7(b). A Qualified Joint & 50% Survivor Annuity is an annuity purchased with the Participant’s MPP Account balance that provides level monthly payments to the Participant for his or her lifetime, and upon the Participant’s death, 50% of such monthly payment shall be payable on a monthly basis to the Participant’s surviving Spouse for the remainder of the surviving Spouse’s lifetime. Payments under the Qualified Joint and 50% Survivor Annuity shall cease on the later of the death of the Participant or the death of the Participant’s surviving Spouse.

(ii) Optional Forms of Payment.

(A) Within 180 days prior to the Participant’s Annuity Starting Date, the Participant may elect to receive a distribution of his or her MPP Account in any one of the following optional forms of payment in lieu of the automatic form of payment described in paragraph (i) of this Section 10.7(b).

(I) Lump-Sum Cash Payment.

(II) Joint and 75% Survivor Annuity. If a Participant has a Spouse on his or her Annunity Starting Date, the Participant may elect a Joint and 75% Survivor Annuity, which is an annuity purchased with the Participant’s MPP Account balance that provides level monthly payments to the Participant for his or her lifetime, and upon the Participant’s death, 75% of such monthly payment shall be payable on a monthly basis to the Participant’s surviving Spouse for the remainder of the surviving Spouse’s lifetime. Payments under the Joint and 75% Survivor Annuity shall cease on the later of the death of the Participant or the death of the Participant’s surviving Spouse.

(B) A married Participant’s election to receive an optional form of payment shall be valid only if the Participant’s Spouse consents in writing on a form provided by the Plan Administrator in the presence of a Notary Public or Plan representative to the Participant’s election. In addition, the Spouse’s consent must acknowledge the effect of such consent. However, if the Participant establishes to the satisfaction of the Plan Administrator that the Spouse’s consent cannot be obtained because he or she has no Spouse, because the Spouse cannot be located, or because of other circumstances as determined by applicable Treasury Regulations, the Plan Administrator may treat the Participant’s election as an election for which the consent of the Spouse was obtained.

(C) A Participant may revoke his election of an optional form of payment or make a new election (provided any required consent is obtained) at any time prior to his Annuity Starting Date. Furthermore, the Participant’s election shall cease to be valid upon the marriage of the Participant or upon the remarriage of the Participant following the death or divorce of the Spouse giving the consent to the Participant’s election. If the Participant revokes his or her election or if such election otherwise ceases to be valid, the Participant’s distribution pursuant to this Section 10.7 shall be payable under the applicable automatic form of payment described in paragraph (i) of this Section 10.7(b).

(D) Prior to the Participant’s Annuity Starting Date, the Plan Administrator shall provide an election form on which the Participant may elect an optional form of benefit. In addition to the election form, the Plan Administrator shall provide each Participant with a written explanation of the applicable automatic form of payment described in paragraph (i) of this Section 10.7(b) and the optional forms of payment described in paragraph (ii) of this Section 10.7(b). Such explanation shall describe the circumstances under which a Qualified Joint and 50% Survivor Annuity will be provided, and an explanation of the financial effect of electing not to have such form of annuity payment. If a Participant makes a request for additional information that is received within the period of 180 days prior to the date on which Distribution of the MPP Account is to commence, such information must be furnished within 30 days. The Participant will then be entitled to a period of not less than 30 days in which to make or change an election, even if such 30-day period extends beyond the Participant’s Annuity Starting Date and, in such case, the Participant’s first payment shall be made after such election form has been received, on a retroactive basis, if necessary.

The written explanation described above may be provided after the Participant’s Annuity Starting Date. The 180-day applicable election period to waive the qualified joint and survivor annuity described in Code § 417(a)(6)(A), shall not end before the 30th day after the date on which such explanation is provided. The U.S. Secretary of the Treasury may by regulations limit the period of time by which the Annuity Starting Date precedes the provisions of the written explanation other than by providing that the Annuity Starting Date may be earlier than the Participant’s Termination Date.

A Participant may elect (with any applicable consent of the Spouse) to waive any requirement that the written explanation be provided at least 30 days before the Participant’s Annuity Starting Date (or to waive the 30-day requirement) if the Distribution of the MPP Account commences more than 7 days after such explanation is provided.

(iii) Pre-Retirement Survivor Annuity.

(A) If a married Derst Participant who has an MPP Account dies prior to the Annuity Starting Date, the Participant’s Spouse shall be entitled to a monthly benefit known as a “Pre-Retirement Survivor Annuity.” The Pre-Retirement Survivor Annuity is an annuity purchased with the applicable portion of the Participant’s MPP Account (not less than 50%) which provides the Participant’s Spouse with level monthly payments commencing within 90 days after the Participant’s death and ending on the death of the surviving Spouse. The surviving Spouse may elect to receive the Participant’s MPP Account in the form of a lump-sum payment in lieu of a Pre Retirement Survivor Annuity. If the Participant is unmarried on the date of his or her death, the MPP Account shall be distributed to the Participant’s Beneficiary in a single lump sum.

(B) If a married Derst Participant who has an MPP Account dies prior to the Annuity Starting Date but after the Termination Date, no less than 50% of the Participant’s MPP Account shall be applied toward the purchase of a Life Annuity for the surviving Spouse’s lifetime. If such Participant is unmarried, the MPP Account shall be paid to the Beneficiary in a single lump sum. If the Participant dies on or after the Annuity Starting Date, any benefit payable to the Participant’s Spouse or Beneficiary will be determined pursuant to the form of payment elected by the Participant and the Spouse, if applicable.

(C) If the Participant dies prior to the Annuity Starting Date, distribution of the Participant’s MPP Account shall be made as soon as administratively feasible following receipt by the Plan Administrator of satisfactory evidence of the Participant’s death.

10.8 In-Service Withdrawals.

(a) Pre-Tax Contributions. Amounts transferred to the Plan pursuant to this Article X and held in the Elective Contributions Account (excluding investment earnings (if any) attributable to periods after December 31, 1988), may be withdrawn by the Participant in accordance with the provisions of Section 8.10 of this Plan.

(b) In-Service Withdrawals of Certain Amounts Held in MPP Account.

(i) Withdrawal During Employment. Subject to the requirements of paragraph (i) of Section 10.7(b) of this Appendix X, any Employee may, upon written request to the Plan Administrator, withdraw from his or her Derst After-Tax

Employee Contributions Account an amount not to exceed the lesser of (i) his net Employee Contributions, or (ii) his Derst After-Tax Employee Contributions Account balance. A Participant’s net Employee Contributions shall equal the total amount of his Employee Contributions (inclusive of accrued earnings thereon), less withdrawals. Such written request must be delivered to the Plan Administrator not less than 30 days prior to the date on which the Employee wishes to obtain such withdrawal.

(ii) Withdrawal Following Termination Date. A Participant who terminates employment shall be permitted to withdraw from his Derst After-Tax Employee Contribution Account following submission of a written withdrawal request to the Plan Administrator. Such written request must be delivered to the Plan Administrator not less than 30 days prior to the date on which the Employee wishes to obtain such withdrawal.

(iii) Derst After-Tax Employee Contribution Accounts. All Employee Contributions received by the Derst Baking Company Money Purchase Pension Plan, together with any Adjustment allocated thereto, shall be maintained in a separate sub-Account (the “Derst After-Tax Employee Contribution Account”) and shall continue to receive allocations of Adjustments on each Valuation Date.

(iv) Form of Distribution on Withdrawal. All distributions made pursuant to requests for withdrawals from the Derst After-Tax Employee Contribution Account shall be made in accordance with the requirements of paragraph (i) of Section 10.7(b) of this Appendix X (including without limitation the requirements with respect to automatic and optional forms of benefit and the consent of the Spouse).

10.9 Hours of Service. Effective as of the Derst Merger Effective Date, service with Derst Baking Company, LLC shall be treated as service with an Employer for all purposes under this Plan, even though said service may have been rendered prior to the time when Derst Baking Company, LLC became a member of the Controlled Group. This provision shall be effective for all employees of Derst Baking Company, LLC who remained or became employed by any member of the Controlled Group as of the date Derst Baking Company, LLC became a member of the Controlled Group. This provision shall not, however, be construed to permit participation in the Plan prior to the adoption thereof by the Employer in question.

10.10 Definitions.

(a) Adjustment shall mean with respect to an MPP Account or Derst After-Tax Employee Contribution Account, as the case may be, for any Valuation Date, the aggregate earnings, and realized or unrealized appreciation (all of which shall result in an upward adjustment), and losses, expenses, and realized or unrealized depreciation (all of which shall result in a downward adjustment) since the immediately preceding Valuation Date. For purposes of such Adjustment, all assets shall be valued at their fair market value as of each Valuation Date. The determination of the valuation of assets and the adjustments shall be made by the Trustee or Plan Administrator and shall be final and binding on all parties.

(b) Annuity Starting Date. See Section 1.5(a) of Appendix I.

(c) Employee Contribution shall mean any after-tax contributions made by a Participant prior to December 24, 1994 pursuant to the terms of the Money Purchase Pension Plan.

(d) Derst After-Tax Employee Contribution Account shall mean the portion of a Participant’s total MPP Account attributable to Employee Contributions and the total of the Adjustments attributable to such Employee Contributions.

(e) Money Purchase Pension Plan shall mean the Derst Baking Company Money Purchase Pension Plan, which was frozen effective as of January 1, 2004 and, effective as of the same date, was merged into the Derst Baking Company 401(k) Savings Plan.

(f) MPP Account. A Participant’s “MPP Account” shall mean the account that was established for such Participant under the Money Purchase Pension Plan. The MPP Account later became a sub-account established under the Derst Plan as a result of the merger of the Money Purchase Pension Plan into the Derst Baking Company 401(k) Savings Plan, effective as of January 1, 2004. The MPP Account is now a sub-account under the Flowers Foods, Inc. 401(k) Retirement Savings Plan. A Participant who formerly participated in the Money Purchase Pension Plan shall have a beginning MPP Account balance under the Flowers Foods, Inc. 401(k) Retirement Savings Plan that at least equals such Participant’s MPP Account balance under the Derst Plan immediately preceding the Derst Merger Effective Date.

(g) Termination Date shall mean, in the case of a Derst Participant who has an MPP Account, the date on which occurs the first of the following events:

(i) Voluntary resignation from the service of the Employer;

(ii) Discharge from the service of the Employer by the Employer;

(iii) Retirement; or

(iv) Death.

Notwithstanding the foregoing, an Employee who ceases to be actively employed by reason of an authorized leave of absence shall not be considered as having a Termination Date.

10.11 Special Rule for 2009 Required Minimum Distributions. Notwithstanding any provision of the Derst Savings Plan, a participant in the Derst Savings Plan who would have been required to receive required minimum distributions for 2009 but for the enactment of Code § 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (i) equal to the 2009 RMDs or (ii) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the participant, the joint lives (or joint life expectancy) of the participant and the participant’s designated beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the participant or beneficiary affirmatively chooses to receive such distributions. Participants and beneficiaries described in the preceding sentence will have the opportunity to elect to receive or continue to receive the distributions described in the preceding sentence, if they wish to do so. In addition, notwithstanding any provision of the Derst Savings Plan, and solely for purposes of applying the direct rollover provisions of the Plan, certain additional distributions in 2009 will be treated as eligible rollover distributions. For purposes of the direct rollover provisions of the Derst Savings Plan, the following will also be treated as eligible rollover distributions in 2009: 2009 RMDs and Extended 2009 RMDs (both as defined in this Section 10.11).

APPENDIX XI

SPECIAL PROVISIONS REGARDING MERGER OF THE

BKB 401(k) RETIREMENT SAVINGS PLAN WITH AND INTO THE PLAN

11.1 General Provisions. Effective as of November 1, 2011 (“BKB Merger Effective Date”), the BKB 401(k) Retirement Savings Plan (“BKB Savings Plan”) is merged with and into the Plan. The Plan shall, as of the BKB Merger Effective Date, assume all obligations of the BKB Savings Plan and be responsible for the payment of all vested benefits accrued under the terms and provisions of the BKB Savings Plan for (a) participants participating in the BKB Savings Plan immediately prior to the BKB Merger Effective Date, and (b) former participants and beneficiaries with vested benefits under the BKB Savings Plan immediately prior to the BKB Merger Effective Date whose account balances have not been fully distributed to them. Collectively, the persons described in clause (a) and clause (b) of the preceding sentence are referred to herein as “BKB Participants.” The BKB Participants shall, as of the BKB Merger Effective Date, automatically become Participants in the Plan with respect to such account balances (“BKB Accounts”); provided, however, that nothing in this Appendix XI shall be construed to allow ongoing, active participation in the Plan by any category of Employees of Southern Bakeries, Inc. who are excluded from participation in this Plan by the general terms of this Plan. The Plan shall provide for said payment of benefits with the assets transferred to the trust accompanying the Plan as set forth in Section 11.3 of this Appendix.

11.2 Commingled Accounting. Certain portions of the account balances of each participant in the BKB Savings Plan which are transferred to this Plan pursuant to this Article XI shall be maintained as follows:

(a) Amounts transferred attributable to “Elective Contributions” allocated to a Participant under the BKB Savings Plan shall be held in the Participant’s Elective Contributions Account under Section 6.1(a) of this Plan.

(b) Amounts transferred attributable to Company Basic Contributions under the BKB Savings Plan shall be held in the Participant’s sub-account of the Participant’s Account under this Plan that holds Company Basic Contributions under Section 6.1(e) of this Plan.

(c) Amounts transferred attributable to Matching Elective Contributions under Section 3.1(b) of the BKB Savings Plan shall be held in the sub-account of the Participant’s Account under this Plan that holds Matching Elective Contributions under Section 6.1(b) of this Plan.

(d) Amounts transferred attributable to Rollover Contributions under Sections 1.65 and 6.1(f) of the BKB Savings Plan shall be held in the sub-account of the Participant’s Account under this Plan that holds Rollover Contributions under Section 6.1(f) of this Plan.

11.3 Transfer of Plan Assets. Effective as of the BKB Merger Effective Date, the assets of the BKB Savings Plan that are held by the trustee of the trust accompanying the BKB Savings Plan shall become assets of the Plan, and shall be held by the Trustee under the provisions of the Plan and its accompanying Trust for the exclusive benefit of Participants and Beneficiaries under the Plan, including the provisions of this Appendix.

11.4 Conditions for Merger and Transfer. The merger of plans and transfer of assets as provided for in this Appendix is made on the condition that subsection (a) of Section 11.5 of this Plan is satisfied.

11.5 Vesting.

(a) On and after the BKB Merger Effective Date, the BKB Account of a Participant who was previously a participant in the BKB Savings Plan shall be fully (100%) vested.

(b) On and after the BKB Merger Effective Date, the Company Basic Contributions Account under the Plan of a BKB Participant shall be fully (100%) vested at all times.

11.6 In-Service Withdrawals.

(a) Elective Contributions—Hardship. Amounts transferred to the Plan pursuant to this Article XI and held in the Elective Contributions Account (excluding investment earnings (if any) attributable to periods after December 31, 1988), may be withdrawn by the Participant in accordance with the provisions of Section 8.10 of this Plan.

(b) Other In-Service Withdrawals.

(i) Withdrawal After Reaching Age 59 1⁄2. Any Employee who has attained the age of 59 1⁄2 years may, upon written request to the Plan Administrator, withdraw from his or her Elective Contributions Account any amount attributable to Elective Contributions under the BKB Savings Plan that are transferred to the Plan, pursuant to Section 8.14 of this Plan.

(ii) Rollover Contribution Withdrawals. Any Employee may, upon written request to the Plan Administrator, withdraw from his or her Rollover Contributions Account any amount attributable to Rollover Contributions under the BKB Savings Plan that are transferred to the Plan, pursuant to Section 8.15 of this Plan.

11.7 Hours of Service. Effective as of the BKB Merger Effective Date, service with Southern Bakeries, Inc. shall be treated as service with an Employer for all purposes under this Plan, even though said service may have been rendered prior to the time when Southern Bakeries, Inc. became a member of the Controlled Group. This provision shall be effective for all employees of Southern Bakeries, Inc. who remained or became employed by any member of the Controlled Group as of the date Southern Bakeries, Inc. became a member of the Controlled Group. This provision shall not, however, be construed to permit participation in the Plan prior to the adoption thereof by the Employer in question and shall not be construed to permit ongoing, active participation in the Plan by any category of Employees of Southern Bakeries, Inc. who are excluded from participation in this Plan by the general terms of this Plan.

11.8 Special Rule for 2009 Required Minimum Distributions. Notwithstanding any provision of the BKB Savings Plan, a participant who would have been required to receive required minimum distributions for 2009 but for the enactment of Code § 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (i) equal to the 2009 RMDs or (ii) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the participant, the joint lives (or joint life expectancy) of the participant and the participant’s designated beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the participant or beneficiary affirmatively chooses to receive such distributions. Participants and beneficiaries described in the preceding sentence will have the opportunity to elect to receive or continue to receive the distributions described in the preceding sentence, if they wish to do so. In addition, notwithstanding any provision of the BKB Savings Plan relating to eligible rollover distributions, and solely for purposes of applying the direct rollover provisions of the BKB Savings Plan, certain additional distributions in 2009 will be treated as eligible rollover distributions. For purposes of the direct rollover provisions of the BKB Savings Plan, the following will also be treated as eligible rollover distributions in 2009: 2009 RMDs and Extended 2009 RMDs (both as defined in this Section 11.8).

APPENDIX XII

SPECIAL PROVISIONS REGARDING MERGER OF THE

TASTY BAKING COMPANY 401(k) AND

COMPANY FUNDED RETIREMENT PLAN WITH AND INTO THE PLAN

12.1 General Provisions. Effective as of January 1, 2013 (“Tasty Baking Merger Effective Date”), the Tasty Baking Company 401(k) and Company Funded Retirement Plan (“Tasty Baking Plan”) is merged with and into the Plan. The Plan shall, as of the Tasty Baking Merger Effective Date, assume all obligations of the Tasty Baking Plan and be responsible for payment of all vested benefits accrued under the terms and provisions of the Tasty Baking Plan for (i) participants participating in the Tasty Baking Plan immediately prior to the Tasty Baking Merger Effective Date, and (ii) former participants and beneficiaries with vested benefits under the Tasty Baking Plan immediately prior to the Tasty Baking Merger Effective Date whose account balances have not been fully distributed to them. Such participants and beneficiaries shall, as of the Tasty Baking Merger Effective Date, automatically become Participants in the Plan with respect to such account balances. The Plan shall provide for said payment of benefits with the assets transferred to the trust accompanying the Plan as set forth in Section 12.3 of this Appendix.

12.2 Accounting. The account balances of each participant in the Tasty Baking Plan shall be maintained in this Plan in accounts as follows:

(a) Amounts transferred attributable to “Salary Reduction Contributions” allocated to a Participant under the Tasty Baking Plan shall be held in the general “Elective Contributions Account” under Section 6.1(a) of this Plan.

(b) Amounts transferred attributable to after-tax Employee Contributions allocated to a Participant under the Tasty Baking Plan shall be held in the “Tasty Baking Employee After Tax Account” under Section 6.1(g) of this Plan.

(c) Amounts transferred attributable to employer Matching Contributions under the Tasty Baking Plan shall be held in a “Prior Tasty Baking 401(k) Match Account” under Section 6.1(h) of this Plan.

(d) Amounts transferred attributable to “Employer Non-Matching Pre 2007 Contributions” and “Funded Employee Retirement Contributions” allocated to a Participant under the Tasty Baking Plan shall be held in a “Prior Tasty Baking Non-Matching Company Contribution Account” under Section 6.1(i) of this Plan.

(e) Amounts transferred attributable to “Rollover Contributions” allocated to a Participant under the Tasty Baking Plan shall be held in the Participant’s Tasty Baking Rollover Contributions Account under Section 6.1(j) of this Plan.

(f) Amounts transferred attributable to “Roth elective deferrals” under the Tasty Baking Plan shall be held in a special segregated “Tasty Baking Prior Roth Basic Account” under Section 6.1(k) of this Plan.

All such accounts shall be collectively referred to in this Appendix XII as “Tasty Baking Accounts.”

12.3 Transfer of Plan Assets. Effective as of the Tasty Baking Merger Effective Date, the assets of the Tasty Baking Plan which are held by the trustee of the trust accompanying the Tasty Baking Plan shall become assets of the Plan, and shall be held by the Trustee under the provisions of the Plan and its accompanying Trust for the exclusive benefit of Participants and Beneficiaries under the Plan, including the provisions of this Appendix.

12.4 Conditions for Merger and Transfer. The merger of plans and transfer of assets as provided for in this Appendix is made on the condition that subsection (a) of Section 11.5 of the Plan is satisfied.

12.5 Vesting. On and after January 1, 2012, the Tasty Baking Account of a Participant who was previously a participant in the Tasty Baking Plan shall be fully (100%) vested.

12.6 In-Service Withdrawals.

(a) Amounts in a Participant’s Elective Contributions Account described in Section 12.2(b) of this Appendix XII (excluding investment earnings (if any) attributable to periods after December 31, 1988) may be withdrawn by the Participant in accordance with the provisions of Section 8.10 of this Plan.

(b) In addition, amounts in both a Participant’s Elective Contributions Account described in Section 12.2(b) of this Appendix XII and in the sub-account of the Participant’s Account under this Plan that holds Matching Elective Contributions under Section 6.1(b) of this Plan may be withdrawn by a Participant upon or after the Participant’s attainment of the age of 59 1⁄2.

(c) Amounts in the Participant’s Rollover Contributions Account under Section 6.1(f) of this Plan that are attributable to transfers from the Tasty Baking Plan under Section 12.2(e) of this Appendix XII may be withdrawn by the Participant in any amount up to the full remaining balance of such account in accordance with procedures to be specified by the Plan Administrator.

APPENDIX XIII

SPECIAL PROVISIONS REGARDING MERGER OF THE

F.R. LEPAGE BAKERY, INC. PROFIT SHARING, SAVINGS AND

RETIREMENT PLAN WITH AND INTO THE PLAN

13.1 General Provisions. Effective as of December 31, 2013 (“Lepage Plan Merger Effective Date”), the F.R. Lepage Bakery, Inc. Profit Sharing, Savings and Retirement Plan (“Lepage Plan”) is merged with and into the Plan. The Plan shall, as of the Lepage Plan Merger Effective Date, assume all obligations of the Lepage Plan and be responsible for payment of all vested benefits accrued under the terms and provisions of the Lepage Plan for (i) participants participating in the Lepage Plan immediately prior to the Lepage Plan Merger Effective Date, and (ii) former participants and beneficiaries with vested benefits under the Lepage Plan immediately prior to the Lepage Plan Merger Effective Date whose account balances have not been fully distributed to them. Such participants (“Lepage Participants”) and beneficiaries shall, as of the Lepage Plan Merger Effective Date, automatically become Participants in the Plan with respect to such account balances. The Plan shall provide for said payment of benefits with the assets transferred to the trust accompanying the Plan as set forth in Section 13.3 of this Appendix.

13.2 Accounting. The account balances of each participant in the Lepage Plan shall be maintained in this Plan in accounts as follows:

(a) Amounts transferred attributable to “Elective Deferrals” allocated to a Participant under the Lepage Plan shall be held in the general “Elective Contributions Account” under Section 6.1(a) of this Plan.

(b) Amounts transferred attributable to “Employer Match” and “Prior Employer Match” contributions under the Lepage Plan shall be held in a “Prior Lepage Employer Match Account” under Section 6.1(l) of this Plan.

(c) Amounts transferred attributable to “Employer Profit Sharing” and “Prior 2007 Profit Sharing” contributions allocated to a Participant under the Lepage Plan shall be held in a “Prior Lepage Profit Sharing Account” under Section 6.1(m) of this Plan.

(d) Amounts transferred attributable to “Supplemental Profit Sharing” contributions allocated to a Participant under the Lepage Plan shall be held in a “Prior Lepage Supplemental Profit Sharing Account” under Section 6.1(n) of this Plan.

(e) Amounts transferred attributable to “Rollover Contributions” allocated to a Participant under the Lepage Plan shall be held in the Participant’s Rollover Contributions Account under Section 6.1(c) of this Plan.

All such accounts shall be collectively referred to in this Appendix XIII as “Lepage Accounts.”

13.3 Transfer of Plan Assets. Effective as of the Lepage Merger Effective Date, the assets of the Lepage Plan which are held by the trustee of the trust accompanying the Lepage Plan shall become assets of the Plan, and shall be held by the Trustee under the provisions of the Plan and its accompanying Trust for the exclusive benefit of Participants and Beneficiaries under the Plan, including the provisions of this Appendix.

13.4 Conditions for Merger and Transfer. The merger of plans and transfer of assets as provided for in this Appendix is made on the condition that subsection (a) of Section 11.5 of the Plan is satisfied.

13.5 Special Vesting Rules. On and after January 1, 2014 the vested percentage of a Participant’s Prior Lepage Employer Match Account and the vested percentage of a Participant’s Prior Lepage Profit Sharing Account shall be no less than the vested percentage in the corresponding sub-account under the Lepage Plan immediately prior to the Lepage Plan Merger Effective Date. In addition, on and after January 1, 2014, the Lepage Accounts referred to in subsections (b), (c) and (d) of Section 13.2 of this Appendix XIII of a Participant who was previously a participant in the Lepage Plan shall be fully (100%) vested in accordance with the following:

(a) The Prior Lepage Employer Match Account (if not fully vested as of the Lepage Plan Merger Effective Date) shall be fully vested as of the earliest of the following dates:

(i) The date on which the Participant attains his Normal Retirement Age while still employed by the Employer;

(ii) The date when the Participant dies while still employed by the Employer;

(iii) The date when the Participant becomes Disabled while still employed by the Employer; or

(iv) The date when a Participant has been credited with 3 Years of Vesting Service.

(b) The Prior Lepage Profit Sharing Account (if not fully vested as of the Lepage Plan Merger Effective Date) shall be fully vested as of the earliest of the following dates:

(i) The date on which the Participant attains his Normal Retirement Age while still employed by the Employer;

(ii) The date when the Participant dies while still employed by the Employer;

(iii) The date when the Participant becomes Disabled while still employed by the Employer; or

(iv) The date when a Participant has been credited with 2 Years of Vesting Service.

(c) The Prior Lepage Supplemental Profit Sharing Account shall be at all times fully (100%) vested and nonforfeitable.

13.6 In-Service Withdrawals.

(a) Amounts in a Participant’s Prior Lepage Profit Sharing Contribution Account described in Section 13.2(c) of this Appendix XIII, in the Prior Lepage Employer Match Account described in Section 13.2(b) of this Appendix XIII, and in the Prior Lepage Supplemental Profit Sharing Account described in Section 13.2(d) of this Appendix XIII may be withdrawn by a Participant upon or after the Participant’s attainment of the age of 59 1⁄2 years.

(b) Amounts in the Participant’s Rollover Contributions Account under Section 6.1(f) of this Plan that are attributable to transfers from the Lepage Plan under Section 13.2(e) of this Appendix XIII may be withdrawn by the Participant in any amount up to the full remaining balance of such account in accordance with procedures to be specified by the Plan Administrator.

EXHIBIT A

TO

FLOWERS FOODS, INC. 401(K) RETIREMENT SAVINGS PLAN

[Reserved]

EXHIBIT B

TO

FLOWERS FOODS, INC. 401(K) RETIREMENT SAVINGS PLAN

As of April 1, 2001, no adopting Employer has a elected a different vesting schedule with respect to the Forfeitable Accounts of Participants employed by it pursuant to Sections 5.2(b)(ii) and 11.6 of the Plan.